Exhibit 10.18

EXECUTION VERSION

CONFIDENTIAL

May 27, 2016

Denali Holding Inc.

Denali Intermediate Inc.

Dell Inc.

One Dell Way

Round Rock, Texas 78682

Attention: Michael S. Dell

Project Epcot

Third Amended and Restated Facilities Commitment Letter

Ladies and Gentlemen:

You have advised Credit Suisse AG, Cayman Islands Branch (acting through such of its affiliates or branches as it deems appropriate “CS”), Credit Suisse Securities (USA) LLC (“CS Securities”), JPMorgan Chase Bank, N.A. (“JPM Chase”), J.P. Morgan Securities LLC (“JPMorgan”), Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Barclays Bank PLC (“Barclays”), Citi (as defined below), Goldman Sachs Bank USA (“Goldman”), Goldman Sachs Lending Partners LLC (“GSLP”), Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank AG Cayman Islands Branch (“DBCI”), Deutsche Bank Securities Inc. (“DBSI”), Royal Bank of Canada (“RBC”) and RBC Capital Markets1 (“RBCCM”, together with CS, CS Securities, JPM Chase, JPMorgan, Bank of America, Merrill Lynch, Barclays, Citi, Goldman, GSLP, DBNY, DBNY, DBSI, RBC and each other party set forth on Schedule I and Schedule II hereto, “we”, “us” or the “Commitment Parties”) that Denali Holding Inc., a corporation organized under the laws of the State of Delaware (“Buyer”), Denali Intermediate Inc., a corporation organized under the laws of the State of Delaware (“Holdings”) and Dell Inc., a corporation organized under the laws of the State of Delaware (the “Company”, collectively with Buyer and Holdings, “you”), each of which is controlled by Michael S. Dell (“MD”, collectively with his controlled entities, related estate planning and charitable trusts and vehicles and his family members, and upon MD’s death, his heirs, executors and/or administrators, in each case, who beneficially own shares of common stock or in the future beneficially own, directly or indirectly, shares of Buyer common stock, the “MD Investor”) and Silver Lake Partners and its affiliates (collectively, “Silver Lake”, and together with the MD Investor, the “Sponsor”), intend to consummate the Transactions described in the Transaction Description attached hereto as Exhibit A (the “Transaction Description”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Transaction Description, the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “Credit Facilities Term Sheet”), the Summary of Principal Terms and Conditions attached hereto as Exhibit C (the “Unsecured Bridge Term Sheet”), the Summary of Principal Terms and Conditions attached hereto as Exhibit D (the “Secured Bridge Term Sheet”, together with (i) the Unsecured Bridge Term Sheet, the “Bridge Term Sheets” and (ii) the Credit Facilities Term Sheet, the “Secured Term Sheets”), the Summary of Principal Terms and Conditions attached hereto as Exhibit E (the “Margin Bridge Term Sheet”) and the Summary of Principal Terms and Conditions attached hereto as Exhibit F (the “Verdite Note Term Sheet”, together with the Credit Facilities Term Sheet, the Bridge Term Sheets and the Margin Bridge Term Sheet, the “Term Sheets”; this third amended and restated

[1]	RBC Capital Markets is a brand name for capital markets activities of Royal Bank of Canada and its affiliates.

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commitment letter, the Transaction Description, the Term Sheets and the Summary of Additional Conditions attached hereto as Exhibit G, collectively, the “Commitment Letter”). For purposes of this Commitment Letter “Citi” shall mean Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the services contemplated herein. This Commitment Letter amends, restates and supersedes in its entirety that certain second amended and restated commitment letter (the “Second A&R Commitment Letter”) dated February 12, 2016, among the Commitment Parties and you, and such Second A&R Commitment Letter shall be of no further force or effect; provided that, notwithstanding anything to the contrary herein, (i) CS, CS Securities, JPM Chase, JPMorgan, Bank of America, Merrill Lynch, Barclays, Goldman, GSLP, DBNY, DBCI, DBSI and RBC shall be entitled to the benefits of the indemnification provisions of this Commitment Letter as if they were in effect on October 12, 2015 (the “Signing Date”), (ii) the other parties set forth on Schedule I hereto (other than Intesa Sanpaolo S.p.A., Commerzbank AG, New York Branch, Bank of China, New York Branch and UniCredit Bank AG, New York Branch) shall be entitled to the benefits of the indemnification provisions of this Commitment Letter as if they were in effect on November 25, 2015 and (iii) Intesa Sanpaolo S.p.A., Commerzbank AG, New York Branch and Bank of China, New York Branch shall be entitled to the benefits of the indemnification provisions of this Commitment Letter as if they were in effect on February 12, 2016 (the “Second Amendment and Restatement Date”).

For purposes of this Commitment Letter, the term (i) “Original Commitment Letter” shall mean that certain commitment letter dated October 12, 2015 among CS Securities, JPMorgan, Barclays, Citi, Goldman, Merrill Lynch, DBSI, RBC and you, (ii) “Original Fee Letter” shall mean that certain fee letter dated October 12, 2015 among CS Securities, JPMorgan, Barclays, Citi, Goldman, Merrill Lynch, DBSI, RBC and you, (iii) “A&R Commitment Letter” shall mean that certain amended and restated commitment letter dated November 25, 2015, among the Commitment Parties (other than Intesa Sanpaolo S.p.A, Commerzbank AG, New York Branch, Bank of China, New York Branch and UniCredit Bank AG, New York Branch) and you, (iv) “A&R Fee Letter” shall mean that certain amended and restated fee letter dated November 25, 2015, among the Commitment Parties (other than Intesa Sanpaolo S.p.A, Commerzbank AG, New York Branch, Bank of China, New York Branch and UniCredit Bank AG, New York Branch) and you and (v) “Second A&R Fee Letter” shall mean that certain second amended and restated fee letter dated February 12, 2016, among the Commitment Parties (other than UniCredit Bank AG, New York Branch).

1.	Commitments.

In connection with the Transactions, each of the Commitment Parties listed on Schedule I is pleased to advise you of its several, and not joint, commitment to provide the commitments set forth on Schedule I hereto (each initial lender of the Term Facilities, an “Initial Bank Term Lender”, each initial lender of the Revolving Facility, an “Initial Bank Revolving Lender”; collectively with the Initial Bank Term Lenders, the “Initial Bank Lenders”, each initial lender of the Unsecured Bridge Facility, an “Initial Unsecured Bridge Lender”, each initial lender of the Secured Bridge Facility, an “Initial Secured Bridge Lender”, collectively with the Initial Unsecured Bridge Lenders, the “Initial Bridge Lenders”, each initial lender of the Margin Bridge Facility, an “Initial Margin Bridge Lender”, each initial lender of the Verdite Note Bridge Facility, an “Initial Verdite Note Bridge Lender”; collectively with the Initial Bank Lenders, the Initial Bridge Lenders and the Initial Margin Bridge Lenders and any other initial lender that becomes a party hereto pursuant to the proviso at the end of the next succeeding paragraph is referred to herein, collectively, as the “Initial Lenders” or individually, as an “Initial Lender”.

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2.	Titles and Roles.

It is agreed that (i) each of CS Securities, JPMorgan, Bank of America (except with respect to the Bridge Facilities), Merrill Lynch (solely with respect to the Bridge Facilities), Barclays, Citi, Goldman, DBSI and RBCCM will act as a lead arranger for each of the Facilities (each in such capacity, a “Lead Arranger” and, collectively, the “Lead Arrangers”), (ii) each of CS Securities, JPMorgan, Bank of America (except with respect to the Bridge Facilities), Merrill Lynch (solely with respect to the Bridge Facilities), Barclays, Citi, Goldman, DBSI and RBCCM will act as a joint bookrunner for each of the Facilities (each in such capacity, a “Joint Bookrunner” and, collectively, the “Joint Bookrunners”), (iii) each of JPM Chase and CS will act as administrative agent and collateral agent for certain of the Credit Facilities as set forth in Exhibit B hereto (in such capacity, each a “Bank Administrative Agent”), (iv) an affiliate of a Lead Arranger appointed by the Company will act as administrative agent for the Unsecured Bridge Facility (in such capacity, the “Unsecured Bridge Administrative Agent”), (v) an affiliate of a Lead Arranger appointed by the Company will act as administrative agent and collateral agent for the Secured Bridge Facility (in such capacity, the “Secured Bridge Administrative Agent”, together with the Unsecured Bridge Administrative Agent, the “Bridge Administrative Agents”), (vi) an affiliate of a Lead Arranger appointed by the Company will act as administrative agent and collateral agent for the Margin Bridge Facility (in such capacity, the “Margin Bridge Administrative Agent”) and (vii) an affiliate of a Lead Arranger appointed by the Company will act as administrative agent and collateral agent for the Verdite Note Bridge Facility (in such capacity, the “Verdite Note Administrative Agent”, together with each Bank Administrative Agent, the Bridge Administrative Agents and the Margin Bridge Administrative Agent, the “Administrative Agents”). It is further agreed that each of CS Securities and JPMorgan (in alphabetical order) will act as global coordinators with respect to the Facilities. All other financial institutions and any Lead Arranger and/or Joint Bookrunner will be listed in customary fashion (as mutually agreed to by the Lead Arrangers as of the Signing Date on any Information Materials and other offering or marketing materials in respect of the Facilities. Except as set forth below, you agree that no other agents, co-agents, arrangers, co-arrangers, bookrunners, co bookrunners, managers or co-managers will be appointed, no other titles will be awarded and no compensation (other than compensation expressly contemplated by this Commitment Letter and the Fee Letter referred to below) will be paid by you or any of your affiliates to any Lender (as defined below) in order to obtain its commitment to participate in the Facilities unless you and the Majority Lead Arrangers (as defined below) shall so agree. Notwithstanding anything to the contrary herein, you and the Lead Arrangers may mutually agree to appoint one or more additional arrangers, agents, co-agents, managers or co-managers for any of the Facilities on terms and conditions and with titles and economics to be mutually agreed among you and the Lead Arrangers, upon the execution by such financial institution (and any relevant affiliate), you and the Lead Arrangers of customary joinder documentation reasonable acceptable to you and the Lead Arrangers and, thereafter, each such financial institution (and any relevant affiliate) shall constitute a “Commitment Party” hereunder and it or its relevant affiliate providing such commitment shall constitute an “Initial Lender” under such Facility hereunder).

3.	Syndication.

The Lead Arrangers reserve the right, prior to and/or after the Closing Date (as defined below), to syndicate all or a portion of the Initial Lenders’ respective commitments hereunder to a group of banks, financial institutions and other institutional lenders and investors identified by the Lead Arrangers in consultation with you and reasonably acceptable to the Lead Arrangers and you (your consent not to be unreasonably withheld or delayed), including, without limitation, any relationship lenders designated by you and reasonably acceptable to the Lead Arrangers (such banks, financial institutions and other institutional lenders and investors, together with the Initial Lenders, the “Lenders”). Notwithstanding the foregoing, the Lead Arrangers will not syndicate to those banks, financial institutions and other institutional lenders and investors (i) that have been separately identified in writing by you to the Lead

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Arrangers prior to the Signing Date (and, if after the Signing Date, that are reasonably acceptable to the Lead Arrangers holding a majority of the aggregate amount of outstanding financing commitments in respect of the Facilities on the Signing Date (the “Majority Lead Arrangers”)), (ii) those persons who are competitors of you, the Target and your and their respective subsidiaries that are separately identified in writing by you to us from time to time, and (iii) in the case of each of clauses (i) and (ii), any of their affiliates (other than bona fide debt fund affiliates) that are either (a) identified in writing by you from time to time or (b) clearly identifiable on the basis of such affiliate’s name (clauses (i), (ii) and (iii) above, collectively “Disqualified Lenders”).

Notwithstanding the Lead Arrangers’ right to syndicate the Facilities and receive commitments with respect thereto (but subject to Section 2 above), (i) no Initial Lender shall be relieved, released or novated from its obligations hereunder (including its obligation to fund the Facilities on the date of both the consummation of the Acquisition and the initial funding under any of the Term Facilities (the date of such consummation and funding, the “Closing Date”)) in connection with any syndication, assignment or participation of the Facilities, including its commitments in respect thereof, until after the initial funding of the Facilities on the Closing Date has occurred, (ii) no assignment or novation shall become effective with respect to all or any portion of any Initial Lender’s commitments in respect of the Facilities until after the initial funding of the Facilities (except in the case of the Bridge Facilities, to the extent Notes are issued in lieu thereof) and (iii) unless you otherwise agree in writing, each Commitment Party shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred. Notwithstanding anything to the contrary herein related to assignments, the parties hereby agree that Merrill Lynch may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement.

Without limiting your obligations to assist with the syndication efforts as set forth herein, it is understood that the Initial Lenders’ commitments hereunder are not conditioned upon the syndication of, or receipt of commitments in respect of, the Facilities and in no event shall the commencement or successful completion of syndication of the Facilities constitute a condition to the availability or funding of the Facilities on the Closing Date. The Lead Arrangers may commence syndication efforts promptly (taking into account the expected timing of the Acquisition) after your acceptance of the Original Commitment Letter and as part of their syndication efforts, it is their intent to have Lenders commit to the Facilities prior to the Closing Date (subject to the limitations set forth in the preceding paragraph). Until the earlier of (i) the date upon which a Successful Syndication (as defined in the Fee Letter referred to below) of the applicable Facilities is achieved and (ii) the 30th day following the Closing Date (such earlier date, the “Syndication Date”), you agree actively to assist the Lead Arrangers in completing a timely syndication that is reasonably satisfactory to us and you. Such assistance shall include, without limitation, (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships and the existing lending and investment banking relationships of you and the Sponsor and, to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Signing Date, the Target’s and its subsidiaries’ existing lending and investment banking relationships, (b) direct contact between senior management, certain representatives and certain advisors of you, on the one hand, and the proposed Lenders, on the other hand (and your using commercially reasonable efforts to arrange, to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Signing Date, such contact between senior management, certain representatives or certain advisors of the Target and its subsidiaries, on the one hand, and the proposed Lenders, on the other hand), in all such cases at times and locations to be mutually agreed upon, (c) your

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assistance (including the use of commercially reasonable efforts to cause, to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Signing Date, the Target and its subsidiaries to assist) in the preparation of the Information Materials (as defined below) and other customary offering and marketing materials to be used in connection with the syndication, (d) using your commercially reasonable efforts to procure, at your expense, prior to the launch of the general syndication of the Facilities, ratings for the Term Facilities and the Notes from each of Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), and a public corporate credit rating and a corporate family rating in respect of the Company after giving effect to the Transactions from each of S&P and Moody’s, respectively, (e) the hosting, with the Lead Arrangers, of a reasonable number of meetings to be mutually agreed upon of prospective Lenders at times and locations to be mutually agreed upon (and your using commercially reasonable efforts to cause to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Signing Date, the relevant senior officers of the Target to be available for such meetings) and (f) ensuring there being no competing issues, offerings, placements, arrangements or syndications of debt securities or syndicated commercial bank or other syndicated credit facilities by or on behalf of you or any of your subsidiaries, and after using your commercially reasonable efforts, to the extent practical, appropriate and reasonable and in all instances subject to, and not in contravention of, the terms of the Acquisition Agreement as in effect on the Signing Date, the Target or any of its subsidiaries, being offered, placed or arranged (other than (A) the Facilities, (B) the Notes or any indebtedness issued in lieu of the Notes, (C) any Takeout Margin Loan Debt and (D) any indebtedness of the Target and its subsidiaries permitted to be incurred or to remain outstanding on the Closing Date under the Acquisition Agreement) without the written consent of the Majority Lead Arrangers (such consent not to be unreasonably withheld or delayed), if such issuance, offering, placement or arrangement would materially and adversely impair the primary syndication of the Facilities or the offering of the Notes (it is understood that your, the Target’s and your and their subsidiaries’ deferred purchase price obligations, commercial paper, ordinary course working capital facilities and ordinary course capital lease, purchase money and equipment financings and any renewals of existing revolving credit or securitization facilities that mature prior to the Closing Date will not be deemed to materially and adversely impair the primary syndication of the Facilities). Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary, none of the obtaining of the ratings referenced above or the compliance with any of the other provisions set forth in this paragraph, including in any of clauses (a) through (f) above or the next succeeding paragraph, shall constitute a condition to the commitments hereunder or the funding of the Facilities on the Closing Date. Notwithstanding anything to the contrary in this Commitment Letter, it is acknowledged and agreed that nothing in this Commitment Letter shall require Buyer or Target to seek or obtain any information or assistance from Verdite or its subsidiaries in connection with this Commitment Letter or the Transactions except as expressly provided under, and otherwise not in violation of the Acquisition Agreement.

The Lead Arrangers, in their capacities as such, will manage, in consultation with you, all aspects of any syndication of the Facilities, including decisions as to the selection of institutions reasonably acceptable to you (your consent not to be unreasonably withheld or delayed) to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate (subject to your consent rights set forth in the third preceding paragraph and your rights of appointment set forth in the fourth preceding paragraph and excluding Disqualified Lenders), the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Lead Arrangers in their syndication efforts, you agree to promptly prepare and provide (and to use commercially reasonable efforts to cause, to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Signing Date, the Target and its subsidiaries to provide) to the Lead Arrangers customary information with respect to the Company, the Target and their respective subsidiaries and the Transactions set forth in clause (c) of the immediately

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preceding paragraph, the historical and pro forma financial information set forth in paragraphs 5 and 6 of Exhibit G and customary financial estimates, forecasts and other projections (such estimates, forecasts and other projections delivered to us by you, the “Projections”). For the avoidance of doubt, you will not be required to provide any information to the extent that the provision thereof would violate any law, rule or regulation, or any obligation of confidentiality binding upon (so long as such obligations are not entered into in contemplation of this Commitment Letter, the Second A&R Commitment Letter, the A&R Commitment Letter or the Original Commitment Letter), or waive any privilege that may be asserted by, you, the Target or any of your or their respective subsidiaries or affiliates (in which case you agree to use commercially reasonable efforts to have any such confidentiality obligation waived, and otherwise in all instances, to the extent practicable and not prohibited by applicable law, rule or regulation, promptly notify us that information is being withheld pursuant to this sentence). Notwithstanding anything herein to the contrary, the only financial statements that shall be required to be provided to the Commitment Parties in connection with the syndication of the Facilities shall be those required to be delivered pursuant to paragraphs 5 and 6 of Exhibit G.

You hereby acknowledge that (a) the Lead Arrangers will make available Projections and other customary offering and marketing material and presentations, including a customary confidential information memoranda to be used in connection with the syndication of the Facilities (the “Information Memorandum”) (such Projections, other offering and marketing material and the Information Memorandum, collectively, with the Term Sheets, the “Information Materials”) on a confidential basis to the proposed syndicate of Lenders by posting the Information Materials on Intralinks, Debt X, SyndTrak Online or by similar electronic means and (b) certain of the Lenders may be “public side” Lenders (i.e. Lenders that wish to receive only information that (i) is publicly available or (ii) is not material with respect to you, the Borrower, the Target or your or their respective subsidiaries or securities for purposes of United States federal and state securities laws) (collectively, the “Public Side Information”; any information that is not Public Side Information, “Private Side Information”)) and who may be engaged in investment and other market related activities with respect to you or the Target or your or the Target’s respective subsidiaries or securities) (each, a “Public Sider” and each Lender that is not a Public Sider, a “Private Sider”). You will be solely responsible for the contents of the Information Materials and each of the Commitment Parties shall be entitled to use and rely upon the information contained therein without responsibility for independent verification thereof.

You agree to assist (and to use commercially reasonable efforts to cause, to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Signing Date, the Target to assist) us in preparing an additional version of the Information Materials to be used in connection with the syndication of the Facilities that consists exclusively of Public Side Information with respect to you or the Target or your or the Target’s respective subsidiaries or securities to Public Siders. It is understood that in connection with your assistance described above, customary authorization letters (which shall (i) include a customary negative assurance representation and (ii) be in a form consistent with such letters delivered in connection with the Precedent Documentation) will be included in any Information Materials that authorize the distribution thereof to prospective Lenders, represent that the additional version of the Information Materials does not include any Private Side Information (other than information about the Transactions or the Facilities) and exculpate you, the Investors, the Target, the Borrower and us and our affiliates with respect to any liability related to the use of the contents of the Information Materials or related offering and marketing materials by the recipients thereof. Before distribution of any Information Materials you agree, at our reasonable request, to identify that portion of the Information Materials that may be distributed to the Public Siders as “Public Information”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof. By marking Information Materials as “PUBLIC”, you shall be deemed to have authorized the Commitment Parties and the proposed Lenders to treat such Information Materials as not containing any Private Side Information (it being understood that you shall not be under any obligation to mark the Information Materials “PUBLIC”). We will not make any materials not marked “PUBLIC” available to Public Siders.

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You acknowledge and agree that, subject to the confidentiality and other provisions of this Commitment Letter, the following documents, without limitation, may be distributed to both Private Siders and Public Siders, unless you advise the Lead Arrangers in writing (including by email) within a reasonable time prior to their intended distribution that such materials should only be distributed to Private Siders (provided that such materials have been provided to you and your counsel for review a reasonable period of time prior thereto): (a) administrative materials prepared by the Lead Arrangers for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda), (b) term sheets and notification of changes in the Facilities’ terms and conditions, (c) drafts and final versions of the Bank Documentation, the Unsecured Bridge Facility Documentation, the Secured Bridge Facility Documentation, the Margin Bridge Documentation and the Verdite Bridge Documentation (collectively, the “Facilities Documentation”) and (d) publicly filed financial statements of the Target and its subsidiaries (if any). If you advise us in writing (including by email), within a reasonable period of time prior to dissemination, that any of the foregoing should be distributed only to Private Siders, then Public Siders will not receive such materials without your prior consent.

4.	Information.

You hereby represent and warrant that (a) all written information and written data (such information and data, other than (i) the Projections and (ii) information of a general economic or industry specific nature, the “Information”) (in the case of Information regarding the Target and its subsidiaries and its and their respective businesses, to the best of your knowledge), that has been or will be made available to the Commitment Parties directly or indirectly by you, the Target or by any of your or its subsidiaries or representatives, in each case, on your behalf in connection with the transactions contemplated hereby, when taken as a whole, is or will be, when furnished, correct in all material respects and does not or will not, when furnished and when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time) and (b) the Projections that have been or will be made available to the Commitment Parties by you or by any of your subsidiaries or representatives, in each case, on your behalf in connection with the transactions contemplated hereby have been, or will be, prepared in good faith based upon assumptions that are believed by you to be reasonable at the time prepared and at the time the related Projections are so furnished to the Commitment Parties; it being understood that the Projections are as to future events and are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material. You agree that, if at any time prior to the later of the Closing Date and the Syndication Date, you become aware that any of the representations and warranties in the preceding sentence would be incorrect in any material respect if the Information and the Projections were being furnished, and such representations and warranties were being made, at such time, then you will (or, with respect to the Information and Projections relating to the Target and its subsidiaries, will use commercially reasonable efforts to) promptly supplement the Information and the Projections such that such representations and warranties are correct in all material respects under those circumstances (or, in the case of the Information relating to the Target and its subsidiaries and its and their respective businesses, to the best of your knowledge, such representations and warranties are correct in all material respects under those circumstances). In arranging and syndicating the Facilities, the Commitment Parties (i) will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof and (ii) assume no responsibility for the accuracy or completeness of the Information or the Projections.

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5.	Fees.

As consideration for the commitments of the Initial Lenders hereunder and for the agreement of the Commitment Parties to perform the services described herein, you agree to pay (or cause to be paid) the fees set forth in the Term Sheets and in the Third Amended and Restated Fee Letter dated the date hereof and delivered herewith with respect to the Facilities (the “Fee Letter”), if and to the extent payable. Once paid, such fees shall not be refundable under any circumstances, except as expressly set forth herein or therein or as otherwise separately agreed to in writing by you and us.

6.	Conditions.

The commitments of the Initial Lenders hereunder to fund the Facilities on the Closing Date and the agreements of the Lead Arrangers and the Joint Bookrunners to perform the services described herein are subject solely to (a) the applicable conditions set forth in the section entitled “Conditions to Initial Borrowing” in Exhibit B hereto, (b) the applicable conditions set forth in the section entitled “Conditions to Borrowing” in Exhibit C hereto, (c) the applicable conditions, if any, set forth in the section entitled “Conditions to Borrowing” in Exhibit D hereto, (d) the applicable conditions, if any, set forth in the section entitled “Conditions to Borrowing” in Exhibit E hereto, (e) the applicable conditions, if any, set forth in the section entitled “Conditions to Purchase” in Exhibit F hereto and (f) the applicable conditions set forth in Exhibit G hereto, and upon satisfaction (or waiver by the Lead Arrangers) of such conditions, the initial funding of the Facilities shall occur (except in the case of the Bridge Facilities, to the extent Notes are issued in lieu thereof); it being understood that there are no other conditions (implied or otherwise) to the commitments hereunder, including compliance with the terms of this Commitment Letter, the Fee Letter and the Facilities Documentation.

Notwithstanding anything to the contrary in this Commitment Letter (including each of the exhibits attached hereto), the Fee Letter, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations and warranties relating to you or the Target or your or their respective subsidiaries or businesses or otherwise, the accuracy of which shall be a condition to the availability of the Facilities on the Closing Date shall be (a) such of the representations made by the Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that you (or your affiliate) have the right (taking into account any applicable cure provisions) to terminate your (and/or its) obligations under the Acquisition Agreement or decline to consummate the Acquisition (in each case, in accordance with the terms thereof) as a result of a breach of such representations in the Acquisition Agreement (to such extent, the “Specified Acquisition Agreement Representations”) and (b) the Specified Representations (as defined below) and (ii) the terms of the Facilities Documentation shall be in a form such that they do not impair the availability of the Facilities on the Closing Date if the applicable conditions set forth in the section entitled “Conditions to Initial Borrowing” in Exhibit B hereto, the applicable conditions set forth in the section entitled “Conditions to Borrowing” in Exhibit C hereto, the applicable conditions set forth in the section entitled “Conditions to Borrowing” in Exhibit D hereto, the applicable conditions set forth in the section entitled “Conditions to Borrowing” in Exhibit E hereto, the applicable conditions set forth in the section entitled “Conditions to Purchase” in Exhibit F hereto and in Exhibit G hereto are satisfied (or waived by the Lead Arrangers) (provided that, to the extent any security interest in any Collateral (as such term is defined in the Secured Term Sheets, the Margin Bridge Term Sheet or the Verdite Note Term Sheet for the purposes of this paragraph) is not or cannot be provided and/or perfected on the Closing Date (other than the pledge and perfection of the security interests (1) in the certificated equity securities, if any, of the Target, the Borrower and any wholly owned U.S. domestic material subsidiaries of the

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Company or the Target (to the extent required by the Secured Term Sheets), (2) in other assets with respect to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code (including, without limitation, Uniform Commercial Code filings in respect of the Pledged Verdite Shares and the Verdite Notes) and (3) with respect to the Verdite Note Bridge Facility only, in the Verdite Notes (to the extent required by the Verdite Note Term Sheet); provided that any such certificated equity securities of the Target and such subsidiaries of the Target and the Verdite Notes will only be required to be delivered on the Closing Date to the extent received from the Target and so long as you have used commercially reasonable efforts to obtain them on the Closing Date) after your use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Facilities on the Closing Date, but instead shall be required to be delivered after the Closing Date pursuant to arrangements and timing to be mutually agreed by the Bank Administrative Agents and the Borrower acting reasonably, but no earlier than 90 days after the Closing Date (or such longer period as the Bank Administrative Agents may determine in their reasonable discretion). For purposes hereof, “Specified Representations” means, with respect to the Facilities the applicable representations and warranties of Holdings, the Company, the Target and the Borrower to be set forth in the Facilities Documentation relating to organizational existence of Holdings, the Company, the Target and the Borrower; power and authority, due authorization, execution, delivery and enforceability, in each case, related to, the entering into, borrowing under, guaranteeing under, performance of, and granting of security interests in the Collateral pursuant to, the applicable Facilities Documentation; solvency as of the Closing Date (after giving effect to the Transactions) of the Company and its subsidiaries on a consolidated basis (solvency to be defined in a manner consistent with the manner in which solvency is determined in the solvency certificate to be delivered pursuant to Exhibit G); Federal Reserve margin regulations; the use of the proceeds of the Facilities not violating the Patriot Act, OFAC or FCPA; the Investment Company Act; the incurrence of the loans to be made under the Facilities and the provision of the Guarantees, in each case under such Facilities, and the granting of the security interests in the Collateral to secure the applicable Facilities, and the entering into of the applicable Facilities Documentation, do not conflict with the organizational documents of Holdings, the Company, the Target or the Borrower; and, subject to the proviso in clause (ii) of the immediately preceding sentence, creation, validity and perfection of security interests in the Collateral. This paragraph, and the provisions herein, shall be referred to as the “Limited Conditionality Provisions”.

7.	Indemnity.

To induce the Commitment Parties to enter into this Commitment Letter and the Fee Letter and to proceed with the Facilities Documentation, you agree (a) to indemnify and hold harmless each Commitment Party, its respective affiliates and the respective officers, directors, employees, agents, controlling persons, advisors and other representatives of each of the foregoing and their successors and permitted assigns (other than Lenders that are not Initial Lenders) (each, an “Indemnified Person”), from and against any and all losses, claims, damages and liabilities of any kind or nature and reasonable and documented or invoiced out-of-pocket fees and expenses, joint or several, to which any such Indemnified Person may become subject to the extent arising out of, resulting from, or in connection with any actual or threatened claim, litigation, investigation or proceeding (including any inquiry or investigation) in connection with this Commitment Letter (including the Term Sheets), the Fee Letter, the Original Commitment Letter (including the Term Sheets therein), the Second A&R Commitment Letter (including the Term Sheets therein), the Second A&R Fee Letter, the A&R Commitment Letter (including the Term Sheets therein), the A&R Fee Letter, the Original Fee Letter, the Transactions or any related transaction contemplated hereby or thereby, the Facilities or any use of the proceeds thereof (any of the foregoing, a “Proceeding”), regardless of whether any such Indemnified Person is a party thereto, whether or not such Proceedings are brought by you, your equity holders, affiliates or creditors or any other third person, and to promptly reimburse after receipt of a written request, each such Indemnified Person for any reasonable

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and documented or invoiced out-of-pocket legal fees and expenses incurred in connection with investigating or defending any of the foregoing by one firm of counsel for all such Indemnified Persons, taken as a whole and, if necessary, by a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnified Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies you of the existence of such conflict and thereafter retains its own counsel, by another firm of counsel for such affected Indemnified Person) or other reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigating, responding to, or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent that they have resulted from (i) the willful misconduct, bad faith or gross negligence of such Indemnified Person or any Related Indemnified Person (as defined below) (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach of the obligations of such Indemnified Person or any Related Indemnified Person under this Commitment Letter, the Fee Letter, the Second A&R Commitment Letter, the A&R Commitment Letter, the Original Commitment Letter, the Second A&R Fee Letter, the A&R Fee Letter or the Original Fee Letter (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any Proceeding solely between or among Indemnified Persons not arising from any act or omission by you or any of your affiliates; provided that the Administrative Agents and the Commitment Parties to the extent fulfilling their respective roles as an agent or arranger under the Facilities and in their capacities as such, shall remain indemnified in such Proceedings to the extent that none of the exceptions set forth in any of clauses (i) or (ii) of the immediately preceding proviso apply to such person at such time and (b) to the extent that the Closing Date occurs, to reimburse each Commitment Party from time to time, upon presentation of a summary statement, for all reasonable and documented or invoiced out-of-pocket expenses (including but not limited to expenses of each Commitment Party’s consultants’ fees (to the extent any such consultant has been retained with your prior written consent (not to be unreasonably withheld or delayed)), syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel to the Commitment Parties, the Lead Arrangers, the Joint Bookrunners and the Administrative Agents identified in the Term Sheets (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict informs you of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnified Person), and, if necessary, of a single firm of local counsel to the Commitment Parties in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) and of such other counsel retained with your prior written consent (not to be unreasonably withheld or delayed)), in each case incurred in connection with the Facilities and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letter, the Second A&R Commitment Letter, the A&R Commitment Letter, the Original Commitment Letter, the Second A&R Fee Letter, the A&R Fee Letter, the Original Fee Letter, the Facilities Documentation and any security arrangements in connection therewith (collectively, the “Expenses”). You acknowledge that we may receive a future benefit on matters unrelated to this matter, including, without limitation, discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with us, including without limitation fees paid pursuant hereto (it being understood and agreed that, in no event, shall the Expenses include items in respect of any unrelated matter or otherwise be increased as a result of such counsel’s representation of us on another matter or on account or our relationship with such counsel). The foregoing provisions in this paragraph shall be superseded, in each case, to the extent covered thereby by the applicable provisions contained in the Facilities Documentation upon execution thereof and thereafter shall have no further force and effect.

Notwithstanding any other provision of this Commitment Letter, (i) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the

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extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any Related Indemnified Person (as determined by a court of competent jurisdiction in a final and non-appealable decision) and (ii) none of you (or any of your subsidiaries), the Investors (or any of their respective affiliates), the Target (or any of its subsidiaries) or any Indemnified Person shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) in connection with this Commitment Letter, the Fee Letter, the Transactions (including the Facilities and the use of proceeds thereunder), or with respect to any activities related to the Facilities, including the preparation of this Commitment Letter, the Fee Letter and the Facilities Documentation; provided that nothing in this paragraph shall limit your indemnity and reimbursement obligations to the extent that such indirect, special, punitive or consequential damages are included in any claim by a third party with respect to which the applicable Indemnified Party is entitled to indemnification under the first paragraph of this Section 7.

You shall not be liable for any settlement of any Proceeding effected without your written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with your written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction for the plaintiff in any such Proceeding, you agree to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and reasonable and documented legal or other out-of-pocket expenses by reason of such settlement or judgment in accordance with and to the extent provided in the other provisions of this Section 7. It is further agreed that the Commitment Parties shall be severally liable in respect of their commitments to the Facilities, on a several, and not joint basis with any other Lender.

You shall not, without the prior written consent of any Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed) (it being understood that the withholding of consent due to non-satisfaction of any of the conditions described in clauses (i), (ii) and (iii) of this sentence shall be deemed reasonable), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability or claims that are the subject matter of such proceedings, (ii) does not include any statement as to or any admission of fault, culpability, wrong doing or a failure to act by or on behalf of any Indemnified Person and (iii) contains customary confidentiality provisions with respect to the terms of such settlement. Each Indemnified Person shall be severally obligated to refund or return any and all amounts paid by you under this Section 7 to the extent such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

“Related Indemnified Person” of an Indemnified Person means (1) any controlling person or any affiliate of such Indemnified Person, (2) the respective directors, officers, or employees of such Indemnified Person or any of its controlling persons or any of its affiliates and (3) the respective agents, advisors and representatives of such Indemnified Person or any of its controlling persons or any of its affiliates, in the case of this clause (3), acting at the instructions of such Indemnified Person, controlling person or such affiliate (it being understood and agreed that any agent, advisor or representative of such Indemnified Person or any of its controlling persons or any of its affiliates engaged to represent or otherwise advise such Indemnified Person, controlling person or affiliate in connection with the Transactions shall be deemed to be acting at the instruction of such person).

8.	Sharing of Information, Absence of Fiduciary Relationships, Affiliate Activities.

You acknowledge that the Commitment Parties and their respective affiliates may be providing debt financing, equity capital or other services (including, without limitation, financial advisory services)

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to other persons in respect of which you, the Investors, the Target and your and their respective subsidiaries and affiliates may have conflicting interests regarding the transactions described herein and otherwise. The Commitment Parties and their respective affiliates will not use confidential information obtained from you, the Target or any of your or their respective subsidiaries or affiliates by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you, the Target or any of your or their respective subsidiaries or affiliates in connection with the performance by them or their affiliates of services for other persons, and the Commitment Parties and their respective affiliates will not furnish any such information to other persons, except to the extent permitted below. You also acknowledge that the Commitment Parties and their respective affiliates do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, the Target or any of your or their respective subsidiaries or affiliates confidential information obtained by them from other persons.

As you know, the Commitment Parties and their respective affiliates are full service securities firms engaged, either directly or through their affiliates, in various activities, including securities trading, commodities trading, investment management, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Commitment Parties and their respective affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of you (and your affiliates), the Target (and its affiliates), the Target’s and your respective customers or competitors and other companies which may be the subject of the arrangements contemplated by this Commitment Letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities. The Commitment Parties and their respective affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of you (and your affiliates), the Borrower, the Target (and its affiliates) or other companies which may be the subject of the arrangements contemplated by this Commitment Letter or engage in commodities or other trading with any thereof.

The Commitment Parties and their respective affiliates may have economic interests that conflict with those of the Target, you and the Borrower and your and their respective subsidiaries and affiliates and are under no obligation to disclose any conflicting interest to you, the Target and the Borrower and your and their respective subsidiaries and affiliates. You agree that each Commitment Party will act under this Commitment Letter as an independent contractor and that nothing in this Commitment Letter or the Fee Letter will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between such Commitment Party and its respective affiliates, on the one hand, and you, the Borrower and the Target, your and their respective equity holders or your and their respective subsidiaries and affiliates, on the other hand. You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter and the Fee Letter are arm’s-length commercial transactions between the Commitment Parties and their respective affiliates, on the one hand, and you, on the other, (ii) in connection therewith and with the process leading to such transaction each Commitment Party and its applicable affiliates (as the case may be) are acting solely as principals and not as agents or fiduciaries of you, the Borrower, the Target, your and their respective management, equity holders, creditors, subsidiaries, affiliates or any other person, (iii) each Commitment Party and its applicable affiliates (as the case may be) have not assumed an advisory or fiduciary responsibility or any other obligation in favor of you, the Target, the Borrower or your or their respective affiliates with respect to the financing transactions contemplated hereby, the exercise of the remedies with respect thereto or the process leading thereto (irrespective of whether such Commitment Party or any of its affiliates has advised or is currently advising you, the Borrower, or the Target or any of your or their respective affiliates on other matters) and no Commitment Party has any obligation to you, the Target, the Borrower or your or their respective affiliates with respect to the transactions contemplated hereby except the obligations expressly set forth in

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this Commitment Letter and the Fee Letter and (iv) the Commitment Parties and their respective affiliates have not provided any legal, accounting, regulatory or tax advice and you have consulted your own legal and financial advisors to the extent you deemed appropriate.

You further acknowledge and agree that you are responsible for making your own independent judgment with respect to such transactions and the process leading thereto. You agree that you will not claim that the Commitment Parties or their applicable affiliates, as the case may be, have rendered advisory services of any nature or respect, or owe a fiduciary, agency or similar duty to you or your affiliates, in connection with such transactions or the process leading thereto.

Furthermore, without limiting any provision set forth herein, you waive, to the fullest extent permitted by law, any claims you may have against us or our affiliates for breach of fiduciary duty or alleged breach of fiduciary duty and agree that we and our affiliates shall have no liability (whether direct or indirect) to you in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.

In addition, please note that certain Commitment Parties (or its affiliates) have been retained by you as a financial advisor (in such capacities, the “Financial Advisors”) in connection with the Acquisition. You agree to such retention, and further agree not to assert any claim you might allege based on any actual or potential conflicts of interest that might be asserted to arise or result primarily from, on the one hand, the engagement of the Financial Advisors, and on the other hand, our and our affiliates’ relationships with you as described and referred to herein.

9.	Confidentiality.

You agree that you will not disclose, directly or indirectly, the Fee Letter, the Second A&R Fee Letter, the A&R Fee Letter or the Original Fee Letter or the contents thereof or, prior to your acceptance hereof, this Commitment Letter, the Term Sheets, the other exhibits and attachments hereto or the contents of each thereof, or the activities of any Commitment Party pursuant hereto or thereto, to any person or entity without prior written approval of the Lead Arrangers (such approval not to be unreasonably withheld, delayed or conditioned), except (a) to the Investors and to your and any of your or the Investors’ affiliates and your and their respective officers, directors, employees, agents, attorneys, accountants, advisors, controlling persons and equity holders and to actual and potential co-investors who are informed of the confidential nature thereof, on a confidential and need-to-know basis, (b) if the Lead Arrangers consent in writing to such proposed disclosure or (c) pursuant to an order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process or to the extent requested or required by governmental and/or regulatory authorities, in each case based on the reasonable advice of your legal counsel (in which case you agree, to the extent practicable and not prohibited by applicable law, rule or regulation, to inform us promptly thereof prior to disclosure); provided that (i) you may disclose this Commitment Letter (but not the Fee Letter, the Second A&R Fee Letter, the A&R Fee Letter or the Original Fee Letter or the contents thereof) and the contents hereof to the Target, its subsidiaries and its and their respective officers, directors, employees, agents, attorneys, accountants, advisors and controlling persons, on a confidential and need-to-know basis, (ii) you may disclose the Commitment Letter and its contents (including the Term Sheets and other exhibits and attachments hereto) (but not the Fee Letter, the Second A&R Fee Letter, the A&R Fee Letter or the Original Fee Letter or the contents thereof) in any syndication or other marketing materials in connection with the Facilities (including the Information Materials), in any offering memorandum relating to the Notes or in connection with any public or regulatory filing requirement relating to the Transactions, (iii) you may disclose the Term Sheets and other exhibits and attachments to the Commitment Letter, and the contents thereof, to potential Lenders and to rating agencies in connection with obtaining ratings for the Company, the Term Facilities

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and/or the Notes, (iv) you may disclose the aggregate fee amount contained in the Fee Letter, the Second A&R Fee Letter, the A&R Fee Letter or the Original Fee Letter as part of Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transactions to the extent customary or required in offering and marketing materials for the Facilities or the Notes or in any public or regulatory filing requirement relating to the Transactions (and only to the extent aggregated with all other fees and expenses of the Transactions and not presented as an individual line item unless required by applicable law, rule or regulation) or any offering or private placement of the Notes and (v) if the fee amounts payable pursuant to the Fee Letter, the Second A&R Fee Letter, the A&R Fee Letter or the Original Fee Letter, the economic terms of the “Term Facilities Market Flex Provisions”, “Unsecured Securities Demand Provisions” and the “Unsecured Total Cap” in the Fee Letter, the Second A&R Fee Letter, the A&R Fee Letter or the Original Fee Letter, and such other portions as mutually agreed have been redacted in a manner reasonably agreed by the Lead Arrangers (including the portions thereof addressing fees payable to the Commitment Parties and/or the Lenders), you may disclose the Fee Letter, the Second A&R Fee Letter, the A&R Fee Letter and the Original Fee Letter and the contents thereof to the Target, its subsidiaries and its and their respective officers, directors, employees, agents, attorneys, accountants, advisors and controlling persons, on a confidential and need-to-know basis.

Each Commitment Party and its affiliates will use all non-public information provided to any of them or such affiliates by or on behalf of you hereunder or in connection with the Acquisition and the related Transactions solely for the purpose of providing the services which are the subject of this Commitment Letter and negotiating, evaluating and consummating the transactions contemplated hereby and shall treat confidentially all such information and shall not publish, disclose or otherwise divulge, such information; provided that nothing herein shall prevent such Commitment Party and its affiliates from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process based on the reasonable advice of counsel (in which case such Commitment Party agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform you promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction, or purporting to have jurisdiction over, such Commitment Party or any of its affiliates (in which case such Commitment Party agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform you promptly thereof prior to disclosure), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Commitment Party or any of its Related Parties (as defined below) in violation of any confidentiality obligations owing to you, the Investors, Buyer, the Target or any of your or their respective subsidiaries, (d) to the extent that such information is or was received by such Commitment Party or any of its Related Parties from a third party that is not, to such Commitment Party’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to you, the Investors, Buyer, the Target or any of your or their respective subsidiaries, (e) to the extent that such information is independently developed by such Commitment Party or any of its Related Parties without the use of any confidential information, (f) to such Commitment Party’s affiliates and to its and their respective employees, legal counsel, independent auditors, rating agencies, professionals and other experts or agents who need to know such information in connection with the Transactions and who are informed of the confidential nature of such information and who are subject to customary confidentiality obligations and who have been advised of their obligation to keep information of this type confidential (with each such Commitment Party, to the extent within its control, responsible for such person’s compliance with this paragraph) this clause (f), collectively, the “Related Parties”), (g) to potential or prospective Lenders, hedge providers, participants or assignees, (h) for purposes of establishing a “due

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diligence” defense, (i) to the extent you consent in writing to any specific disclosure or (j) to the extent such information was already in such Commitment Party’s possession prior to any duty or other understanding of confidentiality entered into in connection with the Transactions; provided that for purposes of clause (g) above, (i) the disclosure of any such information to any Lenders, hedge providers, participants or assignees or prospective Lenders, hedge providers, participants or assignees referred to above shall be made subject to the acknowledgment and acceptance by such Lender, hedge provider, participant or assignee or prospective Lender, hedge provider, participant or assignee that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and such Commitment Party, including, without limitation, as agreed in any Information Materials or other marketing materials) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such information and (ii) no such disclosure shall be made by such Commitment Party to any person that is at such time a Disqualified Lender. In the event that the Facilities are funded, the Commitment Parties’ and their respective affiliates’, if any, obligations under this paragraph shall terminate automatically and be superseded by the confidentiality provisions in the Facilities Documentation upon the initial funding thereunder to the extent that such provisions are binding on such Commitment Parties.

The confidentiality provisions set forth in this Section 9 shall survive the termination of this Commitment Letter and expire and shall be of no further effect after the second anniversary of the Signing Date.

10.	Miscellaneous.

This Commitment Letter and the commitments hereunder shall not be assignable by any party hereto (other than (i) by you to (a) the Borrower on the Closing Date or (b) a U.S. domestically organized entity, in each case, so long as such entity is, or will be, controlled by you or the Investors after giving effect to the Transactions and shall (directly or indirectly through one or more wholly-owned subsidiaries) own the Target, the Borrower and the Company and agrees to be bound by the terms hereof and the Fee Letter or (ii) subject to the second paragraph of Section 3, by the Initial Lenders in connection with the syndication of the Facilities) without the prior written consent of each other party hereto (such consent not to be unreasonably withheld, conditioned or delayed) (and any attempted assignment without such consent shall be null and void). Notwithstanding anything else to the contrary herein, (i) Goldman Bank and GSLP shall be permitted to assign their respective its commitments and agreements hereunder, in whole or in part, to GSLP or Goldman Bank (respectively) or another banking affiliate, thereby relieving Goldman Bank and/or GSLP (as applicable) of its commitments and agreements hereunder and (ii) any reduction of the commitments of Goldman, GSLP or a banking affiliate pursuant to the terms of this Commitment Letter may be allocated on a non-pro rata basis amongst them. Except as contemplated by Section 2 hereof, this Commitment Letter and the commitments hereunder are intended to be solely for the benefit of the parties hereto (and Indemnified Persons) and do not and are not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons to the extent expressly set forth herein). Subject to the limitations set forth in Section 3 above, each Commitment Party reserves the right to employ the services of its respective affiliates or branches in providing services contemplated hereby and to allocate, in whole or in part, to their affiliates or branches certain fees payable to such Commitment Party in such manner as such Commitment Party and its respective affiliates or branches may agree in their sole discretion and, to the extent so employed, such affiliates and branches shall be entitled to the benefits and protections afforded to, and subject to the provisions governing the conduct of, such Commitment Party hereunder. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the Commitment Parties and you. This Commitment Letter may be executed in any number of

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counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter (including the exhibits hereto), together with the Fee Letter, (i) are the only agreements that have been entered into among the parties hereto with respect to the Facilities and (ii) supersede all prior understandings (including the A&R Commitment Letter, the Second A&R Commitment Letter, the Original Commitment Letter, the Second A&R Fee Letter, the A&R Fee Letter and the Original Fee Letter), whether written or oral, among us with respect to the Facilities and sets forth the entire understanding of the parties hereto with respect thereto. THIS COMMITMENT LETTER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER, OR RELATED TO, THIS COMMITMENT LETTER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; provided that, notwithstanding the foregoing, it is understood and agreed that (a) the interpretation of the definition of “Material Adverse Effect” (as defined in Exhibit G) (and whether or not a Material Adverse Effect has occurred), (b) the determination of the accuracy of any Specified Acquisition Agreement Representation and whether as a result of any inaccuracy thereof you (or your affiliate) have the right (taking into account any applicable cure provisions) to terminate your obligations under the Acquisition Agreement or decline to consummate the Acquisition and (c) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement, in each case shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Any Commitment Party may, in consultation with you, place customary advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of customary information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, in each case, after the Closing Date, in the form of “tombstone” or otherwise describing the name of the Borrower and the amount, type and closing date of the Transactions, all at the expense of such Joint Bookrunner.

Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Facilities Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the commitments provided hereunder are subject solely to conditions precedent described in the first paragraph of Section 6 of this Commitment Letter.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest

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extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any New York State or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to you or us at the addresses set forth above shall be effective service of process for any suit, action or proceeding brought in any such court.

We hereby notify you that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each of us and each of the Lenders may be required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information may include their names, addresses, tax identification numbers and other information that will allow each of us and the Lenders to identify the Borrower, the Target, Holdings and the Guarantors in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for each of us and the Lenders. You hereby acknowledge and agree that the Lead Arrangers shall be permitted to share any and all such information with the Lenders.

The indemnification, compensation (if applicable), reimbursement (if applicable), syndication, jurisdiction, governing law, venue, waiver of jury trial and confidentiality provisions contained herein and in the Fee Letter and the provisions of Section 8 of this Commitment Letter shall remain in full force and effect regardless of whether Facilities Documentation shall be executed and delivered and notwithstanding the termination or expiration of this Commitment Letter or the Initial Lenders’ commitments hereunder; provided that your obligations under this Commitment Letter (except as specifically set forth in the third through seventh paragraphs of Section 3 and the penultimate sentence of Section 4, and other than your obligations with respect to the confidentiality of the Fee Letter, the Second A&R Fee Letter, the A&R Fee Letter and the Original Fee Letter and the contents thereof) shall automatically terminate and be superseded by the provisions of the Facilities Documentation upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time. You may terminate this Commitment Letter and/or the Initial Lenders’ commitments with respect to any of the Facilities (or any portion thereof, including on a non-pro rata basis across the Facilities) hereunder at any time subject to the provisions of the preceding sentence (any such commitment termination shall reduce the commitments of each Initial Lender on a pro rata basis based on their respective commitments to the relevant Facility as of the date hereof).

Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

Upon execution and delivery of this Commitment Letter and the Fee Letter, we agree to hold our commitment to provide the Facilities and our other undertakings in connection therewith available for you until the earliest of (i) after execution of the Acquisition Agreement and prior to the consummation of the Transactions, the termination of the Acquisition Agreement by you in a signed writing in accordance with its terms, (ii) the consummation of the Acquisition without the funding of the Facilities and (iii) 11:59 p.m., New York City time on December 16, 2016 (such earliest time, the “Expiration Date”). Upon the occurrence of any of the events referred to in the preceding sentence, this Commitment Letter and the commitments of the Commitment Parties hereunder and the agreement of the Commitment Parties to provide the services described herein shall automatically terminate unless the Commitment Parties shall, in their sole discretion, agree to an extension in writing.

17

Accepted and agreed to as of the date first written above:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Judith Smith
Name:	Judith Smith
Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
Name:	D. Andrew Maletta
Title:	Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Thomas Davidov
Name:	Thomas Davidov
Title:	Managing Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Bruce S. Borden
Name:	Bruce S. Borden
Title:	Executive Director

J.P. MORGAN SECURITIES LLC.

By:	/s/ Ray Kapadia
Name:	Ray Kapadia
Title:	Managing Director

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

BARCLAYS BANK PLC

By:	/s/ Robert Chen
Name:	Robert Chen
Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Robert Chen
Name:	Robert Chen
Title:	Managing Director

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Thomas Cole
Name:	Thomas Cole
Title:	Managing Director

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

GOLDMAN SACHS BANK USA

By:	/s/ Robert Ehudin
Name:	Robert Ehudin
Title:	Authorized Signatory

GOLDMAN SACHS LENDING PARTNERS

By:	/s/ Robert Ehudin
Name:	Robert Ehudin
Title:	Authorized Signatory

GOLDMAN, SACHS & CO.

By:	/s/ Charles D. Johnston
Name:	Charles D. Johnston
Title:	Authorized Signatory

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Caroline Kim
Name:	Caroline Kim
Title:	Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Caroline Kim
Name:	Caroline Kim
Title:	Director

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Ian Dorrington
Name:	Ian Dorrington
Title:	Managing Director

By:	/s/ Nicholas Hayes
Name:	Nicholas Hayes
Title:	Managing Director

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By:	/s/ Ian Dorrington
Name:	Ian Dorrington
Title:	Managing Director

By:	/s/ Nicholas Hayes
Name:	Nicholas Hayes
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ian Dorrington
Name:	Ian Dorrington
Title:	Managing Director

By:	/s/ Nicholas Hayes
Name:	Nicholas Hayes
Title:	Managing Director

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

ROYAL BANK OF CANADA

By:	/s/ James S. Wolfe
Name:	James S. Wolfe
Title:	Managing Director
Head of Global Leveraged Finance

RBC CAPITAL MARKETS, LLC

By:	/s/ James S. Wolfe
Name:	James S. Wolfe
Title:	Managing Director
Head of Global Leveraged Finance

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Robert Grillo
Name:	Robert Grillo
Title:	Director

ANZ SECURITIES, INC.

By:	/s/ Charles Lachman
Name:	Charles Lachman
Title:	President

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

By:	/s/ Brian Crowley
Name:	Brian Crowley
Title:	Managing Director

By:	/s/ Cara Younger
Name:	Cara Younger
Title:	Director

BBVA SECURITIES INC.

By:	/s/ David Barcus
Name:	David Barcus
Title:	Executive Director

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

BNP PARIBAS

By:	/s/ Andrew Shapiro
Name:	Andrew Shapiro
Title:	Managing Director

By:	/s/ Brendan Heneghan
Name:	Brendan Heneghan
Title:	Director

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

BNP PARIBAS SECURITIES CORP.

By:	/s/ Nicolas Rabier
Name:	Nicolas RABIER
Title:	Managing Director

By:	/s/ Julien Pecoud-Bouvet
Name:	Julien PECOUD-BOUVET
Title:	Vice President

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

CITIZENS BANK, N.A.

By:	/s/ David C. Kilpatrick
Name:	David C. Kilpatrick
Title:	Director

RBS SECURITIES INC.

By:	/s/ Jeffrey Orr
Name:	Jeffrey Orr
Title:	Managing Director

FIFTH THIRD BANK

By:	/s/ Colin Murphy
Name:	Colin Murphy
Title:	Director

FIFTH THIRD SECURITIES, INC.

By:	/s/ Michael Brothers
Name:	Michael Brothers
Title:	Managing Director

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Michael Bieber
Name:	Michael Bieber
Title:	Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Michael Bieber
Name:	Michael Bieber
Title:	Managing Director

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

MIZUHO BANK, LTD.

By:	/s/ Bertram H. Tang
Name:	Bertram H. Tang
Title:	Authorized Signatory

MIZUHO SECURITIES USA INC.

By:	/s/ Andrew Rothstein
Name:	Andrew Rothstein
Title:	Managing Director

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

THE BANK OF TOKYO – MISUBISHI UFJ, LTD.

By:	/s/ Lillian Kim
Name:	Lillian Kim
Title:	Director

MUFG UNION BANK, N.A.

By:	/s/ Lillian Kim
Name:	Lillian Kim
Title:	Director

MITSUBISHI UFJ SECURITIES (USA), INC.

By:	/s/ James Gorman
Name:	James Gorman
Title:	Managing Director

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:	/s/ Lee Olive
Name:	Lee Olive
Title:	Managing Director

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ Lee Olive
Name:	Lee Olive
Title:	Managing Director

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Madeline L. Moran
Name:	Madeline L. Moran
Title:	Assistant Vice President

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

BANCO SANTANDER, S.A.

By:	/s/ Federico Robin Delfino
Name:	Federico Robin Delfino
Title:	Senior Vice President

By:	/s/ Paloma Garcia Castro
Name:	Paloma Garcia Castro
Title:	Associate

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

SANTANDER BANK, N.A.

By:	/s/ William Maag
Name:	William Maag
Title:	Managing Director

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ Ryan Grady
Name:	Ryan Grady
Title:	Managing Director

By:	/s/ Kaitlin Howard
Name:	Kaitlin Howard
Title:	Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ Eugene Dempsey
Name:	Eugene Dempsey
Title:	Director

SCOTIA CAPITAL (USA) INC.

By:	/s/ Paul McKeown
Name:	Paul McKeown
Title:	Managing Director

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

SOCIÉTÉ GÉNÉRALE.

By:	/s/ Alexandre Huet
Name:	Alexandre Huet
Title:	Managing Director

SG AMERICAS SECURITIES, LLC

By:	/s/ Michael Finkelman
Name:	Michael Finkelman
Title:	Managing Director

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

STANDARD CHARTERED BANK

By:	/s/ Steven Aloupis
Name:	Steven Aloupis A2388
Title:	Managing Director
Capital Markets

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

COMMERZBANK AG, NEW YORK BRANCH

By:	/s/ Tom H.S. Kang
Name:	Tom H.S. Kang
Title:	Corporates North America

By:	/s/ Ryan Flohre
Name:	Ryan Flohre
Title:	Head of DCM Loans North America

COMMERZ MARKETS LLC

By:	/s/ John Geremia
Name:	John Geremia
Title:	Managing Director

By:	/s/ Isidoro Mazzara
Name:	Isidoro Mazzara
Title:	Director

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

BANK OF CHINA, NEW YORK BRANCH

By:	/s/ Haifeng Xu
Name:	Haifeng Xu
Title:	Executive Vice President

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

INTESA SANPAOLO S.P.A. – NEW YORK BRANCH

By:	/s/ William S. Denton
Name:	William S. Denton
Title:	Global Relationship Manager

By:	/s/ Francesco Di Mario
Name:	Francesco Di Mario
Title:	F.V.P. & Head of Credit

BANCA IMI SECURITIES CORP.

By:	/s/ Kelley Millet
Name:	Kelley Millet
Title:	Chief Executive Officer

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

UNICREDIT BANK AG, NEW YORK BRANCH

By:	/s/ Kimberly Sousa
Name:	Kimberly Sousa
Title:	Managing Director

By:	/s/ Mathias Eichwald
Name:	Mathias Eichwald
Title:	Director

Accepted and agreed to as of the date first above written:

DENALI HOLDINGS INC.

By:	/s/ Thomas W. Sweet
Name:	Thomas W. Sweet
Title:	Senior Vice President and Chief Financial Officer

DENALI INTERMEDIATE INC.

By:	/s/ Thomas W. Sweet
Name:	Thomas W. Sweet
Title:	Senior Vice President and Chief Financial Officer

DELL INC.

By:	/s/ Thomas W. Sweet
Name:	Thomas W. Sweet
Title:	Senior Vice President and Chief Financial Officer

SCHEDULE I

COMMITMENT SCHEDULE

	Term B Facility	Term A-1 Facility	Term A-2 Facility	Term A-3 Facility	Revolving Facility	Unsecured Bridge Facility	Secured Bridge Facility	Term Cash Flow Facility	Margin Bridge Facility	Verdite Note Bridge Facility
Credit Suisse AG, Cayman Islands Branch	13.53%	7.73%	7.77%	13.69%	7.85%	13.69%	12.87%	16.00%	16.00%	16.00%
JPMorgan Chase Bank, N.A.	12.05%	6.89%	6.93%	12.19%	6.99%	12.19%	11.46%	14.25%	14.25%	14.25%
Bank of America, N.A.	12.05%	6.87%	6.87%	12.19%	6.97%	12.19%	11.46%	14.25%	14.25%	14.25%
Barclays Bank PLC	12.05%	6.87%	6.87%	12.19%	6.97%	12.19%	11.46%	14.25%	14.25%	14.25%
Citi	12.05%	6.87%	6.87%	12.19%	6.97%	12.19%	11.46%	14.25%	14.25%	14.25%
Goldman Sachs Bank USA	12.05%	6.87%	6.87%	0%	6.97%	0%	0%	7.40%	0%	0%
Goldman Sachs Lending Partners	0%	0%	0%	12.19%	0%	12.19%	11.46%	6.85%	14.25%	14.25%
Deutsche Bank AG New York Branch	5.92%	3.37%	3.37%	5.99%	3.43%	0%	0%	7.00%	0%	0%
Deutsche Bank AG Cayman Islands Branch	0%	0%	0%	0%	0%	5.99%	5.63%	0%	7.00%	7.00%
Royal Bank of Canada	4.86%	2.77%	2.77%	4.92%	2.81%	4.92%	4.62%	5.75%	5.75%	5.75%
HSBC Bank USA, National Association	3.07%	4.82%	4.82%	3.07%	4.89%	3.07%	3.04%	0%	0%	0%
BNP Paribas	2.50%	4.82%	4.82%	2.50%	4.89%	2.50%	2.47%	0%	0%	0%
The Bank of Tokyo – Mitsubishi UFJ, Ltd.	1.88%	4.82%	0%	1.81%	4.89%	1.81%	4.33%	0%	0%	0%
MUFG Union Bank, N.A.	0%	0%	4.82%	0%	0%	0%	0%	0%	0%	0%
The Bank of Nova Scotia	1.25%	4.82%	4.82%	1.25%	4.89%	1.25%	1.24%	0%	0%	0%
Societe Generale	0.90%	3.07%	3.07%	1.18%	3.43%	1.18%	0.89%	0%	0%	0%
Mizuho Bank, Ltd.	0.84%	3.37%	3.37%	0.85%	3.43%	0.85%	0.80%	0%	0%	0%
Standard Chartered Bank	0.61%	3.37%	3.37%	0.62%	3.43%	0.62%	0.58%	0%	0%	0%
Australia and New Zealand Bank Group Limited	0.47%	2.41%	2.41%	0.47%	2.45%	0.47%	0.45%	0%	0%	0%
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	0.47%	2.41%	2.41%	0.47%	2.45%	0.47%	0.45%	0%	0%	0%
Nomura Corporate Funding Americas, LLC	0.47%	0.48%	0.48%	0.76%	0.49%	0.76%	0.45%	0%	0%	0%
Fifth Third Bank	0.28%	1.40%	1.32%	0.28%	1.43%	0.28%	0.27%	0%	0%	0%
Citizens Bank, N.A.	0.28%	1.45%	1.45%	0%	1.47%	0%	0.27%	0%	0%	0%
Santander Bank, N.A. or any affiliate of Santander Bank, N.A.	0.19%	0.96%	0.96%	0.19%	0.98%	0.19%	0.18%	0%	0%	0%
PNC Bank, National Association	0%	1.45%	1.45%	0%	1.47%	0%	0%	0%	0%	0%

Intesa Sanpaolo S.p.A.	1.25%	4.81%	4.81%	0%	3.43%	0%	2.16%	0%	0%	0%
Commerzbank AG, New York Branch	0.50%	2.44%	2.44%	0.50%	2.45%	0.50%	0.49%	0%	0%	0%
Bank of China, New York Branch	0.50%	2.44%	2.44%	0.50%	2.45%	0.50%	0.49%	0%	0%	0%
Unicredit Bank AG, New York Branch	0%	2.44%	2.44%	0%	2.12%	0%	1.03%	0%	0%	0%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

SCHEDULE II

LIST OF BROKER-DEALER AFFILIATES OF CERTAIN COMMITMENT PARTIES OTHER THAN THE LEAD ARRANGERS AND JOINT BOOKRUNNERS

HSBC Securities (USA) Inc.

BNP Paribas Securities Corp.

Mitsubishi UFJ Securities (USA) Inc.

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

Nomura Securities International, Inc.

Fifth Third Securities, Inc.

RBS Securities, Inc.

Santander Investment Securities Inc.

Banca IMI Securities Corp.

UniCredit Capital Markets LLC

EXHIBIT A

Project Epcot

Transaction Description

Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the other Exhibits to the Commitment Letter to which this Exhibit A is attached (the “Commitment Letter”) or in the Commitment Letter. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit A shall be determined by reference to the context in which it is used.

Denali Holding Inc., a corporation organized under the laws of the State of Delaware (“Buyer”) intends to acquire (the “Acquisition”) the capital stock of EMC Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts (the “Target”), from the equity holders thereof (collectively, the “Sellers”). Buyer intends to consummate the Acquisition pursuant to an Agreement and Plan of Merger, dated as of the Signing Date (together with all exhibits, schedules and other disclosure letters thereto, collectively, as amended, the “Acquisition Agreement”) by and among Buyer, the Company, Universal Acquisition Co., a newly formed corporation organized under the laws of the State of Delaware and a direct or indirect wholly owned subsidiary of Buyer (“Merger Sub”), and the Target, pursuant to which (i) Merger Sub will merge with and into the Target (the “Merger”), with the Target being the surviving entity of the Merger, and (ii) except with respect to certain Sellers who may be given the opportunity to rollover capital stock, restricted stock units and/or options into Buyer or one of its affiliates (in such capacity, the “Rollover Investors”) and Sellers who exercise appraisal rights under Massachusetts law, the Sellers will receive the Tracking Stock (as defined below) and cash (the “Cash Acquisition Consideration”) in exchange for their capital stock, restricted stock units and/or options in the Target (the Tracking Stock and the Cash Consideration, collectively, the “Acquisition Consideration”). Immediately following the Merger, all of the outstanding capital stock of the Target will be contributed or otherwise transferred to the Company and the Target will become a wholly-owned direct or indirect subsidiary of the Company and a sister company of the Borrower.

In connection with the foregoing, it is intended that:

a)	The Sponsor and certain other investors arranged by and/or designated by the Sponsor (collectively with the Sponsor, the “Investors”) will directly or indirectly make cash equity contributions to Buyer through the purchases of common stock of Buyer, the net proceeds of which will be further contributed, directly or indirectly, to Merger Sub (provided that any such contribution to Merger Sub in a form other than common equity shall be reasonably satisfactory to the Majority Lead Arrangers) (the foregoing cash equity contributions in Merger Sub (the “Equity Contribution”)), in an aggregate amount equal to at least $3,000 million (the “Minimum Equity Contribution”).

b)	Buyer shall issue Class V Common Stock (as defined in the Acquisition Agreement) to Sellers as Acquisition Consideration in accordance with the Acquisition Agreement (the “Tracking Stock”).

c)

Dell International LLC, a limited liability company organized under the laws of the State of Delaware and a wholly owned, direct, subsidiary of the Company (the “Borrower”) will (i) obtain up to $5,000 million under a senior secured term loan B facility described in Exhibit B to the Commitment Letter (the “Term B Facility”), (ii) obtain up to $3,700 million under a senior secured term loan A-1 facility described in Exhibit B to the Commitment Letter (the “Term A-1 Facility”), (iii) obtain up to $3,925 million under a senior secured term loan A-2 facility described in Exhibit B to the Commitment Letter (the “Term A-2 Facility”), (iv)

obtain up to $1,800 million under a senior secured term loan A-3 facility described in Exhibit B to the Commitment Letter (the “Term A-3 Facility” and together with the Term A-1 Facility and the Term A-2 Facility, the “Term A Facilities”), (v) obtain up to $2,500 million under a senior secured cash flow term loan facility described in Exhibit B to the Commitment Letter (the “Term Cash Flow Facility”, together with the Term B Facility and the Term A Facilities, the “Term Facilities”), (vi) obtain up to $3,150 million of commitments under a revolving facility described in Exhibit B to the Commitment Letter (the “Revolving Facility” and collectively with the Term Facilities, the “Credit Facilities”), (vii) obtain up to $2,200 million under the specified bridge facility described in Exhibit C to the Commitment Letter (the “Specified Unsecured Bridge Facility”), (viii) issue senior unsecured notes yielding up to $3,250 million in gross proceeds (the “Unsecured Notes”) in a Rule 144A offering, or in the event the Unsecured Notes are not issued on or prior to the Closing Date or if the Unsecured Notes issued on or prior to the Closing Date yield less than $3,250 million of gross cash proceeds, obtain the ordinary bridge facility described in Exhibit C to the Commitment Letter (the “Ordinary Unsecured Bridge Facility” and together with the Specified Unsecured Bridge Facility, the “Unsecured Bridge Facility”), (ix) issue senior secured notes yielding up to $20,000 million in gross proceeds (the “Secured Notes” together with the Unsecured Notes, the “Notes”) in a Rule 144A offering, or in the event the Secured Notes are not issued on or prior the Closing Date or if the Secured Notes issued on or prior to the Closing Date yield less than $20,000 million of gross cash proceeds, obtain the bridge facility described in Exhibit D to the Commitment Letter (the “Secured Bridge Facility” and together with the Unsecured Bridge Facility, the “Bridge Facilities”), (x) obtain up to $2,500 million of commitments under a Margin Bridge Facility described in Exhibit E to the Commitment Letter (the “Margin Bridge Facility”) and (xi) obtain up to $1,500 million of commitments under a Verdite Note Bridge Facility described in Exhibit F to the Commitment Letter (the “Verdite Note Bridge Facility” and together with the Credit Facilities, the Bridge Facilities and the Margin Bridge Facility, the “Facilities”).

d)	The amounts necessary to redeem the existing 5.625% senior first lien notes due 2020 of the Borrower and Denali Finance Corp. (the “Refinanced Notes”) and to discharge the indenture governing the Refinanced Notes in accordance with its terms as of the Closing Date shall be deposited with the trustee for such notes substantially concurrently with the closing of the Transactions and the notice to redeem such notes shall be sent to the holders of such existing notes on the Closing Date (collectively, the “Notes Redemption”) and all guarantees, liens and security related thereto shall have been terminated or customary arrangements for such termination and/or release have been agreed upon with the Bank Administrative Agents. All other existing notes of the Company and the Target shall remain outstanding on the Closing Date (the “Remaining Notes”).

e)	All principal, accrued, but unpaid interest, fees and other amounts (other than contingent obligations not then due and payable) outstanding on the Closing Date and set forth on Annex I to this Exhibit A shall be repaid in full in connection with, and substantially concurrently with the closing of, the Transactions, and all commitments to lend and guarantees and security in connection therewith shall have been terminated and/or released or customary arrangements for such termination and/or release have been agreed upon with the Bank Administrative Agents (collectively with the Notes Redemption, the “Refinancing”).

f)	The proceeds of the Equity Contribution, the Facilities (and/or the Notes) and a portion of the cash on hand at the Company, the Target and their respective subsidiaries on the Closing Date will be applied to pay (i) the Cash Acquisition Consideration, (ii) the fees and expenses incurred in connection with the Transactions (such fees and expenses, the “Transaction Costs”), and (iii) for the Refinancing (the amounts set forth in clauses (i) through (iii) above, collectively, the “Acquisition Funds”).

The transactions described above (including the payment of Transaction Costs) are collectively referred to herein as the “Transactions”.

Annex I

Refinancing Debt

1. The revolver of the Target maturing in 2020.

2. The term loans outstanding under the Precedent Documentation.

3. The revolving loans (if any) and commitments outstanding under the existing ABL credit agreement of the Borrower.

EXHIBIT B

Project Epcot

Credit Facilities

Summary of Principal Terms and Conditions2

Borrower:	As set forth in Exhibit A to the Commitment Letter.

Co-Borrower:	On the Closing Date, after giving effect to the Acquisition, the Target shall become a co-borrower under the Credit Facilities (in such capacity, the “Co-Borrower”) and thereafter shall be liable for the Borrower Obligations (as defined below) on a joint and several basis with the Borrower.

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Administrative Agents and Collateral Agents:	CS (solely with respect to the Term B Facility) and JPM Chase (as to each other Credit Facility) will act as administrative agent and collateral agent (in such capacities, each a “Bank Administrative Agent”) for a syndicate of banks, financial institutions and other institutional lenders and investors reasonably acceptable to the Lead Arrangers and the Borrower, excluding any Disqualified Lender (together with the Initial Bank Lenders, the “Lenders”), and will perform the duties customarily associated with such roles.

Lead Arrangers and Joint Bookrunners:	CS Securities, JPMorgan, Bank of America, Barclays, Citi, Goldman, DBSI and RBCCM will act as lead arranger (each in such capacity, a “Lead Arranger” and, together, the “Lead Arrangers”), and CS Securities, JPMorgan, Bank of America, Barclays, Citi, Goldman, DBSI and RBCCM will act as bookrunner (each in such capacity, a “Joint Bookrunner” and, together, the “Joint Bookrunners”), in each case for the Credit Facilities, and each will perform the duties customarily associated with such roles.

Other Agents:	The Borrower may designate Lead Arrangers or their affiliates to act as syndication agent, documentation agent or co-documentation agent as provided in the Commitment Letter.

Credit Facilities:

(A) A senior secured term loan B facility (the “Term B Facility”) in an aggregate principal amount of up to $5,000 million plus, at the Borrower’s election, an amount sufficient to fund any original issue discount or upfront fees required to be funded in connection with the “Term Facilities Market Flex Provisions” in the Fee Letter in respect of the Term B Facility minus any amount of Term B Loans funded, including funding into escrow by mutual agreement of the Majority Lead Arrangers and you. The loans under the Term B Facility are referred to as the “Term B Loans”.

(B) A senior secured term loan A-1 facility (the “Term A-1 Facility”) in an aggregate principal amount of up to $3,700 million plus, at the Borrower’s election, an amount sufficient to fund any original issue discount or upfront fees required to be funded in connection with the “Term Facilities Market Flex Provisions” in the Fee Letter in respect

[2]	All capitalized terms used but not defined herein shall have the meaning given them in the Commitment Letter to which this Term Sheet is attached, including Exhibits A, C, D, E, F and G thereto.

of the Term A-1 Facility under the Fee Letter minus any Commitment Reduction (as defined below) in respect of the Term A-1 Facility. The loans under the Term A-1 Facility are referred to as the “Term A-1 Loans”.

(C) A senior secured term loan A-2 facility (the “Term A-2 Facility”) in an aggregate principal amount of up to $3,925 million plus, at the Borrower’s election, an amount sufficient to fund any original issue discount or upfront fees required to be funded in connection with the “Term Facilities Market Flex Provisions” in the Fee Letter in respect of the Term A-2 Facility. The loans under the Term A-2 Facility are referred to as the “Term A-2 Loans”.

(D) A senior secured term loan A-3 facility (the “Term A-3 Facility” together with the Term A-1 Facility and the Term A-2 Facility, the “Term A Facilities”) in an aggregate principal amount of up to $1,800 million plus, at the Borrower’s election, an amount sufficient to fund any original issue discount or upfront fees required to be funded in connection with the “Term Facilities Market Flex Provisions” in the Fee Letter in respect of the Term A-3 Facility minus any Commitment Reduction in respect of the Term A-3 Facility. The loans under the Term A-3 Facility are referred to as the “Term A-3 Loans”, and together with the Term A-1 Loans and the Term A-2 Loans, the “Term A Loans”.

(E) A senior secured cash flow term loan facility (the “Term Cash Flow Facility”, together with the Term B Facility and the Term A Facilities, the “Term Facilities”) in an aggregate principal amount of up to $2,500 million plus, at the Borrower’s election, an amount not to exceed the amount sufficient to fund any original issue discount or upfront fees required to be funded in connection with the “Term Facilities Market Flex Provisions” in the Fee Letter or the “Unsecured Securities Demand” under the Fee Letter and not otherwise funded. The loans under the Term Cash Flow Facility are referred to as the “Term Cash Flow Loans”, and together with the Term B Loans and the Term A Loans, the “Term Loans”.

(F) A senior secured revolving facility (the “Revolving Facility”, together with the Term Facilities, the “Credit Facilities”) in an aggregate amount of $3,150 million. The loans under the Revolving Facility (including, unless the context otherwise requires, swingline borrowings) are referred to as the “Revolving Loans”, and together with the Term Loans, the “Loans” and the commitments under the Revolving Facility are referred to as the “Revolving Commitments”. The Lenders with Revolving Commitments are referred to as the “Revolving Lenders”.

Letters of Credit and Swingline Loans:	The Bank Documentation will include letter of credit and swingline loan provisions on terms and conditions substantially consistent with the Borrower’s existing ABL facility after giving effect to Documentation Considerations; provided that (i) the letter of credit sublimit shall be $750 million, (ii) the swingline sublimit shall be $400 million and (iii)(x) JPM Chase (or its affiliate) and other lenders reasonably satisfactory to the Borrower and JPM Chase shall serve as the letter of credit issuers and (y) JPM Chase shall serve as the swingline lender.

Incremental Facilities:	The Credit Facilities will permit the Borrower or any Guarantor to add one or more incremental term loan facilities to the Term Facilities or to increase the existing Term Facilities (each, an “Incremental Term Facility” and the commitments in respect thereof are referred to as the “Incremental Term Commitments”) or increase the commitments in respect of the Revolving Facility (such increased commitments, the “Incremental Revolving Commitments” and the Incremental Revolving Commitments together with the Incremental Term Facilities, the “Incremental Facilities”) in an aggregate amount not to exceed (A) the greater of (1) $10,000 million and (2) 100% of Consolidated EBITDA (as defined below) for the last four fiscal quarters of the Company for which financial statements have been delivered plus (B) all voluntary prepayments of the Term Facilities and voluntary prepayments of Revolving Loans to the extent accompanied by a permanent reduction of the revolving commitments thereunder, in each case, made prior to such date of incurrence and not funded with the proceeds of long term debt plus (C) an additional amount such that, after giving effect to the incurrence of any such Incremental Facility pursuant to this clause (C) (which shall assume that all such indebtedness was secured on a first lien basis, whether or not so secured and shall assume, in the case of Incremental Revolving Commitments, that such commitments were fully drawn) (and after giving effect to any acquisition consummated concurrently therewith and any other acquisition, disposition, debt incurrence, debt retirement and other appropriate pro forma adjustment events, including any debt incurrence (but without giving effect to any amount incurred simultaneously under either clause (A) or (B) above) or retirement subsequent to the end of the applicable test period and on or prior to the date of such incurrence, all to be further defined in the Bank Documentation (as defined below)), the Company would be in compliance, on a pro forma basis (and netting any cash proceeds from such incurrence not applied promptly for the specified transaction in connection with such incurrence), with a First Lien Leverage Ratio (as defined in the Precedent Documentation, subject to “Financial Definitions” below) (recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements have been delivered) equal to or less than 3.25:1.00; provided that

(i)    no event of default is continuing (except in connection with permitted acquisitions or investments, where no payment or bankruptcy event of default will be the standard) under the Bank Documentation has occurred and is continuing or would exist after giving effect thereto;

(ii)   the maturity date of any such Incremental Term Facility (x) which is a Term B Incremental Facility, shall be no earlier than the maturity date of the Term B Facility and the weighted average life of such Incremental Term Facility shall not be shorter than the then remaining weighted average life of the Term B Facility and (y) which is a Term A Incremental Facility, shall be no earlier than the latest maturity date of the Term A Facilities and the weighted average life of such Incremental Term Facility shall not be shorter than the then remaining weighted average life of the Term A Facilities; provided that this clause (ii) shall not apply to up to $5,000 million in Incremental Term Facilities as selected by the Borrower (the “Incremental Maturity Carveout”);

(iii)  the currency, pricing, interest rate margins, discounts, premiums, rate floors and fees and (subject to clause (ii) above) maturity and amortization schedule applicable to any Incremental Facility shall be determined by the Borrower and the lenders thereunder; provided that only during the period commencing on the Closing Date and ending on the date that is one year after the Closing Date (the “MFN Sunset Date”) with respect to Incremental Facilities incurred pursuant to clause (A) above and with a maturity date less than two years after the latest maturity date under the Term B Facility, Term A-1 Facility or Term A-2 Facility, as applicable, in the event that the interest rate margins for any such

Incremental Facility are higher than the interest rate margins for the Term B Facility, Term A-1 Facility or Term A-2 Facility, as applicable, by more than 50 basis points, then the interest rate margins for the Term B Facility, Term A-1 Facility or Term A-2 Facility, as applicable, shall be increased to the extent necessary so that such interest rate margins are equal to the interest rate margins for such Incremental Facility minus 50 basis points; provided, further, that, in determining the interest rate margins applicable to any Incremental Facility and the applicable Term Facility (A) OID or upfront fees (which shall be deemed to constitute like amounts of OID) or other fees payable by the Borrower to the Lenders under the applicable Term Facility or any Incremental Facility in the initial primary syndication thereof shall be included (with OID or upfront fees being equated to interest based on assumed four-year life to maturity), (B) customary arrangement or commitment fees payable to any of the Commitment Parties (or their respective affiliates) in connection with the applicable Term Facility or to one or more arrangers or bookrunners (or their affiliates) of any Incremental Facility in each case, not payable to all lenders shall be excluded and (C) (1) with respect to any Term Facility to the extent that Adjusted LIBOR for a three month interest period on the closing date of any such Incremental Facility is less than the LIBOR floor for such Term Facility, the amount of such difference shall be deemed added to the interest margin for such Term Facility, solely for the purpose of determining whether an increase in the interest rate margins for such Term Facility shall be required and (2) with respect to any Incremental Facility, to the extent that Adjusted LIBOR applicable to the any Term Facility for a three month interest period on the closing date of any such Incremental Facility is less than the interest rate floor, if any, applicable to any such Incremental Facility, the amount of such difference shall be deemed added to the interest rate margins for the loans under the Incremental Facility solely for the purpose of determining whether an increase in the interest rate margins for the such Term Facility shall be required (collectively, the “MFN Protection”)

(iv)  any Incremental Term Facility that has terms and conditions consistent with a term loan B financing in the reasonable determination of the Borrower or that otherwise does not constitute a Term A Incremental Facility (a “Term B Incremental Facility”) shall be on terms and pursuant to documentation to be determined; provided that to the extent such terms and documentation are not consistent with the Term B Facility (except to the extent permitted by clause (ii) or (iii) above), they shall be reasonably satisfactory to the applicable Bank Administrative Agent (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any Incremental Facility, no consent shall be required from either Bank Administrative Agent or any of the Term Lenders to the extent that such financial maintenance covenant is (1) also added for the benefit of any existing Term Facility or (2) only applicable after the latest maturity of any existing Term Facility);

(v)   any Incremental Facility that has terms and conditions consistent with a term loan A financing in the reasonable determination of the Borrower (a “Term A Incremental Facility”) shall be on terms and pursuant to documentation to be determined; provided that to the extent such terms and documentation are not consistent with the Term A Facilities (except to the extent permitted by clause (ii) or (iii) above), they shall be reasonably satisfactory to the applicable Bank Administrative Agent (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any Incremental Facility, no consent shall be required from either Bank Administrative Agent or any of the Term Lenders to the extent that such financial maintenance covenant is (1) also added for the benefit of any existing Term Facility or (2) only applicable after the latest maturity of any existing Term Facility);

(vi)   in the case of Incremental Revolving Commitments, such Incremental Revolving Commitments shall either (i) be subject to the same terms and conditions as the Revolving Facility (and be deemed added to, and made a part of, the Revolving Facility) or (ii) have terms and conditions that are reasonably satisfactory to the applicable Bank Administrative Agent (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any Incremental Revolving Commitments, no consent shall be required from either Bank Administrative Agent or any of the Revolving Lenders to the extent that such financial maintenance covenant is (1) also added for the benefit of any existing Revolving Facility or (2) only applicable after the latest maturity of any existing Revolving Facility); and

(vii) (a) any Incremental Facility that is secured shall only be secured by the Collateral and (b) no Incremental Facility shall be guaranteed by entities other than the Guarantors.

The Company may (but is not obligated to) seek commitments in respect of the Incremental Facilities from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and from additional banks, financial institutions and other institutional lenders or investors who will become Lenders in connection therewith (“Additional Lenders”); provided that (i) the applicable Bank Administrative Agent shall have consent rights (not to be unreasonably withheld) with respect to such Additional Lender, if such consent would be required under the heading “Assignments and Participations” for an assignment of loans or commitments, as applicable, to such Additional Lender and (ii) the restrictions applicable to Affiliated Lenders set forth under “Assignments and Participations” shall apply to commitments in respect of Incremental Facilities.

Refinancing Facilities:	The Bank Documentation will permit the Borrower or any Guarantor to refinance loans (including by extending the maturity) under the Credit Facilities or loans under any Incremental Facility on terms and conditions substantially consistent with the Precedent Documentation after giving effect to Documentation Considerations.

Purpose:

(A)  The proceeds of borrowings under the Term Facilities will be used by Buyer, Holdings and their subsidiaries, together with the proceeds from borrowings under the Revolving Facility, the proceeds from the Equity Contribution, the proceeds from the Bridge Facilities and/or the Notes, the proceeds from the Verdite Note Bridge Facility, the proceeds from the Margin Bridge Facility (or any Takeout Margin Loan Debt) and cash on hand at the Company, the Target and their respective subsidiaries, solely to pay the Acquisition Funds (including, at the Borrower’s election, to fund original issue discount (“OID”) or upfront fees required pursuant to the “Term Facilities Market Flex Provisions” or “Bridge Flex Provisions” in the Fee Letter or the “Unsecured Securities Demand” under the Fee Letter) to the extent otherwise permitted above and any other use not prohibited by the Bank Documentation.

(B)   The letters of credit, bank guarantees and proceeds of Revolving Loans (except as set forth below) may be used by the Company and its subsidiaries for working capital and other general corporate purposes, including the financing of permitted acquisitions and other permitted investments and permitted dividends and other distributions on account of the capital stock of the Borrower and any other use not prohibited by the Bank Documentation, and to finance a portion of the Acquisition Funds.

(C)   The proceeds of any Incremental Facility may be used by the Company and its subsidiaries for working capital and other general corporate purposes, including the financing of permitted acquisitions, other permitted investments and dividends and other permitted distributions on account of the capital stock of the Company.

Availability:

The Term Facilities will be available in a single drawing on the Closing Date. Amounts borrowed under the Term Facilities that are repaid or prepaid may not be reborrowed.

The Revolving Facility will be available on and after the Closing Date and at any time prior to the final maturity of the Revolving Facility. Additionally, letters of credit, bank guarantees and other credit support no longer available to the Company, the Target or their subsidiaries as of the Closing Date may be “rolled over” on the Closing Date and/or new letters of credit or bank guarantees may be issued on the Closing Date in order to, among other things, backstop or replace any such credit support outstanding on the Closing Date under such facilities. Otherwise, letters of credit, bank guarantees and Revolving Loans will be available at any time prior to the final maturity of the Revolving Facilities, in minimum principal amounts to be agreed upon. Amounts repaid under the Revolving Facility may be reborrowed.

Interest Rates and Fees:	As set forth on Annex I hereto.

Default Rate:	During the continuance of a payment or bankruptcy event of default, with respect to overdue principal, at the applicable interest rate plus 2.00% per annum, and with respect to any other overdue amount (including overdue interest), at the interest rate applicable to ABR loans (as defined in Annex I) plus 2.00% per annum, which, in each case, shall be payable on demand.

Final Maturity and Amortization:

The Term B Facility will mature on the date that is seven years after the Closing Date and will amortize in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount of the Term B Facility, with the balance payable on the maturity date thereof.

The Term A-1 Facility will mature on December 31, 2018 and will have no amortization, with the balance payable on the maturity date thereof.

The Term A-2 Facility will mature on the date that is five years after the Closing Date and will amortize in equal quarterly installments in aggregate annual amounts equal to (i) during the first year after the Closing Date, 5% of the original principal amount of the Term A-2 Facility, (ii) during the second year after the Closing Date, 5% of the original principal amount of the Term A-2 Facility, (iii) during the third year after the Closing

Date, 10% of the original principal amount of the Term A-2 Facility, (iv) during the fourth year after the Closing Date, 10% of the original principal amount of the Term A-2 Facility and (v) during the fifth year after the Closing Date, 70% of the original principal amount of the Term A-2 Facility.

The Term A-3 Facility will mature on December 31, 2018 and will have no amortization, with the balance payable on the maturity date thereof.

The Term Cash Flow Facility will mature on the date that is 364 days after the Closing Date and will have no amortization, with the balance payable on the maturity date thereof.

The Revolving Facility will mature, and the Revolving Loans will terminate, on the date that is five years after the Closing Date.

The Bank Documentation shall contain customary “amend and extend” provisions pursuant to which individual Lenders may agree to extend the maturity date of their outstanding Term Loans, loans under any Incremental Facility or Revolving Commitments (which may include, among other things, an increase in the interest rate payable in respect of such extended Term Loans, loans under any Incremental Facility or Revolving Commitments, with such extensions not subject to any “default stoppers”, financial tests or “most favored nation” pricing provisions) upon the request of the Borrower and without the consent of any other Lender (it is understood that (i) no existing Lender will have any obligation to commit to any such extension and (ii) each Lender under the class being extended shall have the opportunity to participate in such extension on the same terms and conditions as each other Lender under such class).

Guarantees:	All obligations of the Borrower and the Co-Borrower under the Credit Facilities (the “Borrower Obligations”) and under any interest rate protection or other swap or hedging arrangements (other than any obligation of any Guarantor to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (a “Swap”), if, and to the extent that, all or a portion of the guarantee by such Guarantor of, or the grant by such Loan Party of a security interest to secure, such Swap (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (collectively, “Excluded Swap Obligations”)), and obligations under cash management arrangements, in each case entered into with a Lender, Lead Arranger, Joint Bookrunner, a Bank Administrative Agent or any affiliate of a Lender, Lead Arranger, Joint Bookrunner or a Bank Administrative Agent at the time such transaction is entered into (“Hedging/Cash Management Arrangements”) will be unconditionally and irrevocably guaranteed jointly and severally on a senior basis (the “Guarantees”) by each existing and subsequently acquired or organized direct or indirect wholly-owned U.S. restricted subsidiary of Holdings (other than the Borrower and the Co-Borrower) (the “Subsidiary Guarantors”) and by Holdings (together with the Subsidiary Guarantors, the “Guarantors”); provided that Subsidiary Guarantors shall not include (a) unrestricted subsidiaries, (b) immaterial or other excluded subsidiaries (to be defined in a mutually acceptable manner), (c) any subsidiary that is prohibited by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date or on the date any such subsidiary is acquired (so long in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition), in each case from guaranteeing the Facilities (other than the ABS Facilities (as such term is defined in the Precedent Documentation)) or the Notes or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee, or for which the provision of a Guarantee would result in a material adverse tax consequence (including as a result of the operation of Section 956 of the Internal Revenue Code of 1986, as amended (the “IRS Code”) or any similar law or regulation in any applicable jurisdiction) to Holdings or one of its subsidiaries (as reasonably determined by the Company in consultation with the Bank Administrative Agents), (d) any non U.S. subsidiary or any direct or indirect U.S. subsidiary of a direct or indirect non-U.S. subsidiary of the Company that is a “controlled foreign corporation” within the meaning of Section 957 of the IRS Code (a “CFC”) (and any direct or indirect U.S. subsidiary of the Company that has no material assets other than equity of one or more direct or indirect non-U.S. subsidiaries that are CFCs (any such entity, a “FSHCO”)), (e) any not-for-profit subsidiaries, captive insurance companies or other special purpose subsidiaries and (f) certain special purpose entities (including the transferors, the borrowers under, and any other special purpose entities formed to facilitate, the ABS Facilities or any Permitted Receivables Securitization (as defined below), but, for the avoidance of doubt, excluding the servicer thereof (each a “Receivables Subsidiary”)).

Notwithstanding the foregoing, subsidiaries may be excluded from the guarantee requirements in circumstances where the Bank Administrative Agents and the Borrower reasonably agree that the cost of providing such a guarantee is excessive in relation to the value afforded thereby.

Security:	Subject to the limitations set forth below in this section and subject to the Limited Conditionality Provisions, the Borrower Obligations, the Hedging/Cash Management Arrangements and the Guarantees (collectively, the “Bank Secured Obligations”) will be secured, on a first priority basis, by: (a) a perfected first priority pledge of 100% of the equity interests of the Company and the Target, 100% of the equity interests in the Borrower, the Co-Borrower and 100% of the equity interests of each direct, wholly-owned material restricted subsidiary of the Borrower, the Co-Borrower and of each Guarantor (which pledge, in the case of capital stock of any foreign subsidiary or FSHCO, shall be limited to 65% of the voting capital stock and 100% of the non-voting of such foreign subsidiary or FSHCO) and (b) perfected first priority security interests in, and mortgages on, substantially all tangible and intangible personal property and material fee-owned real property of the Borrower, the Co-Borrower and each Guarantor (including but not limited to accounts receivable, inventory, equipment, general intangibles (including contract rights), investment property, U.S. intellectual property, real property, intercompany notes, instruments, chattel paper and documents, letter of credit rights, commercial tort claims and proceeds of the foregoing) (the items described in clauses (a) and (b) above, but excluding the Excluded Assets (as defined below) and excluding the collateral for each of the ABS Facilities, collectively, the “Collateral”). The pledges of and security interests in and mortgages on the Collateral granted by the Borrower, the Co-Borrower and each Guarantor shall secure its own respective Bank Secured Obligations.

Notwithstanding anything to the contrary, the Collateral shall exclude the following: (i) (A) any fee-owned real property with a fair market value of less than an amount to be agreed (with all required mortgages being permitted to be delivered post-closing subject to the requirements of the Limited Conditionality Provisions) determined on the Closing Date for existing real property and on the date of acquisition for any after acquired real property and (B) all real property leasehold interests (including requirements to deliver landlord lien waivers, estoppels and collateral access letters), (ii) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the UCC), (iii) pledges and security interests prohibited by applicable law, rule or regulation (including any legally effective requirement to obtain the consent of any governmental authority), (iv) margin stock (including class A common stock of Verdite) and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto under (other than the Borrower, the Co-Borrower or a Guarantor), the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, equity interests in any person other than wholly-owned restricted subsidiaries, (v) assets to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Bank Administrative Agents, (vi) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, (vii) any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Borrower, and the Co-Borrower or a Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other similar applicable law notwithstanding such prohibition, (viii) in excess of 65% of the voting capital stock and 100% of any non-voting capital stock of (A) any subsidiaries not organized under the laws of the United States or any state thereof or (B) any FSHCO; (ix) any Principal Property (as defined in any of the indentures (as supplemented prior to the Signing Date, including by officer’s certificates) governing the Remaining Notes of both the Company and the Target) and capital stock of any subsidiary of Holdings that owns Principal Property of the Company or any of its subsidiaries (as defined in the Remaining Notes of the Company), (x) receivables and related assets (A) sold to any Receivables Subsidiary or (B) otherwise pledged in connection with any Permitted Receivables Securitization, (xi) the equity interests and assets of any unrestricted subsidiary, (xii) the Pledged Verdite Shares, (xiii) the Verdite Notes and (xiv) certain other assets to be agreed. The Collateral may also exclude those assets as to which the Bank Administrative Agents and the Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby (the foregoing described in the previous two sentences are collectively referred to as the “Excluded Assets”). In addition, (a) for the Credit Facilities, control agreements shall not be required with respect to any deposit accounts, securities accounts or commodities accounts, (b) no perfection actions shall be required with respect to motor vehicles and other assets subject to certificates of title, (c) share certificates of immaterial subsidiaries shall not be required to be delivered, (d) no perfection actions shall be required with respect to letter of credit rights, except to the extent constituting a support obligation for other Collateral as to which perfection is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), commercial tort claims with a value of less than an amount to be agreed and promissory notes evidencing debt for borrowed money in a principal amount of less than an amount to be agreed and (e) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any equity interests of non-U.S. subsidiaries) or to perfect or make enforceable any security interests in any assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).

All the above-described pledges, security interests and mortgages shall be created on terms substantially similar to those set forth in the Precedent Documentation, after giving effect to the Documentation Considerations (as defined below); and none of the Collateral shall be subject to other pledges, security interests or mortgages, other than with respect to the Secured Bridge Facility and/or Secured Notes certain customary permitted encumbrances and other exceptions and baskets to be set forth in the Bank Documentation, substantially similar to the exceptions and baskets set forth in the Precedent Documentation, after giving effect to the Documentation Considerations.

Intercreditor Agreement:

The relative rights and priorities in the Collateral for the secured parties in (a) the Credit Facilities and (b) the Secured Bridge Facility (or the Secured Notes issued in lieu thereof) will be set forth in (i) a customary pari passu intercreditor agreement as between the collateral agents for the Credit Facilities and the Secured Bridge Facility (or Secured Notes issued in lieu thereof) (the “Intercreditor Agreement”). The Intercreditor Agreement shall permit the joinder of collateral agent(s) representing tranches of secured indebtedness permitted by the Facilities having liens with a priority corresponding to the parties thereto. The Intercreditor Agreement shall be consistent with the applicable intercreditor agreement in connection with the Precedent Documentation.

In addition, the exclusive rights of the ABS lenders in the Collateral (as defined in the ABS Facilities) will be acknowledged and agreed to by the Bank Administrative Agents on behalf of the Lenders.

Mandatory Prepayments:	Loans under the Term Facilities and under any Incremental Term Facility shall be prepaid with:

(A)   commencing with the first full fiscal year of the Company to occur after the Closing Date, an amount equal to 50% of Excess Cash Flow (to be defined in the Bank Documentation in a manner substantially consistent with the equivalent definition set forth in the Precedent Documentation (including a reduction for all cash restructuring charges), after giving effect to the Documentation Considerations as modified as reasonably agreed to (i) more accurately reflect the business and financial accounting of the Company and its subsidiaries after giving effect to the Transactions and (ii) address technical clarifications, but in any event to provide for a deduction from excess cash flow, without duplication among periods, of operating cash flow used to make acquisitions, make permitted investments (other than intercompany investments, cash equivalents, money market instruments), make permitted distributions and dividends or make capital expenditures, or to be used to fund planned acquisitions, investments or capital expenditures on terms consistent with the Precedent Documentation after giving effect to the Documentation Considerations), with step-downs to 25% and 0% based upon the achievement and maintenance of a First Lien Leverage Ratios (as defined below) equal to or less than (1) 2.75:1.00 and (2) 2.50:1.00, respectively (such stepdowns, the “Excess Cash Flow Stepdowns”); provided that, for any fiscal year, at the Borrower’s option any voluntary prepayments of all Loans and loans under Incremental Term Facilities (including the prepayment at a discount to par, with credit given to the actual cash amount of the payment, but excluding prepayments funded with the proceeds of long-term indebtedness or equity and, subject, in the case of any prepayment of the Revolving Facility or other working capital facility, to the extent commitments thereunder are permanently reduced by the amount of such prepayments), made during such fiscal year or after year-end and prior to the time such Excess Cash Flow prepayment is due, may be credited against Excess Cash Flow prepayment obligations on a dollar-for-dollar basis for such fiscal year (without duplication of any such credit in any prior or subsequent fiscal year) (with the First Lien Leverage Ratio of the Company for purposes of determining the applicable excess cash flow percentage above, recalculated to give pro forma effect to any cash pay down or reductions made during such time period);

(B)   an amount equal to 100% (with step-downs to 50% and 0% based upon the achievement and maintenance of First Lien Leverage Ratios equal to or less than 2.75:1.00 and 2.50:1.00, respectively (such stepdowns, the “Asset Sale Stepdowns”)) of the net cash proceeds of non-ordinary course asset sales or other dispositions (but excluding in the net cash proceeds of any sale or disposition of any or all of its equity interests in Verdite) by the Company and its restricted subsidiaries after the Closing Date (including insurance and condemnation proceeds and sale leaseback proceeds) in excess of an amount to be agreed for each individual asset sale or disposition and subject to, after receipt by the Company and its restricted subsidiaries of net cash proceeds of at least $7,700 million from such dispositions (with the calculation of such $7,700 million beginning on the Signing Date), the right to reinvest 100% of such proceeds, if such proceeds are reinvested (or committed to be reinvested) within 450 days (the “Reinvestment Period”) of the receipt of such net cash proceeds and, if so committed to be reinvested, so long as such reinvestment is actually completed within 180 days thereafter, and other exceptions to be set forth in the Bank Documentation substantially similar to the exceptions set forth in the Precedent Documentation, after giving effect to the Documentation Considerations; and

(C)   subject to the Secured Bridge Debt Sweep, an amount equal to 100% of the net cash proceeds of issuances of debt obligations of the Company and its restricted subsidiaries after the Closing Date (other than debt permitted under the Bank Documentation, except in respect of Refinancing Indebtedness (to be defined in a manner consistent with the Precedent Documentation)).

Notwithstanding anything in this “Mandatory Prepayments” section to the contrary, clause (B) above shall apply beginning on the Signing Date and any prepayments required thereunder shall reduce (i) the commitments in respect of the Specified Unsecured Bridge Facility until there are no commitments thereunder, (ii) the commitments in respect of the Term A-1 Facility until there are no commitments thereunder and (iii) thereafter shall reduce commitments in respect of the Term A-3 Facility until there are no commitments thereunder (each reduction, a “Commitment Reduction”).

From and after the Closing Date, mandatory prepayments shall be applied, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period (i) amongst the Term Facilities and any Incremental Term Facility as selected by the Company (except pursuant to clause (C) above with respect to Refinancing Indebtedness); provided that mandatory prepayments pursuant to clause (B) above shall be applied (“the “Asset Sale Prepayment Waterfall”) (a) to the Specified Unsecured Bridge Facility until repaid in full, (b) to the Term A-1 Facility until repaid in full, (c) to the Term A-3 Facility until paid in full and (d) thereafter, at the election of the Borrower and (ii) at the Borrower’s direction to the amortization payments scheduled to occur under the Term Facilities and any Incremental Term Facility.

Notwithstanding the foregoing, the Bank Documentation will provide that, in the event that any Refinancing Indebtedness or any other indebtedness, including any Incremental Equivalent Debt and any Secured Notes thereof), that is secured on an equal priority basis (but without regard to the control of remedies) with the Term Facilities (collectively, “Additional First Lien Debt”), shall be, such Additional First Lien Debt may share no more than ratably in any prepayments required by the foregoing provisions of clause (B).

Prepayments from non-U.S. subsidiaries’ Excess Cash Flow and asset sale or other disposition proceeds will be limited under the Bank Documentation to the extent such prepayments would result in material adverse tax consequences or would be prohibited or restricted by applicable law, rule or regulation in a manner consistent with the Precedent Documentation.

Any Term Lender may elect not to accept its pro rata portion of any mandatory prepayment other than a prepayment described in clause (C) above (each a “Declining Lender”). Any prepayment amount declined (such amount, a “Declined Amount”) by a Declining Lender may be retained by the Company and its restricted subsidiaries and shall increase the Available Amount Basket (as defined below).

Voluntary Prepayments and Reductions in Commitments:

Voluntary reductions of the unutilized portion of the Revolving Loans and voluntary prepayments of borrowings under the Term Facilities will be permitted at any time, in minimum principal amounts to be agreed, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period, without premium or penalty (other than as set forth in second succeeding paragraph).

All voluntary prepayments of the Term Facilities and any Incremental Term Facility will be applied to the remaining amortization payments under the Term Facilities or such Incremental Term Facility, as directed by the Borrower (and absent such direction, in direct order of maturity thereof), including to any class of extending or existing Term Loans in such order as the Borrower may designate, and shall be applied to the Term B Facility, Term A-1 Facility, Term A-2 Facility, Term A-3 Facility, Term Cash Flow Facility or any Incremental Term Facility as determined by the Borrower.

Any voluntary prepayment or refinancing (other than a refinancing of the Term Facilities in connection with any transaction that would, if consummated, constitute a change of control, initial public offering, Transformative Acquisition (as defined below) or Transformative Disposition (as defined below)) of the Term B Facility with other broadly syndicated term loans under credit facilities with a lower Effective Yield (as defined below) than the Effective Yield of the Term B Facility, or any amendment (other than an amendment of the Term B Facility in connection with any transaction that would, if consummated, constitute a change of control, initial public offering, Transformative Acquisition or Transformative Disposition) that reduces the Effective Yield of the Term B Facility, in either case that occurs prior to the six month anniversary of the Closing Date (the “Soft Call Date”) and the primary purpose of which is to lower the Effective Yield on the Term B Loans, shall be subject to a prepayment premium of 1% of the principal amount of the Term B Loans so prepaid, refinanced or amended. For the purposes of this paragraph, (i) “Transformative Acquisition” shall mean any acquisition by the Company or any restricted subsidiary that is either (a) not permitted by the terms of the First Lien Documentation immediately prior to the consummation of such acquisition or (b) if permitted by the terms of the Bank Documentation immediately prior to the consummation of such acquisition, would not provide the Company and its subsidiaries with adequate flexibility under the Bank Documentation for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith, (ii) “Transformative Disposition” shall mean any disposition by the Company or any restricted subsidiary that is either (a) not permitted by the terms of the Bank Documentation immediately prior to the consummation of such disposition or (b) if permitted by the terms of the Bank Documentation immediately prior to the consummation of such disposition, would not provide the Company and its subsidiaries with a durable capital structure, as determined by the Borrower acting in good faith and (iii) “Effective Yield” shall mean, as of any date of determination, the sum of (i) the higher of (A) the Adjusted LIBOR rate on such date for a deposit in dollars with a maturity of one month and (B) the Adjusted LIBOR floor, if any, with respect thereto as of such date, (ii) the interest rate margins as of such date, (with such interest rate margin and interest spreads to be determined by reference to the Adjusted LIBOR rate) and (iii) the amount of OID and upfront fees thereon (converted to yield assuming a four-year average life and without any present value discount).

Conditions to Initial Borrowing:	Subject to the Limited Conditionality Provisions, the availability of the initial borrowing and other extensions of credit under the Credit Facilities on the Closing Date will be subject solely to (a) delivery of a customary borrowing/issuance notice; provided that such notice shall not include any representation or statement as to the absence (or existence) of any default or event of default, (b) the accuracy of the Specified Representations in all material respects (subject to the Limited Conditionality Provisions), (c) the accuracy of the Specified Acquisition Agreement Representations in all material respects to the extent the Buyer has (or an affiliate of Buyer has) the right to terminate its obligations under the Acquisition Agreement or decline to consummate the Acquisition (in each case, in accordance with the terms of the Acquisition Agreement) as a result of any breach, and (d) the applicable conditions set forth in Exhibit G to the Commitment Letter.

Conditions to All Borrowings:	The making of each extension of credit under the Revolving Facility after the Closing Date shall be conditioned upon (a) delivery of a customary borrowing/issuance notice, (b) after the Closing Date, the accuracy of representations and warranties in all material respects; provided that any representations and warranties qualified by materiality shall be accurate in all respects and (c) after the Closing Date, the absence of defaults or events of default at the time of, and after giving effect to the making of, such extension of credit.

Facilities Documentation:	The definitive financing documentation for the Credit Facilities (the “Bank Documentation”) shall be initially drafted by counsel for the Company and contain the terms set forth in this Exhibit B (subject to the right of the Majority Lead Arrangers to exercise the “Term Facilities Market Flex Provisions” under the Fee Letter) and, to the extent any other terms are not expressly set forth in this Exhibit B, will (i) be negotiated in good faith within a reasonable time period to be determined based on the expected Closing Date in coordination with the Acquisition Agreement, and taking into account the timing of the syndication of the Term Facilities, and (ii) contain only those conditions, representations, events of default and covenants set forth in this Exhibit B and such other terms (but no other conditions) as the Borrower and the Lead Arrangers shall reasonably agree; it being understood and agreed that the Bank Documentation shall be based on, and substantially consistent with that certain Credit Agreement, dated as of October 29, 2013 (as amended, supplemented or otherwise modified through the Signing Date, the “Precedent Documentation”) among the Company, the Borrower, Bank of America, N.A., as administrative and collateral agent, and the other banks, agents, financial institutions and other parties thereto (and the related security, pledge, collateral and guarantee agreements executed and/or delivered in connection therewith and the forms of intercreditor agreements attached thereto), as modified by the terms set forth herein and subject to (i) materiality qualifications and other exceptions that give effect to and/or permit the Transactions, (ii) certain baskets, thresholds and exceptions that are to be agreed in light of the Consolidated EBITDA and leverage level of the Company and its subsidiaries (after giving effect to the Transactions), (iii) such other modifications to reflect the operational and strategic requirements of the Company and its subsidiaries (after giving effect to the Transactions) in light of their size, industry (and risks and trends associated therewith), geographic locations, businesses, business practices, operations, financial accounting and the Projections, (iv) modifications to reflect changes in law or accounting standards since the date of the Precedent Documentation, (v) modifications to reflect reasonable administrative, agency and operational requirements of the Bank Administrative Agents and (vi) giving due regard to more recent precedents of Silver Lake (including with respect to provisions regarding the Revolving Facility) disclosed in writing to the Lead Arrangers prior to the Signing Date (collectively, the “Documentation Considerations”).

Limited Condition Acquisition:	For purposes of (i) determining compliance with any provision of the Bank Documentation which requires the calculation of the First Lien Leverage Ratio, the Senior Secured Leverage Ratio, the Total Leverage Ratio (as defined in the Precedent Documentation, subject to “Financial Definitions” below) or the Interest Coverage Ratio (as defined in the Precedent Documentation, subject to “Financial Definitions” below), (ii) determining compliance with representations, warranties, defaults or events of default or (iii) testing availability under baskets set forth in the Bank Documentation (including baskets measured as a percentage of Consolidated EBITDA), in each case, in connection with an acquisition (or similar investment) by one or more of the Company and its restricted subsidiaries of any assets, business or person permitted to be acquired by the Bank Documentation, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing (any such acquisition, a “Limited Condition Acquisition”), at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition

Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent test period ending prior to the LCA Test Date, the Company could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

For the avoidance of doubt, if the Company has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations in pro forma Consolidated EBITDA, including of the target of any Limited Condition Acquisition) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations; however, if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized. If the Company has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) have been consummated.

Representations and Warranties:	Limited to the following (to be applicable to the Company and its restricted subsidiaries only): organizational status and good standing; power and authority, due authorization, qualification, execution, delivery and enforceability of Bank Documentation; with respect to the execution, delivery and performance of the Bank Documentation, no violation of, or conflict with, material law, organizational documents or material agreements; compliance with law; litigation; margin regulations; material governmental and third party approvals with respect to the execution, delivery and performance of the Credit Facilities; Investment Company Act; anti-terrorism laws; accurate and complete disclosure; accuracy of historical financial statements (and pro forma financial statements) in all material respects; since the Closing Date, no Material Adverse Effect (as defined below); taxes; ERISA; Patriot Act; OFAC; FCPA; subsidiaries; intellectual property; environmental laws; use of proceeds; status of Credit Facilities as “senior debt” and “designated senior debt” (if applicable); ownership of properties; creation, perfection and priority of liens and other security interests; and consolidated Closing Date solvency of the Company and its subsidiaries, subject, where applicable, in the case of each of the foregoing representations and warranties, to qualifications and limitations for materiality to be provided in the Bank Documentation, which shall be consistent with the qualifications and limitations for materiality provided in the Precedent Documentation, after giving effect to the Documentation Considerations.

“Material Adverse Effect” shall have the meaning ascribed to such term in the Precedent Documentation.

Affirmative Covenants:	Limited to the following (to be applicable to the Company and its restricted subsidiaries only): delivery of annual audited and quarterly unaudited financial statements prepared in accordance GAAP within 90 days of the end of any fiscal year and 45 days of the end of the first three fiscal quarter of any fiscal year (with extended time periods of 120 days for delivery of the first annual and 60 days for delivery of the first three quarterly financial statement after the Closing Date), and, in connection with the annual financial statements, an annual audit opinion from nationally recognized auditors that is not subject to any qualification as to “going concern” or scope of the audit (other than any exception or explanatory paragraph, but not a qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under any indebtedness or (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period), quarterly delivery of a management discussion and analysis (to the extent delivered in connection with the Notes and in substantially the form delivered in connection therewith), prior to an IPO, annual budget reports in the form customarily prepared by the Company (or otherwise as provided to its equity holders) (with delivery time periods to be consistent with the delivery requirements for the audited annual financial statements), officers’ compliance certificates and other information reasonably requested by the Bank Administrative Agents; notices of defaults, material litigation and material ERISA events; inspections by a Bank Administrative Agent (subject to frequency (so long as there is no ongoing event of default) and cost reimbursement limitations); maintenance of property (subject to casualty, condemnation and normal wear and tear) and customary insurance; maintenance of existence and corporate franchises, rights and privileges; maintenance and inspection of books and records; payment of taxes and similar claims; compliance with laws and regulations (including ERISA, environmental and anti-terrorism laws); commercially reasonable efforts to maintain public corporate credit/family ratings of the Company and ratings of the Term Facilities from Moody’s and S&P (but not to maintain a specific rating); additional Guarantors and Collateral (subject to limitations set forth under “Guarantees” and “Security” above) and related required actions; use of proceeds; changes in lines of business; changes of fiscal year; designation (and redesignation) of Unrestricted Subsidiaries; and further assurances on collateral matters, subject, where applicable, in the case of each of the foregoing covenants, to exceptions and qualifications to be provided in the Bank Documentation, which shall be consistent with the exceptions and qualifications provided in the Precedent Documentation, after giving effect to the Documentation Considerations.

Negative Covenants:	Limited to the following (to be applicable to the Company and its restricted subsidiaries):

a)     limitations on the incurrence of debt (which shall permit, among other things, (i) the indebtedness under the Facilities (including Incremental Facilities) and/or the Notes and, in each case, any permitted refinancing thereof, (ii) non-speculative hedging arrangements, (iii) Permitted Receivables Securitizations (as such term is defined in the Precedent Documentation), (iv) any indebtedness of (A) the Target (including the Remaining Notes) and its subsidiaries incurred prior to the Closing Date which remains outstanding and is permitted to remain outstanding under the Acquisition Agreement (except to the extent required to be repaid pursuant to the Refinancing) and any permitted refinancings thereof (except any Refinanced Notes and any commercial paper outstanding on the Closing Date) and (B) any indebtedness of the Company (including the Remaining Notes) and its subsidiaries incurred prior to the Closing Date which remains outstanding and is permitted to remain outstanding under the Precedent Documentation (except to the extent required to be repaid pursuant to the Refinancing) and any permitted refinancings thereof (except any Refinanced Notes), (v) any secured or unsecured notes or loans (other than first priority loans) issued in lieu of the Incremental Facilities (such loans or notes, “Incremental Equivalent Debt”) (which shall be deemed Consolidated First Lien Debt for purposes of any calculation of the First Lien Leverage Ratio governing the incurrence of indebtedness under any Incremental Facilities, whether or not secured on a first priority basis); provided that the incurrence of such indebtedness shall result in a dollar for dollar reduction of the amount of indebtedness that the Company and its restricted subsidiaries may incur in respect of the Incremental Facilities and the other requirements related to the incurrence of the Incremental Facilities shall be satisfied (other than those set forth in the proviso to clause (iv) and in clause (v) of such requirements); provided, further¸ that (A) any Incremental Equivalent Debt in the form of term loans ranking pari passu with the obligations under the Credit Facilities shall be subject to the MFN Protection and (B) the terms and conditions of such indebtedness are consistent with the Required Additional Debt Terms (as defined in the Precedent Documentation), (vi) Refinancing Indebtedness, (vii) indebtedness assumed in connection with a Permitted Acquisition (as defined below) or otherwise incurred to finance a Permitted Acquisitions on the terms described under the heading “Permitted Acquisitions” below, (viii) purchase money indebtedness and capital leases in an amount to be agreed, (ix) indebtedness arising from agreements providing for adjustments of purchase price or “earn outs” entered into in connection with acquisitions, (x) other senior, senior subordinated or subordinated indebtedness that is unsecured or secured by a junior lien on the Collateral, so long as either (1) the Interest Coverage Ratio (to be defined as provided under “Financial Definitions” below) is at least 2.0:1.0 or (2) the Total Leverage Ratio is not greater than 5.00:1.00, in either case, calculated on a pro forma basis after giving effect to such incurrence and recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements have been delivered (subject to a limit to be agreed on non-Guarantors), (xi) a general debt basket in an amount to be agreed and which may be secured to the extent permitted by exceptions to the lien covenant, (xii) a subsidiary debt basket for non-Guarantor subsidiaries in an amount to be agreed, which, in the case of secured debt, may be secured by assets of non-Guarantor subsidiaries only and (xiii) other customary exceptions;

b)     limitations on liens (which shall permit, among other things, liens securing (i) any of the Facilities (other than the Unsecured Bridge Facility) and, in each case, and permitted refinancing thereof, (ii) any secured Incremental Equivalent Debt, (iii) Refinancing Indebtedness, (iv) debt assumed in connection with a Permitted Acquisition or otherwise incurred to finance a Permitted Acquisitions on the terms described under the heading “Permitted Acquisitions” below, (v) permitted purchase money indebtedness or capital leases in each case permitted to be incurred pursuant to clause (a)(viii) above, (vi) other permitted debt pursuant to a general lien basket in an amount to be agreed which may, at the Borrower’s option be subject to an intercreditor agreement (including the Intercreditor Agreement, if applicable), (vii) permitted non-Guarantor subsidiary debt limited to the assets of non-Guarantors and (viii) other exceptions and qualifications set forth in the Precedent Documentation);

c) limitations on fundamental changes;

d)     limitations on asset sales (including sales of subsidiaries) and sale and lease back transactions (which, in each case, shall be permitted on the terms set forth under the heading “Permitted Asset Sales” below and subject to the other exceptions and qualifications set forth in the Precedent Documentation);

e)     limitations on investments and acquisitions (which shall be permitted on the terms set forth under “Permitted Acquisitions” below and, in addition, permit (i) subject to no continuing event of default, unlimited investments in the Company, the Borrower and their restricted subsidiaries, (ii) investments in connection with the Transactions, (iii) using the Available Amount Basket as set forth and subject to the conditions in the second succeeding paragraph, (iv) subject to no event of default on a pro forma basis, additional investments subject only to pro forma compliance with a Total Leverage Ratio of 4.50:1.00 (the “Leverage Based Investment Exception”), (v) baskets for investments in unrestricted subsidiaries and similar businesses in amounts to be agreed, (vi) the designation of the Grandfathered Unrestricted Subsidiaries (as defined below) and the contribution of common stock of Verdite contemplated in such definition and (vii) other exceptions and qualifications set forth in the Precedent Documentation);

f)     limitations on dividends or distributions on, or redemptions of the Company’s or any Restricted Subsidiary’s equity (which shall permit, among other things, (i) customary payments or distributions to pay the tax liabilities of any direct or indirect parent, to the extent such payments cover taxes that are attributable to the activities of the Company or its subsidiaries or such parent’s ownership of the Company or its subsidiaries and are net of any payments already made by the Company, (ii) payment of legal, accounting and other ordinary course corporate overhead or other operational expenses of any such parent not to exceed an amount to be agreed in any fiscal year and for the payment of franchise or similar taxes, (iii) subject to no continuing event of default, customary distributions necessary to pay advisory, refinancing, subsequent transaction and exit fees, taxes and other overhead expenses of direct and indirect parents of the Company attributable to the ownership of the Company and its subsidiaries, (iv) dividends, distributions or redemptions with the Available Amount Basket as set forth in the second succeeding paragraph, (v) a general basket to be agreed, (vi) dividends, distributions or redemptions in connection with the Transactions, (vii) the repurchase, retirement or other acquisition or retirement for value of equity interests (or any options or warrants or stock appreciation or similar rights issued with respect to any of such equity interests) held by any future, present or former employee, director or officer (or any affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) pursuant to any employee, management or director equity plan, employee, management or director stock option plan or any other employee, management or director benefit plan or any agreement with any employee, director or officer; provided that such payments, measured at the time made, do not to exceed the greater of an amount to be agreed and a corresponding percentage of Consolidated EBITDA, in any fiscal year; provided that any unused portion for any fiscal year may be carried forward to succeeding fiscal years, and (viii) additional dividends, distributions or redemptions, subject only to (A) pro forma compliance with a Total Leverage Ratio of 3.75:1.00 (the “Leverage Based RP Exception”) (after giving pro forma effect to such dividend, distribution or redemption) and based on the Consolidated EBITDA of the Company and its subsidiaries for the previously ended four fiscal quarter period for which financial statements have been delivered) and (B) no event of default), (viii) Permitted IPO Distributions, (ix) dividends by the Target that have a record date before the Closing Date, but a payment date on or after the Closing Date, to the extent permitted by the Acquisition Agreement (as in effect on the Signing Date) and (x) other exceptions and qualifications set forth in the Precedent Documentation; provided that the exception in the Precedent Documentation which permits the distribution of equity interests of unrestricted subsidiaries shall be modified to exclude equity interests of Verdite from such exception (without limiting any other distribution capacity set forth in the Bank Documentation);

g)     limitations on prepayments or redemptions of any material subordinated indebtedness (collectively, “Junior Debt”) or amendments of the documents governing such Junior Debt in a manner (when taken as a whole) materially adverse to the Lenders (which shall permit, among other things (i) refinancing or exchanges of Junior Debt for like or other junior debt or, other than in the case of subordinated indebtedness, any unsecured debt, (ii) conversion of Junior Debt to common or “qualified preferred” equity, (iii) prepayments or redemptions using the Available Amount Basket as set forth in the second succeeding paragraph) and (iv) additional prepayments or redemptions using the Leverage Based RP Exception;

h) limitations on negative pledge clauses; and

i) limitations on transactions with affiliates.

In addition, Holdings will be subject to a covenant relating to its passive holding company status.

If there are no outstanding obligations in respect of the Term B Facility and the Secured Bridge Facility, each of the negative covenants (it being understood and agreed that the Financial Maintenance Covenant is not a negative covenant) set forth above (except the covenants relating to liens (provided that thereafter all liens incurred pursuant to a ratio-based incurrence exception would be subject to an equal and ratable provision in favor of the Credit Facilities) and fundamental changes) shall be of no further force or effect while the Company maintains both (i) a BBB- (stable) corporate family rating from S&P and (ii) a Baa3 (stable) corporate family rating from Moody’s (an “Investment Grade Achievement”). Upon an Investment Grade Achievement and confirmation of the concurrent release of liens securing (i) the Secured Bridge and/or Secured Notes, (ii) any secured Incremental Term Facilities, (iii) any secured Incremental Equivalent Debt and (iv) any secured ratio-based incurrence debt, the liens securing the Collateral shall be automatically released and the Bank Administrative Agents shall take such actions as are reasonably requested by the Company to evidence such release.

The negative covenants will be subject, in the case of each of the foregoing covenants to exceptions, qualifications and “baskets” to be set forth in the Bank Documentation that are substantially consistent with the exceptions, qualifications and “baskets” set forth in Precedent Documentation, but adjusted to reflect the Documentation Considerations; provided that all monetary baskets in the negative covenants will include basket builders based on a percentage of Consolidated EBITDA of the Company and its restricted subsidiaries equivalent to the initial monetary amount of each such basket. In addition, certain negative covenants shall include an “Available Amount Basket”, which shall mean a cumulative amount equal to (a) the greater of (1) $3,000 million and (2) 30% of Consolidated EBITDA for the last four fiscal quarters of the Company for which financial statements have been delivered (such greater amount, the “Starter Basket”) plus (b) either, at the option of the Borrower to be made on or prior to the commencement of the general syndication of the Term Facilities, (i) the retained portion of excess cash flow (i.e., excess cash flow as defined for purposes of the mandatory prepayment requirements set forth herein and not otherwise applied to mandatorily prepay the Term Loans or term loans under any Incremental Facility; provided that the retained portion of excess cash flow for any fiscal year shall not be less than zero) or (ii) 50% of cumulative Consolidated Net Income (to be defined as provided under “Financial Definitions” below), plus (c) the Declined Amounts plus (d) the cash proceeds of new public or private equity issuances of any parent of Holdings, the Company or the Borrower (other than disqualified stock), plus (e) capital contributions to the Company made in cash or cash equivalents (other than disqualified stock) and the fair market value of any in-kind contributions, plus (f) the net cash proceeds received by the Company from debt and disqualified stock issuances that have been issued after the Closing Date and which have been exchanged or converted into qualified equity, plus (g) returns, profits, distributions and similar amounts received in cash or cash equivalents by the Company and its restricted subsidiaries on investments made using the Available Amount Basket (not to exceed the amount of such investments) or otherwise received from an unrestricted subsidiary (including the net proceeds of any sale, or issuance of stock, of an unrestricted subsidiary), plus (h) the investments of the Company and its restricted subsidiaries in any unrestricted subsidiary that has been re-designated as a restricted subsidiary or that has been merged or consolidated with or into the Company or any of its restricted subsidiaries (other than in connection with the Pledged Verdite Share Return) (up to the lesser of (i) the fair market value (as determined in good faith by the Company) of the investments of the Company and its restricted subsidiaries in such unrestricted subsidiary at the time of such re-designation or merger or consolidation and (ii) the fair market value of the original investments by the Company and its restricted subsidiaries in such unrestricted subsidiary) and otherwise defined in a manner consistent with the Precedent Documentation, after giving effect to the Documentation Considerations; provided that in no event shall the Available Amount Basket be increased by any Pledged Verdite Share Return. The Available Amount Basket may be used for investments, dividends and distributions and the prepayment or redemption of Junior Debt; provided that use of the Available Amount Basket for investments and permitted acquisitions (other than the Available Amount Basket attributable to clauses (d), (e) and (f) above (such amounts, the “Available Equity Basket”)) shall be subject to the absence of any continuing payment or bankruptcy event of default; provided, further, that use of the Available Amount Basket for dividends and distributions in respect of capital stock of the Company (or any of its direct or indirect parent companies) and the prepayment or redemption of Junior Debt shall be subject (other than the amounts of (1) the Starter Basket, which shall be subject to no continuing payment or bankruptcy event of default, and (2) the Available Equity Basket) to the absence of any continuing event of default.

Permitted Asset Sales:	The Company or any restricted subsidiary will be permitted to make non-ordinary course of business asset sales or dispositions without limit so long as (a) such sales or dispositions are for fair market value, (b) at least 75% of the consideration for asset sales and dispositions in excess of an amount to be agreed shall consist of cash or cash equivalents (subject to exceptions to be set forth in the Bank Documentation to be agreed, which shall include a basket in an amount to be agreed for non-cash consideration that may be designated as cash consideration) and (c) such asset sale or disposition is subject to the terms set forth in the section entitled “Mandatory Prepayments” hereof.

Permitted Acquisitions:

The Company or any restricted subsidiary will be permitted to make acquisitions of the equity interests in a person that becomes a restricted subsidiary, or all or substantially all of the assets (or all or substantially all the assets constituting a business unit, division, product line or line of business) of any person (each, a “Permitted Acquisition”) so long as (a) after giving effect thereto, no payment or bankruptcy event of default has occurred and is continuing, (b) the acquired company or assets are in the same or a generally related or ancillary line of business as the Company and its subsidiaries and (c) subject to the limitations set forth in “Guarantees” and “Security” above, the acquired company and its subsidiaries (other than any subsidiaries of the acquired company designated as an unrestricted subsidiary as provided in “Unrestricted Subsidiaries” below) will become Guarantors and pledge their Collateral to the Bank Administrative Agents. Acquisitions of entities that do not become Guarantors and made with the proceeds of any consideration provided by the Borrower or a Guarantor will not be limited in any additional manner.

In addition to any permitted indebtedness described above, the Company or any restricted subsidiary will be permitted to incur indebtedness (subject to a limit to be agreed on such indebtedness incurred by non-Guarantors) to finance a Permitted Acquisition so long as (i) either (a) the Interest Coverage Ratio of the Company shall either be (1) greater than or equal to the Interest Coverage Ratio of the Company immediately prior to such transactions or (2) at least 2.0:1.0, in either case, recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements have been delivered or (b) the Total Leverage Ratio of the Company shall either be (1) less than or equal to the Total Leverage Ratio of the Company immediately prior to such transactions or (2) not greater than 5.00:1.0, in either case, recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements have been delivered (and in the case of clauses (a) and (b), calculated on a pro forma basis after giving effect to the incurrence or assumption of such indebtedness and any other debt incurrence, debt retirement, acquisition, disposition and other appropriate pro forma adjustment events, including any debt incurrence or retirement subsequent to the end of the applicable test period and on or prior to the date of such incurrence or assumption, all to be further defined in the Bank Documentation) and (iii) with respect to any secured indebtedness, such Indebtedness is Incremental Equivalent Debt.

Permitted IPO Distributions:	“Permitted IPO Distributions” shall mean after a qualified IPO, restricted payments in an amount, on an annual basis, not to exceed the sum of (a) an amount equal to 6.00% of the net proceeds received by (or contributed to) the Company and its restricted subsidiaries from such qualified IPO and (b) an amount equal to 7.00% of the market capitalization at the time of such qualified IPO.

Permitted ABS Transactions:	Without limiting the generality of the carve-outs and exceptions to the negative covenants set forth above, the definitive Bank Documentation, including the negative covenants contained in, and the security interests granted pursuant to, the definitive Bank Documentation will include such additional carve-outs and exceptions as are necessary or appropriate to permit all of the transactions from time to time contemplated in the ABS Facilities (including those set forth in the Precedent Documentation).

Financial Maintenance Covenant:

With respect to the Term B Facility and the Term Cash Flow Facility: None.

With respect to the Term A Facilities and Revolving Facility: The First Lien Documentation will contain a maximum First Lien Leverage Ratio with regard to the Company and its restricted subsidiaries on a consolidated basis (the “Financial Maintenance Covenant”), at a level equal to the greater of (i) 5.50:1.00 and (ii) a level providing at least a 40% cushion (calculated on a non-cumulative basis) in Consolidated EBITDA above the Consolidated EBITDA levels for the most recent four fiscal quarter period ending prior to the Closing Date for which financial statements of the Company are available (which First Lien Leverage Ratio shall be appropriately adjusted to reflect any additional original issue discount or upfront fees required to be funded in connection with the “Market Flex Provisions” in the Fee Letter and any related increase in leverage as a result thereof), with no step downs.

For purposes of determining compliance with the Financial Maintenance Covenant, any cash equity contribution (which shall be common equity or otherwise in a form reasonably acceptable to the Administrative Agent) made to the Company after the beginning of the most recently ended fiscal quarter and on or prior to the day that is 10 business days after the day on which financial statements are required to be delivered for such fiscal quarter will, at the request of the Company, be included in the calculation of Consolidated EBITDA solely for purposes of determining compliance with the Financial Maintenance Covenant at the end of such fiscal quarter and applicable subsequent periods that include such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) in each four fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Specified Equity Contribution is made, (b) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Company to be in pro forma compliance with the Financial Maintenance Covenant for the relevant fiscal quarter, (c) all Specified Equity Contributions shall be disregarded for purposes of determining pricing, financial ratio-based conditions and any baskets with respect to the covenants contained in the Bank Documentation and shall be disregarded for purposes of the calculation of the Available Amount Basket and all other baskets, (d) during the term of the Facilities no more than five Specified Equity Contributions may be made and (e) there shall be no pro forma reduction in indebtedness (by netting or otherwise) with the proceeds of any Specified Equity Contribution for determining compliance with the Financial Maintenance Covenant for the fiscal quarter for which such Specified Equity Contribution is deemed applied, except to the extent that such proceeds are actually applied to repay indebtedness. The Bank Documentation will contain a customary standstill provision with respect to the declaration of an event of default and/or exercise of remedies in connection with a breach of the Financial Maintenance Covenant during the period in which a Specified Equity Contribution could be made. It is understood that there shall be no borrowing under the Revolving Facilities or letters of credit issued following a breach of the Financial Maintenance Covenant until the Specified Equity Contribution has actually been received by the Company.

Financial Definitions:	The financial definitions in the Bank Documentation shall be consistent with the equivalent definitions of such terms in the Precedent Documentation, after giving effect to Documentation Considerations, in each case as modified (a) as reasonably agreed to (i) more accurately reflect the business and financial accounting of the Company and its subsidiaries after giving effect to the Transactions and (ii) address technical clarifications adjustments and (b) to include all adjustments and add-backs included in the most recent financial model provided to the Lead Arrangers by the Company prior to the Signing Date (together with all updates and modifications thereto reasonably agreed with the Majority Lead Arrangers); provided that (i) there shall be an uncapped addition for pro forma “run rate” cost savings, operating expense reductions and synergies related to the Transactions that are reasonably quantifiable, factually supportable and projected by the Company in good faith to result from actions that have been taken or initiated or are expected to be taken (in the good faith determination of the Company) within 24 months after the Closing Date, (ii) there shall be an uncapped addback for pro forma “run rate” cost savings, operating expense reductions and synergies related to acquisitions, dispositions and other specified transactions, restructurings, cost savings initiatives and other initiatives that are reasonably quantifiable, factually supportable and projected by the Company in good faith to result from actions that have been taken or initiated or are expected to be taken (in the good faith determination of the Company) within 24 months after such acquisition, disposition or other specified transaction, restructuring, cost savings initiative or other initiative, (iii) the definition of Consolidated Total Debt shall provide for netting cash and cash equivalents of the Company and its restricted subsidiaries to the extent the use thereof for application to the payment of indebtedness is not prohibited by law or contract and (iv) the definition of Consolidated First Lien Debt shall include only Consolidated Total Debt that is secured by a lien on all of the Collateral on an equal or super priority basis (but without regard to the control of remedies) with Liens securing the Secured Obligations.

Unrestricted Subsidiaries:	The Bank Documentation will contain provisions pursuant to which, subject to limitations on loans, advances, guarantees and other investments in, unrestricted subsidiaries, the Company will be permitted to designate any existing or subsequently acquired or organized subsidiary (other than the Borrower) as an “unrestricted subsidiary” (with any subsidiary of an unrestricted subsidiaries constituting an unrestricted subsidiary) and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary so long as, after giving effect to any such designation or re-designation, (a) the fair market value of such subsidiary at the time it is designated as an “unrestricted subsidiary” shall be treated as an investment by the Company at such time and (b) no payment or bankruptcy event of default under the Bank Documentation has occurred or is continuing or would exist after giving effect thereto. Unrestricted subsidiaries will not be subject to the representation and warranties, affirmative or negative covenant or event of default provisions of the Bank Documentation and the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of determining compliance with the financial covenants contained in the Bank Documentation. “Grandfathered Unrestricted Subsidiaries” shall mean each of (i) Verdite, (ii) the issuers/borrowers (and any direct obligors in connection therewith) in connection with any debt issued in lieu of Margin Bridge Facility (“Takeout Margin Loan Debt”) whether such entities are formed before or after the Closing Date, which such entities shall be contributed the Pledged Verdite Shares and up to 43,025,308 shares of Class A common stock of Verdite, (iii) SecureWorks Holding Corp and Boomi Inc., (iv) Pivotal Labs and (v) Virtustream and any joint venture or other entity into which Virtustream and related assets are contributed or which is a successor to Virtustream.

To the extent that neither the Margin Bridge Facility nor the Takeout Margin Loan Debt (or any refinancing thereof in the form of a margin loan facility) is outstanding, the Company shall ensure that the Pledged Verdite Shares and any class A common stock of Verdite pledge to secure the Takeout Margin Loan Debt are distributed to the Company or one of its restricted subsidiaries or the subsidiary holding such shares is re-designated, or merges with, a restricted subsidiary of the Company (the “Pledged Verdite Share Return”).

Events of Default:

The Bank Documentation will include event of default provisions on terms and conditions substantially consistent with the Precedent Documentation after giving effect to Documentation Considerations.

Notwithstanding the foregoing, (i) only lenders holding at least a majority of the Term A Loans and the Revolving Commitments shall have the ability to (and be required in order to) amend the Financial Maintenance Covenant and waive a breach of the Financial Maintenance Covenant and (ii) a breach of the Financial Maintenance Covenant shall not constitute an event of default with respect to the Term B Facility or Term Cash Flow Facility or trigger a cross-default under the Term B Facility or Term Cash Flow Facility until the date on which the Term A Loans and the Revolving Loans have been accelerated (and the Revolving Commitments terminated) by the Term A Lenders and the Revolving Lenders, respectively, in accordance with the terms of the Term A Facilities and the Revolving Facility, respectively.

Voting:

The Bank Documentation will include voting provisions on terms and conditions substantially consistent with the Precedent Documentation after giving effect to Documentation Considerations (including with respect to the inclusion of the Revolving Facility).

Notwithstanding the foregoing, amendments and waivers of the Financial Maintenance Covenant will be subject to the second paragraph under “Events of Default” above.

Cost and Yield Protection:	The Bank Documentation will include cost and yield protection provisions on terms and conditions substantially consistent with the Precedent Documentation after giving effect to Documentation Considerations.

Assignments and Participations:	The Bank Documentation will include assignment and participation provisions (including, other than with respect to the assignment of Revolving Loans or Revolving Commitments which will be in accordance with the Documentation Considerations) with respect to affiliates of the Company) on terms and conditions substantially consistent with the Precedent Documentation after giving effect to Documentation Considerations (including with respect to the inclusion of the Revolving Facility).

Expenses and Indemnification:	The Bank Documentation will include expense and indemnification provisions on terms and conditions substantially consistent with the Precedent Documentation after giving effect to Documentation Considerations.

Governing Law and Forum:	New York.

Counsel to the Bank Administrative Agents, Lead Arrangers Joint Bookrunners:	Cahill Gordon & Reindel LLP.

ANNEX I

Interest Rates:

With respect to the Term B Facility, at the option of the Borrower, Adjusted LIBOR plus a margin (the “Applicable Margin”) of 3.50% or ABR plus an Applicable Margin of 2.50%.

From and after the delivery by the Borrower to the Bank Administrative Agents of the financial statements for the first full fiscal quarter of the Company completed after the Closing Date, interest rate spreads with respect to the Term B Facility shall be subject to one 25 basis point stepdown at a First Lien Leverage Ratio of 2.75:1.00 (the “Term B Loan Stepdown”).

With respect to the Revolving Facility, the Term A-1 Facility and the Term A-3 Facility, at the option of the Borrower, Adjusted LIBOR plus an Applicable Margin of 2.00% or ABR plus an Applicable Margin of 1.00%.

From and after the Closing Date, interest rate spreads under the Revolving Facility, the Term A-1 Facility and Term A-3 Facility shall be determined by reference to the pricing grid below.

With respect to the Term A-2 Facility, at the option of the Borrower, Adjusted LIBOR plus an Applicable Margin of 2.25% or ABR plus an Applicable Margin of 1.25%.

From and after the Closing Date, interest rate spreads under the Term A-2 Facility shall be determined by reference to the pricing grid below.

With respect to the Term Cash Flow Facility, at the option of the Borrower, Adjusted LIBOR plus an Applicable Margin of 1.75% or ABR plus an Applicable Margin of 0.75%.

The Borrower may elect interest periods of 1, 2, 3 or 6 months (or, if agreed by all relevant Lenders, 12 or fewer months or a period of shorter than 1 month) for Adjusted LIBOR.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans).

Interest shall be payable in arrears (a) for loans accruing interest at a rate based on Adjusted LIBOR, at the end of each interest period and, for interest periods of greater than 3 months, every three months, and on the applicable maturity date and (b) for loans accruing interest based on the ABR, quarterly in arrears and on the applicable maturity date.

“ABR” is the Alternate Base Rate, which is the highest of (i) the prime commercial lending rate announced by the applicable Bank Administrative Agent as its “prime rate”, (ii) the Federal Funds Effective Rate plus 1/2 of 1.0% and (iii) the one-month Published LIBOR (as defined below) rate plus 1.0% per annum.

B-1-1

“Adjusted LIBOR” is the London interbank offered rate for eurodollar deposits for a period equal to the applicable Interest Period appearing on the Reuters Screen LIBOR01 Page or such other screen as may be determined prior to the Closing Date (or otherwise on the Reuters screen) (“Published LIBOR”), adjusted for statutory reserve requirements for eurocurrency liabilities.

There shall be a minimum Adjusted LIBOR (i.e. Adjusted LIBOR prior to adding any applicable interest rate margins thereto) requirement of (x) 0.75% per annum and a minimum ABR requirement of 1.75% per annum, in each case in respect of the Term B Facility and (y) 0% in respect of each other Credit Facility and the Secured Bridge Facility.

Letter of Credit Fees:	A per annum fee equal to the Applicable Margin related to Adjusted LIBOR Loans under the Revolving Facility will accrue on the aggregate face amount of outstanding letters of credit under the Revolving Facility, payable in arrears at the end of each quarter and upon the termination of the respective letter of credit, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be paid to the applicable Bank Administrative Agent for distribution to the Revolving Lenders pro rata in accordance with the amount of each such Revolving Lender’s Revolving Commitment, with exceptions for defaulting lenders. In addition, the Borrower shall pay to each Issuing Bank, for its own account, (a) a fronting fee equal to 0.125% of the aggregate face amount of outstanding letters of credit, payable in arrears at the end of each quarter, at maturity and upon the termination of the respective letter of credit, calculated based upon the actual number of days elapsed over a 360-day year, and (b) customary issuance and administration fees.

Commitment Fees:	The Borrower shall pay a commitment fee for the account of Revolving Lenders of 0.375% per annum. The foregoing commitment fee shall be subject to change after the Closing Date in accordance with the pricing grid set forth below.

Level	Rating (Corporate and Stable or better)	Term A-1 and Term A-3 LIBOR Loans Applicable Margin	Term A-2 LIBOR Loans Applicable Margin	Revolving Facility LIBOR Loans Applicable Margin	Commitment Fee
Level I	BBB/Baa2	1.50%	1.75%	1.50%	0.25%
Level II	BBB-/Baa3	1.75%	2.00%	1.75%	0.25%
Level III	BB+/Ba1	2.00%	2.25%	2.00%	0.375%
Level IIII	BB/Ba2	2.25%	2.50%	2.25%	0.50%

In the event of a split rating, the Applicable Margin and/or Commitment Fee will be determined by reference to the higher rating; provided that if the ratings are split by more than one Level, the Applicable Margin and/or Commitment Fee shall be determined by reference to the Level in the grid above that is one lower than the Level in which the higher rating appears; provided that if there is no Rating from either S&P or Moody’s then Level III shall apply.

The Applicable Margin with respect all ABR Loans shall be 100 basis points less than the Applicable Margin with respect to LIBOR Loans set forth above.

B-1-2

EXHIBIT C

Project Epcot

Unsecured Bridge Facility

Summary of Principal Terms and Conditions3

Borrower:	The Borrower and, after giving effect to the Acquisition, Co-Borrower under the Credit Facilities (the “Borrower”).

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Unsecured Bridge Administrative Agent:	An affiliate of a Lead Arranger appointed by the Company will act as sole administrative agent (in such capacity, the “Unsecured Bridge Administrative Agent”) for a syndicate of banks, financial institutions and other institutional lenders and investors reasonably acceptable to the Lead Arrangers and the Borrower, excluding any Disqualified Lender (together with the Initial Unsecured Bridge Lenders, the “Unsecured Bridge Lenders”), and will perform the duties customarily associated with such roles.

Lead Arrangers and Joint Bookrunners:	CS Securities, JPMorgan, Merrill Lynch, Barclays, Citi, Goldman, DB and RBCCM will act as lead arrangers (each in such capacity, a “Lead Arranger” and, together, the “Lead Arrangers”), and CS Securities, JPMorgan, Merrill Lynch, Barclays, Citi, Goldman, DB and RBCCM will act as joint bookrunners (each in such capacity, a “Joint Bookrunner” and, together, the “Joint Bookrunners”), in each case for the Unsecured Bridge Facility, and each will perform the duties customarily associated with such roles.

Other Agents:	The Borrower may designate Lead Arrangers or their affiliates to act as syndication agent, documentation agent or co-documentation agent as provided in the Commitment Letter.

Unsecured Bridge Loans:	The Unsecured Bridge Lenders will make senior unsecured increasing rate loans (the “Ordinary Unsecured Bridge Loans”) to the Borrower (at the Borrower’s option) on the Closing Date in an aggregate principal amount of up to $3,250 million plus, at the Borrower’s election, an amount sufficient to fund any OID or upfront fees required to be funded on the Closing Date in connection with the issuance of the Unsecured Notes or any other Unsecured Securities (as defined in the Fee Letter) on the Closing Date (which amounts shall be automatically added to the Commitment Parties’ commitments under the Commitment Letter) minus (i) the amount of gross proceeds received by the Borrower from any issuance of Unsecured Notes on or before the Closing Date and (ii) any Unsecured Notes Early Amount that is actually funded. In addition, the Unsecured Bridge Lenders will make senior unsecured increasing rate loans (the “Specified Unsecured Bridge Loans” and together with the Ordinary Unsecured Bridge Loans, the “Unsecured Bridge Loans”) to the Borrower on the Closing Date in an aggregate principal amount of up to $2,200 million minus any Commitment Reduction in respect of the Specified Unsecured Bridge Loans.

[3]	All capitalized terms used but not defined herein shall have the meaning given them in the Commitment Letter to which this Term Sheet is attached, including Exhibits A, B, D, E, F and G thereto.

Availability:	The Unsecured Bridge Lenders will make the Unsecured Bridge Loans on the Closing Date simultaneously with (a) the consummation of the Acquisition and (b) the initial funding under the Term Facilities. Amounts borrowed under the Unsecured Bridge Facility that are repaid or prepaid may not be reborrowed.

Purpose:	The Unsecured Bridge Loans will be used by Buyer, Holdings and their subsidiaries, together with the proceeds from borrowings under the Term Facilities, the proceeds from borrowings under the Revolving Facility, the proceeds from the Secured Bridge Facility, the Secured Notes and/or the Unsecured Notes, the proceeds from the Equity Contribution, the proceeds from the Verdite Note Bridge Facility, the proceeds from Margin Bridge Facility (or any Takeout Margin Loan Debt) and cash on hand at the Company, the Target and their respective subsidiaries, solely to pay the Acquisition Funds and to fund any OID or upfront fees.

Ranking:	The Unsecured Bridge Loans will rank equal in right of payment with the Credit Facilities and other senior indebtedness of the Borrower.

Guarantees:	All obligations of the Borrower under the Unsecured Bridge Facility will be jointly and severally guaranteed by Holdings, the Company and each Subsidiary Guarantor (as defined in Exhibit B to the Commitment Letter), on a senior basis (such guarantees, the “Unsecured Bridge Guarantees”). The Unsecured Bridge Guarantees will automatically be released upon the release of the corresponding guarantees of all of the Credit Facilities (other than in the case of a repayment or refinancing of such facility). The Unsecured Bridge Guarantees will rank equal in right of payment with the guarantees of the Credit Facilities.

Security:	None.

Maturity:	The Specified Unsecured Bridge Loans will have a maturity date that is 364 days after the Closing Date (the “Specified Bridge Loan Maturity Date”). All Ordinary Unsecured Bridge Loans will have an initial maturity date that is the one-year anniversary of the Closing Date (the “Initial Bridge Loan Maturity Date”), which shall be extended as provided below. If any of the Ordinary Unsecured Bridge Loans have not been previously repaid in full on or prior to the Initial Bridge Loan Maturity Date and no bankruptcy event of default (with respect to the Borrower) then exists, Ordinary Unsecured Bridge Loans will be automatically converted into a senior unsecured term loan (each a “Unsecured Extended Term Loan”) due on the date that is 7 years after the Closing Date (the “Unsecured Extended Maturity Date”). The date on which Ordinary Unsecured Bridge Loans are converted into Extended Unsecured Term Loans is referred to as the “Unsecured Conversion Date”. On the Unsecured Conversion Date, and on the 15th calendar day of each month thereafter (or the immediately succeeding business day if such calendar day is not a business day), at the option of the applicable Unsecured Bridge Lender, the Extended Unsecured Term Loans may be exchanged in whole or in part for senior unsecured exchange notes (the “Unsecured Exchange Notes”) having an equal principal amount and having the terms set forth in Annex II hereto; provided, that (i) no Unsecured Exchange Notes shall be issued until the Borrower shall have received requests to issue at least $750 million in aggregate principal amount of Unsecured Exchange Notes and (ii) no subsequent Unsecured Exchange Notes shall be issued until the Borrower shall have received additional requests to issue at least $750 million in aggregate principal amount of additional Unsecured Exchange Notes.

The Extended Unsecured Term Loans will be governed by the provisions of the Unsecured Bridge Facility Documentation (as hereinafter defined) and will have the same terms as the Ordinary Unsecured Bridge Loans except as set forth on Annex I hereto. The Unsecured Exchange Notes will be issued pursuant to an indenture that will have the terms set forth on Annex II hereto.

The Extended Unsecured Term Loans and the Unsecured Exchange Notes shall rank equal in right of payment for all purposes.

Interest Rates:

Interest on the Ordinary Unsecured Bridge Loans for the first three-month period commencing on the Closing Date shall be payable at LIBOR (as defined below) for U.S. dollars (for interest periods of 1, 2, 3 or 6 months, as selected by the Borrower) plus 700 basis points (the “Ordinary Unsecured Initial Margin”). Thereafter, subject to the applicable Unsecured Total Cap (as defined in the Fee Letter), interest shall be payable at prevailing LIBOR for the interest period selected by the Borrower plus the Ordinary Unsecured Initial Margin and shall increase by an additional 50 basis points at the beginning of each three-month period subsequent to the initial three-month period for so long as such Ordinary Unsecured Bridge Loans are outstanding (except on the Unsecured Conversion Date). “LIBOR” means the London interbank offered rate for dollars for the relevant interest period which shall in no event be less than 0.75%.

Interest on the Specified Unsecured Bridge Loans shall initially be payable at a fixed rate of 487.5 basis points (the “Specified Unsecured Initial Margin” and together with the Ordinary Unsecured Initial Margin, the “Unsecured Initial Margin”) for the three-month period commencing on Closing Date. For the second three-month period commencing after the Closing Date interest on the Specified Unsecured Bridge Loans shall be payable at LIBOR for U.S. dollars (for interest periods of 1, 2, 3 or 6 months as selected by the Borrower) plus 750 basis points (the “Specified Unsecured Margin”). Thereafter, subject to the applicable Unsecured Total Cap, interest shall be payable at prevailing LIBOR for U.S. dollars (for interest periods of 1, 2, 3 or 6 months, as selected by the Borrower) for interest periods selected by the Borrower plus 750 basis points and shall increase by an additional 50bps at the beginning of each subsequent three month period for so long as the Specified Unsecured Bridge Loans are outstanding.

Notwithstanding anything to the contrary set forth above, at no time shall the per annum yield on the Unsecured Bridge Loans exceed the amount specified in the Fee Letter in respect of the Unsecured Bridge Facility as the “Unsecured Total Cap”.

Following the Initial Bridge Loan Maturity Date, all outstanding Extended Unsecured Term Loans will accrue interest at a rate equal to the applicable Unsecured Total Cap.

Additionally, in the event of an Unsecured Demand Failure Event (as defined in the Fee Letter), the Ordinary Unsecured Bridge Loans will accrue interest at a rate equal to the Unsecured Total Cap.

Interest Payments:	Interest on the Unsecured Bridge Loans will be payable in arrears at the end of each interest period and, for interest periods of greater than 3 months, every three months, and on the Initial Bridge Loan Maturity Date and the Specified Bridge Maturity Date, as applicable. Calculation of interest shall be on the basis of actual days elapsed in a year of 360 days.

Default Rate:	During the continuance of a payment or bankruptcy event of default, overdue principal, interest, fees and other amounts shall bear interest at the applicable interest rate plus 2.00% per annum.

Notwithstanding anything to the contrary set forth herein, in no event shall any cap or limit on the yield or interest rate payable with respect to the Unsecured Bridge Loans, Extended Unsecured Term Loans or Unsecured Exchange Notes affect the payment of any default rate of interest in respect of any Unsecured Bridge Loan, Extended Unsecured Term Loans or Unsecured Exchange Notes.

Mandatory Prepayment:	The Borrower will be required to prepay the Unsecured Bridge Loans on a pro rata basis at 100% of the outstanding principal amount thereof with (i) in connection with the Ordinary Unsecured Bridge Loans, the net cash proceeds from the issuance of the Unsecured Notes and Unsecured Securities; provided, that in the event any Ordinary Unsecured Bridge Lender or affiliate of an Ordinary Unsecured Bridge Lender purchases debt securities from the Borrower pursuant to the “Unsecured Securities Demand” under the Fee Letter at an issue price above the level at which such Ordinary Unsecured Bridge Lender or affiliate has determined such debt securities can be resold by such Ordinary Unsecured Bridge Lender or affiliate to a bona fide third party at the time of such purchase that is not a lender under the Ordinary Unsecured Bridge Facility or affiliate thereof or a participant in the Ordinary Unsecured Bridge Facility at such time (and notifies the Borrower thereof), the net cash proceeds received by the Borrower in respect of such debt securities may, at the option of such Ordinary Unsecured Bridge Lender or affiliate, be applied first to prepay the Ordinary Unsecured Bridge Loans of such Unsecured Bridge Lender or affiliate (provided that if there is more than one such Unsecured Bridge Lender or affiliate then such net cash proceeds will be applied pro rata to prepay the Unsecured Bridge Loans of all such Unsecured Bridge Lenders or affiliates in proportion to such Unsecured Bridge Lenders’ or affiliates’ principal amount of debt securities purchased from the Borrower) prior to being applied to prepay the Unsecured Bridge Loans of the Unsecured Bridge Lenders; (ii) the net cash proceeds from the issuance of any Refinancing Debt (to be defined in a manner consistent with the Unsecured Bridge/Bond Documentation Considerations) by the Company or any of its restricted subsidiaries (which amounts under this clause (ii) shall be applied first to the Ordinary Unsecured Bridge Facility and thereafter to the Specified Unsecured Bridge Facility) (clauses (i) and (ii) collectively, the “Unsecured Bridge Debt Sweep”); and (iii) the net cash proceeds from any non-ordinary course asset sales or dispositions (including as a result of casualty or condemnation) by the Company or any of its restricted subsidiaries in excess of amounts either reinvested or required to be paid to the lenders under the Credit Facilities or the holder of certain other indebtedness (which amounts under this clause (iii) shall be applied first in accordance with the Asset Sale Prepayment Waterfall, second to any outstanding Secured Bridge Loans and thereafter to the Ordinary Unsecured Bridge Facility), in the case of any such prepayments pursuant to the foregoing clauses (i), (ii) and (iii) above with exceptions and baskets consistent with the Unsecured Bridge/Bond Documentation Considerations. The Borrower will also be required to offer to prepay the Unsecured Bridge Loans following the occurrence of a change of control (to be defined in a manner consistent with the Unsecured Bridge/Bond Documentation Considerations) at 100% of the

outstanding principal amount thereof, subject to the Unsecured Bridge/Bond Documentation Considerations. These mandatory prepayment provisions will not apply to the Extended Unsecured Term Loans.

Optional Prepayment:	The Unsecured Bridge Loans may be prepaid, in whole or in part, at par plus accrued and unpaid interest upon not less than three days’ prior written notice, at the option of the Borrower at any time. In the event of a Unsecured Demand Failure Event, the Ordinary Unsecured Bridge Loans shall be subject to the “Optional Redemption” provisions applicable to the Unsecured Exchange Notes.

Documentation:	The definitive financing documentation for the Unsecured Bridge Facility (the “Unsecured Bridge Facility Documentation”) shall initially be drafted by counsel for the Company and contain the terms set forth in this Exhibit C and, to the extent any other terms are not expressly set forth in this Exhibit C, will (i) be negotiated in good faith within a reasonable time period to be determined taking into account the timing of the syndication of the Unsecured Bridge Facility and (ii) shall contain only such conditions, representations, events of default and covenants as expressly set forth in this Exhibit C and such other terms (but no other conditions) as the Borrower and the Lead Arrangers shall reasonably agree; it being understood and agreed that the Unsecured Bridge Facility Documentation shall be based on and substantially consistent with that certain Indenture, dated as of October 7, 2013 (as amended, supplemented or otherwise modified through the Signing Date, the “Bridge/Bond Precedent Documentation”) of the Borrower and the Company governing the $1,500 million of 5.625% Senior First Lien Notes due 2020 (reflecting, in the case of the Unsecured Bridge Facility or Extended Unsecured Term Loans, credit agreement format) as modified by the terms set forth herein and subject to (i) materiality qualifications and other exceptions that give effect to and/or permit the Transactions, (ii) baskets, thresholds and exceptions that are to be agreed in light of the Consolidated EBITDA and leverage level of the Company and its subsidiaries, (iii) such other modifications to reflect the operational and strategic requirements of the Company and its subsidiaries (after giving effect to the Transactions) in light of their size, geographic locations, industry (and risks and trends associated therewith), businesses, business practices, operations, financial accounting, the disclosure schedules to the Acquisition Agreement and the Projections, (iv) modifications to reflect changes in law or accounting standards since the date of the Unsecured Bridge/Bond Precedent Documentation, (v) such modifications to reflect the unsecured nature of the Unsecured Bridge Facility (including with respect to the covenants) and (vi) such modifications to reflect reasonable administrative, agency and operational requirements of the Unsecured Bridge Administrative Agent (collectively, the “Unsecured Bridge/Bond Documentation Considerations”).

Conditions to Borrowing:	Subject to the Limited Conditionality Provisions, the availability of the initial borrowing and other extensions of credit under the Unsecured Bridge Facility on the Closing Date will be subject solely to (a) the accuracy of the Specified Representations in all material respects (subject to the Limited Conditionality Provisions), (b) the accuracy of the Specified Acquisition Agreement Representations in all material respects to the extent the Buyer has (or an affiliate of Buyer has) the right to terminate its obligations under the Acquisition Agreement or decline to consummate the Acquisition (in each case, in accordance with the terms of the Acquisition Agreement) as a result of any breach, and (c) the applicable conditions set forth in Exhibit G to the Commitment Letter.

Representations and Warranties:	The Unsecured Bridge Facility Documentation will contain representations and warranties as are substantially similar to those for the Credit Facilities, but in any event are no less favorable to the Company and its subsidiaries than those in the Credit Facilities, including as to exceptions and qualifications.

Covenants:	The Unsecured Bridge Facility Documentation will contain such affirmative and negative covenants with respect to the Company and its restricted subsidiaries as are usual and customary for bridge loan financings of this type consistent with the Unsecured Bridge/Bond Documentation Considerations, it being understood and agreed that the covenants of the Unsecured Bridge Loans (and the Extended Unsecured Term Loans and the Unsecured Exchange Notes) will be incurrence-based covenants consistent with the Unsecured Bridge/Bond Precedent Documentation (but in any event no more restrictive than those in the Credit Facilities (except to reflect the unsecured nature of the Unsecured Bridge Loans, the Extended Unsecured Term Loans and the Unsecured Exchange Notes), and consistent with the Unsecured Bridge/Bond Documentation Considerations. Prior to the Initial Bridge Loan Maturity Date and the Specified Bridge Maturity Date, as applicable, the debt and lien incurrence and the restricted payment covenants of the Unsecured Bridge Loans will be more restrictive than those of the Extended Unsecured Term Loans and the Unsecured Exchange Notes, as reasonably agreed by the Lead Arrangers and the Borrower.

Unrestricted Subsidiaries:	The Unsecured Bridge/Bond Documentation will include unrestricted subsidiary provisions as expressly set forth in Exhibit B.

Permitted ABS Transactions:	Without limiting the generality of the carve-outs and exceptions to the covenants set forth above, the definitive Unsecured Bridge Facility Documentation, including the negative covenants contained in therein, will include such additional carve-outs and exceptions as are necessary or appropriate to permit all of the transactions from time to time contemplated in the ABS Facilities (including those set forth in the Bridge/Bond Precedent Documentation).

Financial Maintenance Covenants:	None.

Events of Default:	Limited to nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross acceleration to material indebtedness; bankruptcy or insolvency of the Company or its significant restricted subsidiaries (including the Borrower and the Co-Borrower);

material monetary judgments; ERISA events; and actual or asserted invalidity of guarantees, consistent in each case with the Unsecured Bridge/Bond Documentation Considerations (but in any event no more restrictive than those in the Credit Facilities).

Cost and Yield Protection:	Usual for facilities and transactions of this type consistent with the Unsecured Bridge/Bond Documentation Considerations (including with respect to the Dodd-Frank Act and the Basel Committee on Banking Regulations and Supervisory Practices); it being agreed that the Unsecured Bridge Facility Documentation will provide customary provisions protecting the Borrower and its affiliates from withholding tax liabilities in form and substance reasonably satisfactory to the Borrower and the Unsecured Bridge Administrative Agent.

Assignment and Participation:	The Unsecured Bridge Lenders will have the right to assign Unsecured Bridge Loans after the Closing Date in consultation with the Borrower to persons other than the Company and its subsidiaries; provided, however, that prior to the date that is one year after the Closing Date and so long as an Unsecured Demand Failure Event (as defined in the Fee Letter) has not occurred (with respect to assignments of Ordinary Unsecured Bridge Loans) and no payment or bankruptcy event of default shall have occurred and be continuing, the consent of the Borrower shall be required with respect to any assignment of the Ordinary Unsecured Bridge Loans or Specified Unsecured Bridge Loans, as applicable, (such consent not to be unreasonably withheld or delayed) if, subsequent thereto, the Initial Unsecured Bridge Lenders (together with their affiliates) would hold, in the aggregate, less than 50.1% of the outstanding Ordinary Unsecured Bridge Loans or Specified Unsecured Bridge Loans, as applicable.

The Unsecured Bridge Lenders will have the right to participate their Unsecured Bridge Loans, before or after the Closing Date, to other financial institutions without restriction, other than customary voting limitations. Participants will have the same benefits as the selling Lenders would have (and will be limited to the amount of such benefits) with regard to yield protection and increased costs, subject to customary limitations and restrictions.

The Unsecured Bridge Facility Documentation shall provide that Unsecured Bridge Loans may be purchased by the Sponsor and its affiliates on terms and conditions consistent with the Credit Facilities.

Voting:	Amendments and waivers of the Unsecured Bridge Facility Documentation related to the Ordinary Unsecured Bridge Loans will require the approval of Unsecured Bridge Lenders holding more than 50% of the outstanding Ordinary Unsecured Bridge Loans, except that (a) the consent of each affected Unsecured Bridge Lender will be required for (i) reductions of principal, interest rates or any Applicable Margin, (ii) extensions of the Initial Bridge Loan Maturity Date (except as provided under “Maturity” above) or the Extended Unsecured Maturity Date, (iii) additional restrictions on the right to exchange Extended Unsecured Term Loans for Unsecured Exchange Notes or any amendment of the rate of such exchange and (iv) any amendment to the Unsecured Exchange Notes that requires (or would, if any Unsecured Exchange Notes were outstanding, require) the approval of all holders of Unsecured Exchange Notes and (b) the consent of 100% of the Unsecured Bridge Lenders will be required with respect to (i) modifications to any of the voting percentages and (ii) subject to certain exceptions consistent with the Unsecured Bridge/Bond Documentation Considerations, releases of all or substantially all of the value of the Guarantees (other than in connection with any release or sale of the relevant Guarantor permitted by the Unsecured Bridge Facility Documentation or the Bank Documentation).

Amendments and waivers of the Unsecured Bridge Facility Documentation related to the Specified Unsecured Bridge Loans will require the approval of Unsecured Bridge Lenders holding more than 50% of the outstanding Specified Unsecured Bridge Loans, except that (a) the consent of each affected Unsecured Bridge Lender will be required for (i) reductions of principal, interest rates or any Applicable Margin and (ii) extensions of the Specified Bridge Maturity Date and (b) the consent of 100% of the Unsecured Bridge Lenders will be required with respect to (i) modifications to any of the voting percentages and (ii) subject to certain exceptions consistent with the Unsecured Bridge/Bond Documentation Considerations, releases of all or substantially all of the value of the Guarantees (other than in connection with any release or sale of the relevant Guarantor permitted by the Unsecured Bridge Facility Documentation or the Bank Documentation).

Expenses and Indemnification:	The Unsecured Bridge Facility Documentation will include expense and indemnification provisions on terms and conditions substantially consistent with the Bank Documentation.

Governing Law:	New York.

Counsel to the Unsecured Bridge Administrative Agent, Lead Arrangers and Joint Bookrunners:	Cahill Gordon & Reindel LLP.

Annex I

Exhibit C

Extended Unsecured Term Loans

Maturity:	The Unsecured Extended Term Loans will mature on the date that is 7 years after the Closing Date.

Interest Rate:	The Unsecured Extended Term Loans will bear interest at a rate equal to the Unsecured Total Cap.

Guarantees:	Same as the Unsecured Bridge Loans.

Security:	None.

Covenants, Defaults and Mandatory Prepayments:	Upon and after the Unsecured Conversion Date, the covenants, mandatory prepayments (other than with respect to a change of control, with respect to which provisions of the Unsecured Bridge Loans will apply) and defaults which would be applicable to the Unsecured Exchange Notes, if issued, will also be applicable to the Extended Unsecured Term Loans in lieu of the corresponding provisions of the Unsecured Bridge Facility Documentation.

Optional Prepayment:	The Extended Unsecured Term Loans may be prepaid, in whole or in part, at par, plus accrued and unpaid interest upon not less than three days’ prior written notice, at the option of the Borrower at any time.

Governing Law:	New York.

Annex II

Exhibit C

Unsecured Exchange Notes

Issuer:	The Borrower will issue the Unsecured Exchange Notes under one or more indentures and/or supplemental indentures thereto. The Borrower, in its capacity as the issuer of the Unsecured Exchange Notes, is referred to as the “Issuer”.

Guarantees:	Same as the Extended Unsecured Term Loans.

Security:	None.

Principal Amount:	The Unsecured Exchange Notes will be available only in exchange for the Extended Unsecured Term Loans on or after the Unsecured Conversion Date. The principal amount of any Unsecured Exchange Note will equal 100% of the aggregate principal amount of the Unsecured Extended Term Loan for which it is exchanged. In the case of a partial exchange, the minimum amount of Unsecured Extended Term Loans to be exchanged for Unsecured Exchange Notes will be $750 million.

Maturity:	The Unsecured Exchange Notes will mature on the date that is 7 years after the Closing Date (the “Unsecured Exchange Notes”).

Interest Rate:	The Unsecured Exchange Notes will bear interest payable semi-annually, in arrears, at a rate equal to the Unsecured Total Cap.

Offer to Purchase from Asset Sale Proceeds:	The Issuer will be required to make an offer to repurchase the Unsecured Exchange Notes (and, if outstanding, prepay the Extended Unsecured Term Loans) on a pro rata basis, which offer shall be at 100% of the principal amount thereof with a portion of the net cash proceeds of all non-ordinary course asset sales or dispositions by the Issuer and its restricted subsidiaries in excess of amounts either reinvested or required to be paid to the lenders under the Credit Facilities or to holders of certain other indebtedness, with such proceeds being applied to the Extended Unsecured Term Loans, Unsecured Exchange Notes, and the Unsecured Notes in a manner to be agreed, subject to other exceptions and baskets consistent with the Unsecured Bridge/Bond Documentation Considerations.

Offer to Purchase upon Change of Control:	The Issuer will be required to make an offer to repurchase the Unsecured Exchange Notes following the occurrence of a change of control (to be defined in a manner consistent with Unsecured Bridge/Bond Documentation Considerations) at a price in cash equal to 101% (or 100% in the case of Unsecured Exchange Notes held by the Commitment Parties or their respective affiliates other than asset management affiliates purchasing securities in the ordinary course of their business as part of a regular distribution of the securities (“Asset Management Affiliates”)), and excluding Unsecured Exchange Notes acquired pursuant to bona fide open market purchases from third parties or market activities (“Repurchased Securities”), of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repurchase unless the Issuer shall redeem such Unsecured Exchange Notes pursuant to the “Optional Redemption” section below.

Optional Redemption:	Except as set forth in the next two succeeding paragraphs, the Unsecured Exchange Notes will be non-callable until the third anniversary of the Closing Date. Thereafter, each such Unsecured Exchange Note will be callable at par plus accrued interest plus a premium equal to 75% of the coupon on such Unsecured Exchange Notes during the fourth year after the Closing Date, which call premium shall ratably decline to zero on the sixth anniversary of the Closing Date.

Prior to the third anniversary of the Closing Date, the Issuer may redeem such Unsecured Exchange Notes at a make-whole price based on U.S. Treasury notes with a maturity closest to the third anniversary of the Closing Date plus 50 basis points.

During the period from the Closing Date to the third anniversary of the Closing Date, the Issuer may redeem up to 40% of such Unsecured Exchange Notes with an amount equal to proceeds from any equity offering at a price equal to par plus the coupon plus accrued interest on such Unsecured Exchange Notes on terms otherwise consistent with the Unsecured Bridge/Bond Documentation Considerations.

Defeasance and Discharge Provisions:	Consistent with the Unsecured Bridge/Bond Documentation Considerations.

Modification:	Consistent with Unsecured Bridge/Bond Documentation Considerations.

Registration Rights:	None.

Right to Transfer Exchange Notes:	The holders of the Unsecured Exchange Notes shall have the absolute and unconditional right to transfer such exchange notes in compliance with applicable law to any third parties; provided the transfer is made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, other than Rule 144.

Covenants:	Consistent with the Unsecured Bridge/Bond Documentation Considerations as applied to transactions of this kind (but in any event no more restrictive than those in the Credit Facilities).

Events of Default:	Consistent with the Unsecured Bridge/Bond Documentation Considerations as applied to transactions of this kind (but in any event no more restrictive than those in the Credit Facilities).

Governing Law:	New York.

EXHIBIT D

Project Epcot

Secured Bridge Facility

Summary of Principal Terms and Conditions4

Borrower:	The Borrower and, after giving effect to the Acquisition, Co-Borrower under the Credit Facilities (the “Borrower”).

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Secured Bridge Administrative Agent:	An affiliate of a Lead Arranger appointed by the Company will act as sole administrative agent and sole collateral (in such capacity, the “Secured Bridge Administrative Agent”) for a syndicate of banks, financial institutions and other institutional lenders and investors reasonably acceptable to the Lead Arrangers and the Borrower, excluding any Disqualified Lender (together with the Initial Secured Bridge Lenders, the “Secured Bridge Lenders”), and will perform the duties customarily associated with such roles.

Lead Arrangers and Joint Bookrunners:	CS Securities, JPMorgan, Merrill Lynch, Barclays, Citi, Goldman, DBSI and RBCCM will act as lead arrangers (each in such capacity, a “Lead Arranger” and, together, the “Lead Arrangers”), and CS Securities, JPMorgan, Merrill Lynch, Barclays, Citi, Goldman, DBSI and RBCCM will act as joint bookrunners (each in such capacity, a “Joint Bookrunner” and, together, the “Joint Bookrunners”), in each case for the Secured Bridge Facility, and each will perform the duties customarily associated with such roles.

Other Agents:	The Borrower may designate Lead Arrangers or their affiliates to act as syndication agent, documentation agent or co-documentation agent as provided in the Commitment Letter.

Secured Bridge Loans:	The Secured Bridge Lenders will make increasing rate senior secured loans (the “Secured Bridge Loans”) to the Borrower on the Closing Date in an aggregate principal amount of up to $20,000 million plus, at the Borrower’s election, an amount sufficient to fund any OID or upfront fees required to be funded on the Closing Date in connection with any “Market Flex Provisions” in the Fee Letter with respect to the Secured Bridge Facility which amounts shall be automatically added to the Commitment Parties’ commitments under the Commitment Letter) minus (a) the amount of gross proceeds received by the Borrower from any issuance of Secured Notes on or before the Closing Date and (b) any Secured Bridge Escrow Amount that is actually funded.

Availability:	The Secured Bridge Lenders will make the Secured Bridge Loans on the Closing Date simultaneously with (a) the consummation of the Acquisition and (b) the initial funding under the Term Facilities. Amounts borrowed under the Secured Bridge Facility that are repaid or prepaid may not be reborrowed.

[4]	All capitalized terms used but not defined herein shall have the meaning given them in the Commitment Letter to which this Term Sheet is attached, including Exhibits A, B, C, E, F and G thereto.

Purpose:	The Secured Bridge Loans will be used by Buyer, Holdings and their subsidiaries, together with the proceeds from borrowings under the Term Facilities, the proceeds from borrowings under the Revolving Facility, the proceeds from the Unsecured Bridge Facility, the Unsecured Notes and/or Secured Notes, the proceeds from the Equity Contribution, the proceeds from the Verdite Note Bridge Facility, the proceeds from Margin Bridge Facility (or any Takeout Margin Loan Debt) and cash on hand at the Company, the Target and their respective subsidiaries, solely to pay the Acquisition Funds and to fund any OID or upfront fees.

Ranking:	The Secured Bridge Loans will rank equal in right of payment with the Credit Facilities and other senior indebtedness of the Borrower and will be secured as set forth below.

Guarantees:	All obligations of the Borrower under the Secured Bridge Facility will be jointly and severally guaranteed by Holdings, the Company and each Subsidiary Guarantor (as defined in Exhibit B to the Commitment Letter), on a senior basis (such guarantees, the “Secured Bridge Guarantees”). The Secured Bridge Guarantees will automatically be released upon the release of the corresponding guarantees of the Credit Facilities. The Secured Bridge Guarantees will rank equal in right with the guarantees of the Credit Facilities.

Security:

Subject to the Limited Conditionality Provisions, the Secured Bridge Loans will be secured by the same assets securing the Credit Facilities and on the same basis as the Credit Facilities, subject to the terms of the Intercreditor Agreement.

In addition, the exclusive rights of the ABS lenders in the Collateral (as defined in the ABS Facilities) will be acknowledged and agreed to by the Secured Bridge Administrative Agent on behalf of the Secured Bridge Lenders.

Maturity:	All Secured Bridge Loans will have a maturity date that is 364 days after the Closing Date (the “Initial Maturity Date”); provided that the Initial Maturity Date may be extended for an additional 364 days (such 364th day after the Initial Maturity Date, the “Extension Maturity Date”) upon three business days prior written notice by the Borrower to the Secured Bridge Administrative Agent so long as no payment or bankruptcy event of default has occurred and is continuing and the Extension Fee and all other interest and fees (including, without limitation, Duration Fees) due and payable on or prior to the Initial Maturity Date shall have been paid by the Borrower. The Secured Bridge Facility shall have no required amortization.

Interest Rates:	For the Secured Bridge Facility, at the option of the Borrower, Adjusted LIBOR or ABR plus the Bridge Applicable Margin.

“Secured Bridge Applicable Margin” means (a) 0.75%, in the case of ABR Loans and (b) 1.75%, in the case of LIBOR Loans. The foregoing margins shall be subject to change after the Closing Date in accordance with the pricing grid set forth below.

Level	Rating (Corporate and Stable or better)	ABR Loans	LIBOR Loans
Level I	BBB/Baa2	0.25%	1.25%
Level II	BBB-/Baa3	0.50%	1.50%
Level III	BB+/Ba1	0.75%	1.75%
Level IV	BB/Ba2	1.00%	2.00%

In the event of a split rating, the Secured Bridge Applicable Margin will be determined by reference to the higher rating; provided that if the ratings are split by more than one Level, the Secured Bridge Applicable Margin shall be determined by reference to the Level in the grid above that is one lower than the Level in which the higher rating appears.

Notwithstanding anything to the contrary herein, the Secured Bridge Applicable Margin at each of the above Levels shall increase by 0.25% on the date that is 90 days following the Closing Date and by an additional 0.25% at the end of each 90 day period thereafter.

The Borrower may elect interest periods of 1, 2, 3 or 6 months (or, if agreed by all relevant Lenders, 12 or fewer months or a period of shorter than 1 month) for Adjusted LIBOR.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans).

Interest shall be payable in arrears (a) for loans accruing interest at a rate based on Adjusted LIBOR, at the end of each interest period and, for interest periods of greater than 6 months, every three months, and on the applicable maturity date and (b) for loans accruing interest based on the ABR, quarterly in arrears and on the applicable maturity date.

Duration Fees:	The Borrower will pay a fee (the “Duration Fee”), for the ratable benefit of the Secured Bridge Lenders, in an amount equal to (i) 0.50% of the aggregate principal amount of the loans under the Secured Bridge Facility outstanding on the date which is 90 days after the Closing Date, due and payable in cash on such day (or if such day is not a business day, the next business day), (ii) 0.50% of the aggregate principal amount of the loans under the Secured Bridge Facility outstanding on the date which is 180 days after the Closing Date, due and payable in cash on such day (or if such day is not a business day, the next business day), (iii) 0.50% of the aggregate principal amount of the loans under the Secured Bridge Facility outstanding on the date which is 270 days after the Closing Date, due and payable in cash on such day (or if such day is not a business day, the next business day), (iv) 0.50% of the aggregate principal amount of the loans under the Secured Bridge Facility outstanding on the date which is 360 days after the Closing Date, due and payable in cash on such day (or if such day is not a business day, the next business day), (v) 0.75% of the aggregate principal amount of the loans under the Secured Bridge Facility outstanding on the date which is 90 days after the first anniversary of the Closing Date, due and payable in cash on such day (or if such day is not a business day, the next business day), (vi) 0.75% of the aggregate principal amount of the loans under the Secured Bridge Facility outstanding on the date which is 180 days after the first anniversary of the Closing Date, due and payable in cash on such day (or if such day is not a business day, the next business day), (vii) 0.75% of the aggregate principal amount of the loans under the Secured Bridge Facility outstanding on the date which is 270 days after the first anniversary of the Closing Date, due and payable in cash on such day (or if such day is not a business day, the next business day) and (viii) 0.75% of the aggregate principal amount of the loans under the Secured Bridge Facility outstanding on the date which is 360 days after the first anniversary of the Closing Date, due and payable in cash on such day (or if such day is not a business day, the next business day).

Extension Fees:	The Borrower will pay fees, for the ratable benefit of the Secured Bridge Lenders in an amount equal to 1.00% (or, if aggregate principal amount of the loans under the Secured Bridge Facility as of such date is greater than $10,000 million, 1.50%) of the aggregate principal amount of the loans under the Secured Bridge Facility outstanding on the Initial Maturity Date which have been extended to the Extension Maturity Date (the “Extension Fee”). The Extension Fee shall be due and payable on the Initial Maturity Date.

Default Rate:	During the continuance of a payment or bankruptcy event of default, overdue principal, interest, fees and other amounts shall bear interest at the applicable interest rate plus 2.00% per annum.

Notwithstanding anything to the contrary set forth herein, in no event shall any cap or limit on the yield or interest rate payable with respect to the Secured Bridge Loans, Extended Secured Term Loans or Secured Exchange Notes affect the payment of any default rate of interest in respect of any Secured Bridge Loan, Extended Secured Term Loans or Secured Exchange Notes.

Mandatory Prepayment:

After the Closing Date, the aggregate loans under the Secured Bridge Facility shall be prepaid, without penalty or premium, in each case, dollar-for dollar, by the following amounts (in each case subject to exceptions to be mutually agreed):

(a) subject to the Asset Sale Prepayment Waterfall, 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by the Company and its restricted subsidiaries (including proceeds from the sale of stock of any restricted subsidiary of the Company and insurance and condemnation proceeds) on or after the Signing Date, subject to exceptions and reinvestment provisions consistent with the Existing Credit Agreement (including with respect to foreign subsidiaries); provided that no reinvestment provisions shall be effective prior to the Company and its restricted subsidiaries having received $7,700 million in net cash proceeds from asset sales;

(b) subject to the Unsecured Bridge Debt Sweep, 100% of net cash proceeds received by the Company or any of the Company’s domestic restricted subsidiaries on or after the Signing Date from any sale or issuance of debt securities or any incurrence of debt for borrowed money (collectively, “Debt Issuances”), other than (i) Excluded Debt (as defined below) and (ii) Debt Issuances in an amount up to $500 million in the aggregate (this clause (b), the “Secured Bridge Debt Sweep”);

(c) 100% of the net cash proceeds received by Company or any of the Company’s domestic restricted subsidiaries on or after the Signing Date from any issuance of equity securities or equity-linked securities (collectively, the “Equity Issuances”) (other than (i) pursuant to any employee equity compensation plan or agreement or other employee equity compensation arrangement, any employee benefit plan or agreement or other employee benefit arrangement or any nonemployee director equity compensation plan or agreement or other non-employee director equity compensation arrangement or pursuant to the exercise or vesting of any employee or director stock options, restricted stock or restricted stock units, warrants or other equity awards or pursuant to dividend reinvestment programs and (ii) equity securities or equity-linked securities issued or transferred directly as acquisition consideration in connection with, or otherwise issued or transferred to raise cash proceeds to finance, any acquisition (including the Acquisition), divestiture or joint venture arrangement.

For purposes hereof, “Excluded Debt” means (i) indebtedness, loans, and advances among the Company and/or its subsidiaries, (ii) credit extensions under the Facilities (including Incremental Term Facilities to the extent that such Incremental Term Facilities are incurred as acquisition consideration in connection with, or otherwise incurred to finance, any acquisition or joint venture arrangement), (iii) issuances under commercial paper programs, (iv) any trade or customer related financing in the ordinary course of business, (v) ordinary course purchase money and equipment financings, (vi) Permitted Receivables Securitizations, (vii) ordinary course credit lines of the Company’s foreign subsidiaries for working capital purposes and (viii) other indebtedness used to finance the DFS business or similar businesses at the Target.

Optional Prepayment:	The Secured Bridge Loans may be prepaid, in whole or in part, at par plus accrued and unpaid interest upon not less than three days’ prior written notice, at the option of the Borrower at any time.

Documentation:	The definitive financing documentation for the Secured Bridge Facility (the “Secured Bridge Facility Documentation”) shall initially be drafted by counsel for the Company and contain the terms set forth in this Exhibit D and, to the extent any other terms are not expressly set forth in this Exhibit D, will (i) be negotiated in good faith within a reasonable time period to be determined taking into account the timing of the syndication of the Secured Bridge Facility and (ii) shall contain only such conditions, representations, events of default and covenants as expressly set forth in this Exhibit D and such other terms (but no other conditions) as the Borrower and the Lead Arrangers shall reasonably agree; it being understood and agreed that the Secured Bridge Facility Documentation shall be based on and substantially consistent with Precedent Documentation (and the related guarantee and security agreements executed and/or delivered in connection therewith) as modified by the terms set forth herein and subject to (i) materiality qualifications and other exceptions that give effect to and/or permit the Transactions, (ii) baskets, thresholds and exceptions that are to be agreed in light of the Consolidated EBITDA and leverage level of the Company and its subsidiaries, (iii) such other modifications to reflect the operational and strategic requirements of the Company and its subsidiaries (after giving effect to the Transactions) in light of their size, geographic locations, industry (and risks and trends associated therewith), businesses, business practices, operations, financial accounting, the disclosure schedules to the Acquisition Agreement and the Projections, (iv)

modifications to reflect changes in law or accounting standards since the date of the Precedent Documentation and (v) such modifications to reflect reasonable administrative, agency and operational requirements of the Secured Bridge Administrative Agent (collectively, the “Secured Bridge Facility Documentation Considerations”).

Conditions to Borrowing:	Subject to the Limited Conditionality Provisions, the availability of the initial borrowing and other extensions of credit under the Secured Bridge Facility on the Closing Date will be subject solely to (a) the accuracy of the Specified Representations in all material respects (subject to the Limited Conditionality Provisions), (b) the accuracy of the Specified Acquisition Agreement Representations in all material respects to the extent the Buyer has (or an affiliate of Buyer has) the right to terminate its obligations under the Acquisition Agreement or decline to consummate the Acquisition (in each case, in accordance with the terms of the Acquisition Agreement) as a result of any breach, and (c) the applicable conditions set forth in Exhibit G to the Commitment Letter.

Representations and Warranties:	The Secured Bridge Facility Documentation will contain representations and warranties as are substantially similar to those for the Credit Facilities, but in any event are no less favorable to the Company and its subsidiaries than those in the Credit Facilities, including as to exceptions and qualifications.

Affirmative Covenants:	The Secured Bridge Facility Documentation will contain affirmative covenants as are substantially similar to those for the Credit Facilities, but in any event are no less favorable to the Company and its subsidiaries than those in the Credit Facilities, including as to exceptions and qualifications.

Negative Covenants:	The Secured Bridge Facility Documentation will contain negative covenants as are substantially similar to those for the Credit Facilities, but in any event are no less favorable to the Company and its subsidiaries than those in the Credit Facilities, including as to exceptions and qualifications; provided that the restricted payment covenant shall not include an exception for the Available Amount Basket as set forth in the Bank Documentation.

Unrestricted Subsidiaries:	The Secured Bridge Facility Documentation will include unrestricted subsidiary provisions as expressly set forth in Exhibit B.

Financial Maintenance Covenants:	None.

Events of Default:	The Secured Bridge Facility Documentation will contain events of default as are substantially similar to those for the Credit Facilities, but in any event are no less favorable to the Company and its subsidiaries than those in the Credit Facilities, including as to exceptions and qualifications; provided that there shall be no cross default to the Credit Facilities for a breach of the Financial Maintenance Covenant.

Cost and Yield Protection:	The Secured Bridge Facility Documentation will include cost and yield protection provisions on terms and conditions substantially consistent with the Bank Documentation.

Assignment and Participation:

The Secured Bridge Lenders will have the right to assign Secured Bridge Loans after the Closing Date in consultation with the Borrower (but without its consent) to persons other than Holdings and its subsidiaries; provided, however, that the consent of the Borrower shall be required with respect to any assignment (such consent not to be unreasonably withheld or delayed) if, subsequent thereto, the Initial Secured Bridge Lenders (together with their affiliates) would hold, in the aggregate, less than 50.1% of the outstanding Secured Bridge Loans.

The Secured Bridge Lenders will have the right to participate their Secured Bridge Loans, before or after the Closing Date, to other financial institutions without restriction, other than customary voting limitations. Participants will have the same benefits as the selling Lenders would have (and will be limited to the amount of such benefits) with regard to yield protection and increased costs, subject to customary limitations and restrictions.

The Secured Bridge Facility Documentation shall provide that Secured Bridge Loans may be purchased by the Sponsor and its affiliates on terms and conditions consistent with the Credit Facilities.

Voting:	The Secured Bridge Facility Documentation will include voting provisions on terms and conditions substantially consistent with the Bank Documentation.

Expenses and Indemnification:	The Secured Bridge Facility Documentation will include expense and indemnification provisions on terms and conditions substantially consistent with the Bank Documentation.

Governing Law:	New York.

Counsel to the Secured Bridge Administrative Agent, Lead Arrangers and Joint Bookrunners:	Cahill Gordon & Reindel LLP.

EXHIBIT E

Project Epcot

Margin Bridge Facility

Summary of Principal Terms and Conditions5

Borrower:	The borrower under the Margin Bridge Facility shall be (and the term “Borrower” as used in this exhibit shall mean) (i) Merger Sub, prior to the Merger and (ii) after giving effect to the Merger, the Target.

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Administrative Agent and Collateral Agent:	An affiliate of a Lead Arranger appointed by the Company will act as sole administrative agent and sole collateral agent (in such capacities, the “Margin Bridge Administrative Agent”) for a syndicate of banks, financial institutions and other institutional lenders and investors reasonably acceptable to the Lead Arrangers and the Borrower, excluding any Disqualified Lender (together with the Initial Margin Bridge Lenders, the “Lenders”), and will perform the duties customarily associated with such roles.

Lead Arrangers and Joint Bookrunners:	CS Securities, JPMorgan, Bank of America, Barclays, Citi, Goldman, DBSI and RBCCM will act as lead arranger (each in such capacity, a “Lead Arranger” and, together, the “Lead Arrangers”), and CS Securities, JPMorgan, Bank of America, Barclays, Citi, Goldman, DBSI and RBCCM will act as bookrunner (each in such capacity, a “Joint Bookrunner” and, together, the “Joint Bookrunners”), in each case for the Margin Bridge Facility, and each will perform the duties customarily associated with such roles.

Credit Facilities:	A bridge facility (the “Margin Bridge Facility”) in an aggregate principal amount of up to $2,500 million. The loans under the Margin Bridge Facility are referred to as the “Margin Bridge Loans”.

Purpose:	The proceeds of borrowings under the Margin Bridge Facility will be used by Buyer, Holdings and their subsidiaries, together with the proceeds from borrowings under the Credit Facilities, the proceeds from the Equity Contribution, the proceeds from the Bridge Facilities and/or the Notes and the proceeds from the Verdite Note Bridge Facility and cash on hand at the Company, the Target and their respective subsidiaries, solely to pay the Acquisition Funds.

Availability:	The Margin Bridge Facility will be available in a single drawing on the Closing Date. Amounts borrowed under the Margin Bridge Facility that are repaid or prepaid may not be reborrowed.

Interest Rates and Fees:	At the option of the Borrower, Adjusted LIBOR plus 1.75% or ABR plus 0.75%.

[5]	All capitalized terms used but not defined herein shall have the meaning given them in the Commitment Letter to which this Term Sheet is attached, including Exhibits A, B, C, D, F and G thereto.

Default Rate:	During the continuance of a payment or bankruptcy event of default, with respect to overdue principal, at the applicable interest rate plus 2.00% per annum, and with respect to any other overdue amount (including overdue interest), at the interest rate applicable to ABR loans (as defined in Annex I) plus 2.00% per annum, which, in each case, shall be payable on demand.

Final Maturity and Amortization:	The Margin Bridge Facility will mature on the date that is 364 days after the Closing Date and will have no amortization, with the balance payable on the maturity date thereof.

Guarantees:	None.

Security:	Subject to the Limited Conditionality Provisions, the Margin Bridge Facility will be secured solely by 77,033,442 shares of Class B common stock of Verdite (the “Pledged Verdite Shares”, it being understood and agreed that the Class A common stock shall not directly or indirectly be included within the Pledged Verdite Shares).

Mandatory Prepayments:	Margin Bridge Loans shall be prepaid with an amount equal to 100% of the net cash proceeds of sales or other dispositions by the Borrower after the Closing Date of the Pledged Verdite Shares.

Voluntary Prepayments and Reductions in Commitments:	Voluntary prepayments of borrowings under the Margin Bridge Facility will be permitted at any time, in minimum principal amounts to be agreed, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period, without premium or penalty (other than as set forth in second succeeding paragraph).

Conditions to Borrowing:	Subject to the Limited Conditionality Provisions, the availability of the initial borrowing and other extensions of credit under the Margin Bridge Facility on the Closing Date will be subject solely to (a) delivery of a customary borrowing notice; provided that such notice shall not include any representation or statement as to the absence (or existence) of any default or event of default, (b) the accuracy of the Specified Representations in all material respects (subject to the Limited Conditionality Provisions), (c) the accuracy of the Specified Acquisition Agreement Representations in all material respects to the extent the Buyer has (or an affiliate of Buyer has) the right to terminate its obligations under the Acquisition Agreement or decline to consummate the Acquisition (in each case, in accordance with the terms of the Acquisition Agreement) as a result of any breach, and (d) the applicable conditions set forth in Exhibit G to the Commitment Letter.

Facilities Documentation:	The definitive financing documentation for the Margin Bridge Facility (the “Margin Bridge Documentation”) shall be initially drafted by counsel for the Company and contain the terms set forth in this Exhibit E and, to the extent any other terms are not expressly set forth in this Exhibit E, will (i) be negotiated in good faith within a reasonable time period to be determined based on the expected Closing Date in coordination with the Acquisition Agreement, and (ii) contain only those conditions, representations, events of default and covenants set forth in this Exhibit E and such other terms (but no other conditions) as the Borrower and the Lead Arrangers shall reasonably agree; it being understood and agreed that the Margin Bridge Documentation shall be based on, and substantially consistent with the Bank Documentation.

Representations and Warranties:	Limited to the Specified Representations set forth in the Bank Documentation as modified to reflect the nature of the Margin Bridge Facility and representations and warranties regarding (i) the due authorization, qualification, execution, delivery and enforceability of the Margin Bridge Documentation and (ii) creation, perfection and priority of liens and security interests in the Pledged Verdite Shares.

Affirmative Covenants:	None.

Negative Covenants:	Limited to an asset sale covenant solely with respect to the Pledged Verdite Shares which shall require 100% of the consideration shall consist of cash or cash equivalents and require that all such proceeds be used to repay the Margin Bridge Facility.

Financial Maintenance Covenant:	None.

Events of Default:	The Margin Bridge Documentation will include event of default provisions on terms and conditions substantially consistent with the Bank Documentation as modified to reflect the nature of the Margin Bridge Facility.

Voting:	The Margin Bridge Documentation will include voting provisions on terms and conditions substantially consistent with the Bank Documentation as modified to reflect the nature of the Margin Bridge Facility.

Cost and Yield Protection:	The Margin Bridge Documentation will include cost and yield protection provisions on terms and conditions substantially consistent with the Bank Documentation as modified to reflect the nature of the Margin Bridge Facility.

Assignments and Participations:	The Margin Bridge Documentation will include assignment and participation provisions on terms and conditions substantially consistent with the Bank Documentation as modified to reflect the nature of the Margin Bridge Facility.

Expenses and Indemnification:	The Margin Bridge Documentation will include expenses and indemnification provisions on terms and conditions substantially consistent with the Bank Documentation as modified to reflect the nature of the Margin Bridge Facility.

Governing Law and Forum:	New York.

Counsel to the Verdite Note Administrative Agent, Lead Arrangers Joint Bookrunners:	Cahill Gordon & Reindel LLP.

EXHIBIT F

Project Epcot

Verdite Note Bridge Facility

Summary of Principal Terms and Conditions6

Borrower:	The borrower under the Verdite Note Bridge Facility shall be (and the term “Borrower” as used in this exhibit shall mean) (i) Merger Sub, prior to the Merger and (ii) after giving effect to the Merger, the Target.

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Administrative Agent and Collateral Agent:	An affiliate of a Lead Arranger appointed by the Company will act as sole administrative agent and sole collateral agent (in such capacities, the “Verdite Note Administrative Agent”) for a syndicate of banks, financial institutions and other institutional lenders and investors reasonably acceptable to the Lead Arrangers and the Borrower, excluding any Disqualified Lender (together with the Initial Verdite Note Lenders, the “Lenders”), and will perform the duties customarily associated with such roles.

Lead Arrangers and Joint Bookrunners:	CS Securities, JPMorgan, Bank of America, Barclays, Citi, Goldman, DBSI and RBCCM will act as lead arranger (each in such capacity, a “Lead Arranger” and, together, the “Lead Arrangers”), and CS Securities, JPMorgan, Bank of America, Barclays, Citi, Goldman, DBSI and RBCCM will act as bookrunner (each in such capacity, a “Joint Bookrunner” and, together, the “Joint Bookrunners”), in each case for the Verdite Note Bridge Facility, and each will perform the duties customarily associated with such roles.

Credit Facilities:	A bridge facility (the “Verdite Note Bridge Facility”) in an aggregate principal amount of up to $1,500 million. The loans under the Verdite Note Bridge Facility are referred to as the “Verdite Bridge Loans”. As used herein, (i) “Verdite” shall mean VMware, Inc., a Delaware corporation and non-wholly owned subsidiary of the Target and (ii) the “Verdite Notes” shall mean each of (A) the $680 million Promissory Note due May 1, 2018, issued by Verdite in favor of Target, (B) the $550 million Promissory Note, due May 1, 2020, issued by Verdite in favor of Target and (C) the $270 million Promissory Note due December 1, 2022, issued by Verdite in favor of Target.

Purpose:	The proceeds of borrowings under the Verdite Note Bridge Facility will be used by Buyer, Holdings and their subsidiaries, together with the proceeds from borrowings under the Credit Facilities, the proceeds from the Equity Contribution, the proceeds from the Bridge Facilities and/or the Notes, the proceeds from the Margin Bridge Facility (or any Takeout Margin Loan Debt) and cash on hand at the Company, the Target and their respective subsidiaries, solely to pay the Acquisition Funds.

Availability:	The Verdite Note Bridge Facility will be available in a single drawing on the Closing Date. Amounts borrowed under the Verdite Note Bridge Facility that are repaid or prepaid may not be reborrowed.

[6]	All capitalized terms used but not defined herein shall have the meaning given them in the Commitment Letter to which this Term Sheet is attached, including Exhibits A, B, C, D, E and G thereto.

Interest Rates and Fees:	At the option of the Borrower, Adjusted LIBOR plus 1.75% or ABR plus 0.75%.

Default Rate:	During the continuance of a payment or bankruptcy event of default, with respect to overdue principal, at the applicable interest rate plus 2.00% per annum, and with respect to any other overdue amount (including overdue interest), at the interest rate applicable to ABR loans (as defined in Annex I) plus 2.00% per annum, which, in each case, shall be payable on demand.

Final Maturity and Amortization:	The Verdite Note Bridge Facility will mature on the date that is 364 days after the Closing Date and will have no amortization, with the balance payable on the maturity date thereof.

Guarantees:	None.

Security:	Subject to the Limited Conditionality Provisions, the Verdite Note Bridge Facility will be secured solely by the Verdite Notes.

Mandatory Prepayments:	Verdite Bridge Loans shall be prepaid with an amount equal to 100% of the net cash proceeds of sales or other dispositions by the Borrower after the Closing Date of the Verdite Notes.

Voluntary Prepayments and Reductions in Commitments:	Voluntary prepayments of borrowings under the Verdite Note Bridge Facility will be permitted at any time, in minimum principal amounts to be agreed, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period, without premium or penalty (other than as set forth in second succeeding paragraph).

Conditions to Borrowing:	Subject to the Limited Conditionality Provisions, the availability of the initial borrowing and other extensions of credit under the Verdite Note Bridge Facility on the Closing Date will be subject solely to (a) delivery of a customary borrowing notice; provided that such notice shall not include any representation or statement as to the absence (or existence) of any default or event of default, (b) the accuracy of the Specified Representations in all material respects (subject to the Limited Conditionality Provisions), (c) the accuracy of the Specified Acquisition Agreement Representations in all material respects to the extent the Buyer has (or an affiliate of Buyer has) the right to terminate its obligations under the Acquisition Agreement or decline to consummate the Acquisition (in each case, in accordance with the terms of the Acquisition Agreement) as a result of any breach, and (d) the applicable conditions set forth in Exhibit G to the Commitment Letter.

Facilities Documentation:	The definitive financing documentation for the Verdite Note Bridge Facility (the “Verdite Note Documentation”) shall be initially drafted by counsel for the Company and contain the terms set forth in this Exhibit F and, to the extent any other terms are not expressly set forth in this Exhibit F, will (i) be negotiated in good faith within a reasonable time period to be determined based on the expected Closing Date in coordination with the Acquisition Agreement, and (ii) contain only those conditions, representations, events of default and covenants set forth in this Exhibit F and such other terms (but no other conditions) as the Borrower and the Lead Arrangers shall reasonably agree; it being understood and agreed that the Verdite Note Documentation shall be based on, and substantially consistent with the Bank Documentation.

Representations and Warranties:	Limited to the Specified Representations set forth in the Bank Documentation as modified to reflect the nature of the Verdite Note Bridge Facility and representations and warranties regarding (i) the due authorization, qualification, execution, delivery and enforceability of the Verdite Note Documentation and (ii) creation, perfection and priority of liens and security interests in the Verdite Notes.

Affirmative Covenants:	None.

Negative Covenants:	Limited to an asset sale covenant solely with respect to the Verdite Notes which shall require 100% of the consideration shall consist of cash or cash equivalents and require that all such proceeds be used to repay the Verdite Note Bridge Facility.

Financial Maintenance Covenant:	None.

Events of Default:	The Verdite Note Documentation will include event of default provisions on terms and conditions substantially consistent with the Bank Documentation as modified to reflect the nature of the Verdite Note Bridge Facility.

Voting:	The Verdite Note Documentation will include voting provisions on terms and conditions substantially consistent with the Bank Documentation as modified to reflect the nature of the Verdite Note Bridge Facility.

Cost and Yield Protection:	The Verdite Note Documentation will include cost and yield protection provisions on terms and conditions substantially consistent with the Bank Documentation as modified to reflect the nature of the Verdite Note Bridge Facility.

Assignments and Participations:	The Verdite Note Documentation will include assignment and participation provisions on terms and conditions substantially consistent with the Bank Documentation as modified to reflect the nature of the Verdite Note Bridge Facility.

Expenses and Indemnification:	The Verdite Note Documentation will include expenses and indemnification provisions on terms and conditions substantially consistent with the Bank Documentation as modified to reflect the nature of the Verdite Note Bridge Facility.

Governing Law and Forum:	New York.

Counsel to the Verdite Note Administrative Agent, Lead Arrangers Joint Bookrunners:	Cahill Gordon & Reindel LLP.

Exhibit G

Project Epcot

Facilities

Summary of Additional Conditions7

The initial borrowings under the Facilities shall be subject to the following conditions (subject in all respects to the Limited Conditionality Provisions):

1. Since the date of the Acquisition Agreement, there shall not have been any event, development, circumstance, change, effect or occurrence that, individually or in the aggregate, has, or would reasonably be expected to have, a Material Adverse Effect (as defined in the Acquisition Agreement).

2. The Acquisition shall have been consummated, or substantially simultaneously with the initial borrowings under the Term Facilities, shall be consummated, in all material respects in accordance with the terms of the Acquisition Agreement, after giving effect to any modifications, amendments, consents or waivers by you (and/or the Buyer) thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the interests of the Lenders or the Commitment Parties in their capacities as such (it being understood that any modification, amendment, consent or waiver to the definition of Material Adverse Effect shall be deemed to be materially adverse to the interests of the Lenders and the Commitment Parties), unless consented to in writing by the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned); provided that any modification, amendment or express waiver or consents by you (or Buyer) that results in (a) a reduction in the Acquisition Consideration shall not be deemed to be materially adverse to the Lenders or the Commitment Parties if such reduction first reduces the Equity Contribution to no less than the Minimum Equity Contribution and thereafter reduces the Ordinary Unsecured Bridge Loans until there are no commitments in respect thereof and thereafter the Specified Unsecured Bridge Loans and (b) an increase in the Acquisition Consideration shall not be deemed to be materially adverse to the Lenders or the Commitment Parties if such increase is not funded with indebtedness for borrowed money.

3. The Equity Contribution shall have been made, or substantially simultaneously with the initial borrowings under the Term Facilities, shall be made, in at least the amount set forth in Exhibit A to the Commitment Letter.

4. Substantially simultaneously with the initial borrowing under the Term Facilities and the consummation of the Acquisition, the Refinancing shall be consummated.

5. The Lead Arrangers shall have received (a) audited consolidated balance sheets of the Target and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of the Target and its consolidated subsidiaries for, the three most recently completed fiscal years ended at least 90 days prior to the Closing Date, (b) audited consolidated balance sheets of the Company and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of the Company and its consolidated subsidiaries for, the three most recently completed fiscal years ended at least 90 days prior to the Closing Date, (c) an unaudited consolidated balance sheet of the Target and its

[7]

All capitalized terms used but not defined herein shall have the meaning given them in the Commitment Letter to which this Exhibit G is attached, including Exhibits A, B, C, D, E and F thereto. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit G shall be determined by reference to the context in which it is used.

consolidated subsidiaries as at the end of, and related statements of income and cash flows of the Target and its consolidated subsidiaries for each subsequent fiscal quarter (other than that last fiscal quarter of the year) of the Target or its consolidated subsidiaries subsequent to the last fiscal year for which financial statements were prepared pursuant to the preceding clause (a) and ended at least 45 days before the Closing Date (in the case of this clause (c), without footnotes) together with financial statements for the corresponding portion of the previous year, in each case, prepared in accordance with GAAP and (d) an unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of the Company and its consolidated subsidiaries for each subsequent fiscal quarter (other than that last fiscal quarter of the year) of the Company or its consolidated subsidiaries subsequent to the last fiscal year for which financial statements were prepared pursuant to the preceding clause (b) and ended at least 45 days before the Closing Date (in the case of this clause (d), without footnotes) together with financial statements for the corresponding portion of the previous year, in each case, prepared in accordance with GAAP. The Lead Arrangers hereby acknowledge receipt of the audited financial statements referred to in clauses (a) and (b) above for the 2012, 2013 and 2014 fiscal years and the unaudited financial statements referred to in clauses (c) and (d) above for the first and second fiscal quarters of the 2015 fiscal year.

6. The Lead Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Company as of, and for the twelve-month period ending on, the last day of the most recently completed four-fiscal quarter period ended at least 45 days (or 90 days, in case such four-fiscal quarter period is the end of the Company’s fiscal year) prior to the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such income statements) which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

7. With respect to the Credit Facilities, the Secured Bridge Facility, the Verdite Note Bridge Facility and the Margin Bridge Facility, subject in all respects to the Limited Conditionality Provisions, all documents and instruments required to create and perfect the applicable Administrative Agents’ security interest in the Collateral in respect of such facility shall have been executed and delivered and, if applicable, be in proper form for filing.

8. The Administrative Agents and the Lead Arrangers shall have received all documentation at least three business days prior to the Closing Date and other information about the Borrower and the Guarantors that shall have been reasonably requested by the Administrative Agents or the Lead Arrangers in writing at least 10 business days prior to the Closing Date and that the Administrative Agents and the Lead Arrangers reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

9. The closing of the Facilities shall have occurred on or before the Expiration Date.

10. With respect to any given Facility, (i) the execution and delivery by the Borrower and the other Guarantors (if any) of the applicable Facilities Documentation for such Facility (including guarantees by the applicable guarantors) which shall, in each case, be in accordance with the terms of the Commitment Letter and the applicable Term Sheets and subject to the Limited Conditionality Provisions and the applicable Documentation Considerations and (ii) delivery to the Lead Arrangers of customary legal opinions, customary officer’s closing certificates, organizational documents, customary evidence of authorization and good standing certificates in jurisdictions of formation/organization, in each case with

G-2

respect to the Borrower and the Guarantors (to the extent applicable) and a solvency certificate, as of the Closing Date and after giving effect to the Transactions substantially in the form of Annex I attached to this Exhibit G, of the Company’s chief financial officer.

11. All fees required to be paid on the Closing Date pursuant to the Fee Letter and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to the Commitment Letter, to the extent invoiced at least three business days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), shall, upon the initial borrowings under the Facilities, have been, or will be substantially simultaneously, paid (which amounts may be offset against the proceeds of the Facilities).

12. With respect to the Ordinary Unsecured Bridge Facility, (a) the Lead Arrangers and the investment banks engaged to privately place the Notes pursuant to the third amended and restated engagement letter dated the date hereof among such investment banks (the “Investment Banks”) and you, each shall have received (i) a customary preliminary offering memorandum containing all customary information (other than a “description of notes” and information customarily provided by the Commitment Parties, the Investment Banks or their counsel or advisors), including financial statements, business and other financial data of the type and form that are customarily included in Rule 144A for life private placements, which is understood not to include consolidating and other financial statements and data that would be required by Sections 3-09, 3-10 and 3-16 of Regulation S-X and Item 402 of Regulation S-K and information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A and other customary exceptions) and (ii) all other financial data that would be necessary for the Investment Banks to receive customary “comfort” letters from the independent accountants of the Company and the Target in connection with the offering of the Notes (and the Company shall have made all commercially reasonable efforts to provide the Investment Banks with drafts of such “comfort” letters (which shall provide customary “negative assurance” comfort), which such accountants are prepared to issue upon completion of customary procedures) and (b) the Commitment Parties shall have been afforded a period (the “Marketing Period”) of at least 15 consecutive business days upon receipt of the information described in clause (a)(i) (the “Marketing Information”) to seek to place the Notes with qualified purchasers thereof; provided that (i) November 27, 2015 shall not be considered a business day for the purposes of the Marketing Period, (ii) the Marketing Period shall either end on or prior to December 18, 2015 or, if the Marketing Period has not ended on or prior to December 18, 2015, then the Marketing Period shall commence no earlier than January 4, 2016 and (iii) the Marketing Period shall either end on or prior to August 19, 2016 or, if the Marketing Period has not ended on or prior to August 19, 2016, then the Marketing Period shall commence no earlier than September 6, 2016. If the Borrower in good faith reasonably believes it has delivered the Marketing Information, it may deliver to the Lead Arrangers a written notice to that effect, in which case Marketing Information will be deemed to have been delivered on the date such notice is received by the Lead Arrangers, and the Marketing Period will be deemed to have commenced on the date such notice is received by the Lead Arrangers, in each case, unless the Lead Arrangers in good faith reasonably believe that the Borrower has not completed delivery of the Marketing Information and, within two business days after the receipt of such notice from the Borrower, the Lead Arrangers deliver a written notice to the Borrower to that effect (stating with reasonable specificity which elements of the Marketing Information have not been delivered).

G-3

EXHIBIT G

ANNEX I

Form of Solvency Certificate

[            ], 2015

This Solvency Certificate (this “Certificate”) is delivered pursuant to Section [        ] of the Credit Agreement, dated as of [                    ] (as amended as of the date hereof, and as it may be further amended, supplemented or otherwise modified, the “Credit Agreement”), by and among [        ] (the “Borrower”), [        ] (the “Company”), the lending institutions from time to time parties thereto and [        ], as the Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

I, [        ], the Chief Financial Officer of the Company, in that capacity only and not in my individual capacity (and without personal liability), DO HEREBY CERTIFY on behalf of the Company that as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof), that:

1. For purposes of this certificate, the terms below shall have the following definitions:

(a) “Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of the Company and its subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b) “Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Company and its subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

(c) “Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Company and its subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

(d) “Will be able to pay their Liabilities as they mature”

For the period from the date hereof through the Maturity Date, the Company and its subsidiaries on a consolidated basis taken as a whole will have sufficient assets and cash flow to pay their Liabilities as those liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Company and its subsidiaries as reflected in the projected financial statements and in light of the anticipated credit capacity.

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(e) “Do not have Unreasonably Small Capital”

The Company and its subsidiaries on a consolidated basis taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for the period from the date hereof through the Maturity Date. I understand that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by the Company and its subsidiaries on a consolidated basis as reflected in the projected financial statements and in light of the anticipated credit capacity.

2. Based on and subject to the foregoing, I hereby certify on behalf of the Company that after giving effect to the consummation of the Transactions, it is my opinion that (i) the Fair Value of the assets of the Company and its subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (ii) the Present Fair Salable Value of the assets of the Company and its subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities; (iii) the Company and its subsidiaries on a consolidated basis taken as a whole do not have Unreasonably Small Capital; and (iv) the Company and its subsidiaries taken as a whole will be able to pay their Liabilities as they mature.

3. In reaching the conclusions set forth in this Certificate, the undersigned has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Company and the Subsidiaries after consummation of the transactions contemplated by the Credit Agreement.

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

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By:
Name:
Title:	Chief Financial Officer

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